UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AVERY DENNISON CORPORATION
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Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103

Notice of Annual Meeting	To Our Stockholders:
of Stockholders	Our Annual Meeting of Stockholders will be held at 150 North Orange Grove Boulevard, Pasadena, California on Thursday, April 25, 2013, at 1:30 p.m. Pacific Time for the following purposes:
To be held on
April 25, 2013	1.	To elect Bradley Alford, Anthony Anderson, Rolf Börjesson, John Cardis, David Pyott, Dean Scarborough, Patrick Siewert, Julia Stewart and Martha Sullivan to our Board of Directors;
	2.	To approve, on an advisory basis, our 2012 executive compensation;
	3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013; and
	4.	To transact any other business that may properly come before the meeting.

Our Board recommends that stockholders vote FOR each of the director nominees named in proposal 1 and FOR proposals 2 and 3. After considering these matters at the meeting, Dean Scarborough, our Chief Executive Officer, will review our 2012 performance and answer your questions.
Stockholders of record as of February 25, 2013 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

We will be mailing our Notice of Internet Availability of Proxy Materials on or before March 15, 2013. Stockholders who previously elected to receive a paper copy of our proxy materials will be mailed our 2013 proxy statement, 2012 annual report, Chairman's letter to stockholders and a proxy card on or before March 15, 2013.
We cordially invite all stockholders to attend the Annual Meeting.
BY ORDER OF THE BOARD OF DIRECTORS
Susan C. Miller Corporate Secretary
Pasadena, California Dated: March 8, 2013

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions on the voting website. As an alternative, you may follow the instructions in the Notice to request paper proxy materials. If you are reviewing a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy by telephone or electronically on the Internet by following the instructions on the proxy card.

AVERY DENNISON CORPORATION
150 North Orange Grove Boulevard, Pasadena, California 91103

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

MEETING AND VOTING MATTERS

        This proxy statement is being furnished to stockholders on behalf of our Board of Directors (our "Board") to solicit proxies for our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 25, 2013, at 1:30 p.m. Pacific Time at 150 North Orange Grove Boulevard, Pasadena, California and at any adjournment or postponement thereof. The matters to be acted upon at the meeting are set forth in the Notice of Annual Meeting of Stockholders, which appears at the beginning of this document.

DELIVERY OF ANNUAL REPORT

        Our 2012 Annual Report to Stockholders is being mailed or made available to all stockholders of record on or before March 15, 2013.

DELIVERY OF PROXY MATERIALS

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record, and brokers, banks and other nominees (collectively, "nominees") who hold shares on behalf of beneficial owners (also called "street name" holders") will send a similar notice. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request to receive printed proxy materials. Instructions on how to request printed materials by mail or electronically, including an option to receive paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice.

        On or before March 15, 2013, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who properly request paper copies of these materials within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

HOUSEHOLDING

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.

        For certain holders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, you may obtain one by writing to our Corporate Secretary at Avery Dennison Corporation, 150 North Orange Grove Boulevard, Pasadena, California 91103.

        If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 800.542.1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHARES ENTITLED TO VOTE

        Stockholders of record as of the close of business on February 25, 2013 are entitled to notice of, and to vote at, the Annual Meeting. Our only class of shares outstanding is common stock and there were 100,056,378 shares of our common stock outstanding on February 25, 2013. A list of stockholders entitled to vote will be available for inspection at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held on the record date.

VOTING YOUR SHARES

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

        The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

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if you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

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if you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy on the Internet or by telephone by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided.

        Telephone and Internet voting facilities will close at midnight Eastern Time the night before the Annual Meeting.

Shares Held in Our DirectSERVICE
Investment Program

        If you are a participant in our DirectSERVICE Investment Program, your shares acquired through the program may be voted by following the procedures described above.

Shares Held in Our Employee Savings Plan or Our SHARE Plan

        If you are a participant in our Employee Savings (401(k)) Plan or our Stock Holding and Retirement Enhancement (SHARE) Plan, your vote will serve as a voting instruction to Evercore Trust Company, N.A., the trustee of these plans, on how to vote the shares you own through the plans. Your voting instructions must be received by the trustee by 11:59 p.m. Eastern Time on April 21, 2013 for them to be followed as instructed.

        If your instructions are not timely received, the trustee will vote your shares in the same proportion as shares are voted by participants in the applicable plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as shares are voted by participants in the applicable plan who timely furnish instructions.

REVOKING YOUR PROXY OR CHANGING YOUR VOTE

        A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

        If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote. Shares held in the Employee Savings Plan or SHARE Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 21, 2013, nor can they be voted in person at the Annual Meeting.

CONFIDENTIALITY OF YOUR VOTE

        Except in contested proxy solicitations, when required by law or as expressly authorized by you (including by making a written comment on your proxy card), your vote or voting instruction, irrespective of method of submission, are confidential and will not be disclosed to any other person other than the broker, trustee, agent or other person tabulating your vote.

QUORUM AND VOTES REQUIRED

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent agent appointed inspector of election by our Board. The inspector of election will also determine whether or not a quorum is present. At the Annual Meeting, determination of the existence of a quorum and tabulation of votes will occur as follows:

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shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. All of the matters scheduled to be considered at the Annual Meeting are "non-routine" under the rules of the New York Stock Exchange ("NYSE") except for Proposal 3, ratification of the appointment of independent registered public accounting firm. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on either Proposal 1, the election of directors, or Proposal 2, the advisory vote to approve our 2012 executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

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because there is no cumulative voting and this is an uncontested election, each of the director nominees receiving a majority of the votes cast will be elected (for these purposes, "a majority of the votes cast" means that the number of shares voted for a director's election exceeds the number of votes against that director, with abstentions not counted as votes cast). Abstentions and broker non-votes will not count as a vote for or against a nominee's election and therefore will have no effect in determining whether a director nominee has received a majority of the votes cast; and

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for all matters other than the election of directors, the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on the matter will be the act of the stockholders. Abstentions as to a particular proposal will have the same effect as a vote against that proposal. Broker non-votes will have no effect on the vote for Proposal 2, the advisory vote to approve our 2012 executive compensation; broker non-votes should not result from the vote for Proposal 3, ratification of appointment of our independent registered public accounting firm, since nominees may vote on that proposal in their discretion on behalf of beneficial owners.

VOTING ON ADDITIONAL BUSINESS

        As of the date of this proxy statement, we know of no other business that will be presented for consideration at the meeting. However, if any other business properly comes before the meeting, votes will be cast in respect of any such other business in accordance with the best judgment of the persons acting pursuant to the proxies.

PROXY SOLICITATION

        We will bear all costs related to this solicitation of proxies. We have retained D. F. King & Co., Inc. to assist in soliciting proxies for this meeting for a fee of $12,000, plus reimbursement for out-of-pocket expenses incident to the preparation and mailing of our proxy materials. Some of our employees may solicit proxies in person, by telephone or by email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial owners of our common stock.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

        This proxy statement and our 2012 Annual Report are available on our website at www.averydennison.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. Instead of receiving paper copies of these documents by mail in the future, you can elect to receive an email message that will provide a link to these documents on the Internet. By opting to access proxy materials via the Internet, you will be able to access them more quickly; save us the cost of printing and mailing them to you; reduce the amount of mail you receive from us; and help us preserve environmental resources.

        You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll1.icsdelivery.com/avy/Default.aspx. If you vote on the Internet, simply follow the prompts on the voting website to link to the electronic enrollment website.

TIME AND LOCATION OF ANNUAL MEETING

        The Annual Meeting will take place at 1:30 p.m. Pacific Time at our principal executive offices, which are located at 150 North Orange Grove Boulevard, Pasadena, California 91103.

 ANNUAL MEETING PROCEDURES

Admission

        If you attend the Annual Meeting, you will be asked to present personal photo identification. If you are a stockholder of record, you may bring the top half of your proxy card or your Notice of Internet Availability to serve as your admission ticket. If you hold your shares in street name, you will be required to present proof of ownership to be admitted into the meeting. Acceptable documentation includes your Notice of Internet Availability, a recent brokerage statement or a letter from your nominee evidencing your beneficial ownership of shares of our common stock as of February 25, 2013. If you would like to receive an admission ticket in advance, you may send a written request with proof of ownership to our Corporate Secretary at 150 North Orange Grove Boulevard, Pasadena, California 91103.

        Stockholders will be admitted into the Annual Meeting beginning at 1:00 p.m. Pacific Time and seating will be on a first-come-first-served basis. For safety and security reasons, cameras, camera phones, recording equipment, computers, or large bags, briefcases or other packages will not be permitted into the meeting.

Conduct Procedures

        Our Chairman will conduct the Annual Meeting in an orderly and timely manner in accordance with our Amended and Restated Bylaws (our "Bylaws") and Delaware law. To assist the Chairman in fulfilling his responsibilities, we have established rules for stockholders wishing to address the meeting, copies of which will be made available at the meeting. Only stockholders as of the record date or their properly-appointed proxies may address the meeting, and they may do so only after recognized by our Chairman, who will determine the nature and length of discussion on any particular matter.

        As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations team by email at investorcom@averydennison.com or by mail at 150 North Orange Grove Boulevard, Pasadena, California 91103. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Communicating with Our Board of Directors.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        For potential consideration at the 2014 Annual Meeting, stockholder proposals must be received at our principal executive offices on or before November 15, 2013. Our Bylaws generally provide that stockholders wishing to nominate persons for election to our Board or to bring any other business before the stockholders at an annual meeting must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year's annual meeting (with respect to the 2014 Annual Meeting, no earlier than December 26, 2013 and no later than January 25, 2014. The notice must include, among other things, the following:

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as to each person whom the stockholder proposes to nominate for election or re-election as a director:

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  all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act");

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  the person's written consent to be named in our proxy statement as a nominee and to serve as a director if elected; and

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  a description of any material relationships between the stockholder (and its associates and affiliates) and the nominee (and its associates and affiliates), as more particularly set forth in our Bylaws;

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as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest the stockholder has in the business being proposed; and

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the name and record address, and class and number of shares owned beneficially and of record, of the stockholder as well as information relating to security ownership in our company by the stockholder as more particularly set forth in our Bylaws.

        We will not permit stockholder proposals that do not comply with the foregoing notice requirements to be brought before the 2014 Annual Meeting.

        ALL STOCKHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF AVAILABILITY OF PROXY MATERIALS. IF YOU HAVE PROPERLY REQUESTED AND RECEIVED A PAPER COPY OF THIS PROXY STATEMENT, YOU MAY VOTE YOUR SHARES BY (A) SUBMITTING A PROXY BY TELEPHONE OR ON

THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR (B) COMPLETING, DATING AND SIGNING THE PROXY CARD INCLUDED WITH THE PROXY STATEMENT AND PROMPTLY RETURNING IT IN THE PREADDRESSED, POSTAGE PAID ENVELOPE PROVIDED. STOCKHOLDERS OF RECORD MAY OBTAIN A COPY OF THIS PROXY STATEMENT WITHOUT CHARGE BY WRITING TO OUR CORPORATE SECRETARY, AVERY DENNISON CORPORATION, 150 NORTH ORANGE GROVE BOULEVARD, PASADENA, CALIFORNIA 91103.

PROPOSALS FOR 2013 ANNUAL MEETING

Proposal	Board Recommendation	Vote Required	Discretionary Voting by Brokers
1. Election of Directors	FOR each nominee	Majority of votes cast	No
2. Advisory Vote to Approve 2012 Executive Compensation	FOR	Majority of shares represented at the meeting and entitled to vote on the matter	No
3. Ratification of Appointment of PwC for fiscal year 2013	FOR	Majority of shares represented at the meeting and entitled to vote on the matter	Yes

BOARD OF DIRECTORS MATTERS

CORPORATE GOVERNANCE POLICIES AND PRACTICES

        Under the oversight of our Board, we have designed our corporate governance program not only to ensure continued compliance with the Exchange Act, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Dodd-Frank Wall Street Reform and Consumer Protection Act, related regulations, the rules of the SEC and the listing standards of the NYSE, but also to reflect best practices as informed by the policies of other public companies, recommendations of our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms.

        Our website includes information about our corporate governance policies and practices, including our Code of Conduct; Code of Ethics for the Chief Executive Officer and Senior Financial Officers; Corporate Governance Guidelines (our "Governance Guidelines"); Charters for the Audit Committee, the Compensation and Executive Personnel Committee (the "Compensation Committee"), and the Governance and Social Responsibility Committee (the "Governance Committee"); and the Audit Committee Complaint Procedures for Accounting and Auditing Matters. Our website also includes copies of our Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") and our Bylaws. Stockholders may access this information by going to the "Corporate Governance" section of the "Investors" tab of our website at www.averydennison.com, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. In addition, stockholders may receive copies of these documents, without charge, upon written request to our Corporate Secretary at 150 North Orange Grove Boulevard, Pasadena, California 91103.

        This section of the proxy statement contains information about our corporate governance policies and practices, as well as our Board.

BOARD OF DIRECTORS

        Our Board currently consists of the following directors:

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Dean A. Scarborough, our Chairman, President and Chief Executive Officer;
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Bradley A. Alford, Retired Chairman and Chief Executive Officer of Nestlé USA, a food and beverage company;

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Anthony K. Anderson, Retired Vice Chair and Managing Partner of Ernst & Young LLP, an assurance, tax, transaction and advisory services firm;

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Peter K. Barker, Retired Chairman of California of JPMorgan Chase & Co., a global financial services firm;

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Rolf L. Börjesson, Retired Chairman of Rexam, PLC, a consumer packaging company;

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John T. Cardis, Retired National Managing Partner of Deloitte & Touche USA LLP, an audit, consulting and financial advisory services firm;

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Ken C. Hicks, Chairman, President and Chief Executive Officer of Foot Locker, Inc., a specialty athletic retailer;

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Peter W. Mullin, Chairman Emeritus of Mullin TBG, an executive compensation, benefit planning and corporate insurance consulting firm;

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Charles H. Noski, Retired Vice Chairman of Bank of America Corporation, a global financial services firm;

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David E. I. Pyott, Chairman, President and Chief Executive Officer of Allergan, Inc., a global health care company;

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Patrick T. Siewert, Managing Director of The Carlyle Group, a global alternative investment firm;

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Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc., a full-service restaurant company; and

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Martha N. Sullivan, President and Chief Executive Officer of Sensata Technologies Holding N.V., a sensors and controls company.

        As required by the mandatory director retirement policy contained in our Bylaws and Governance Guidelines, Mr. Mullin will be retiring from our Board on the date of the Annual Meeting.

VALUES AND ETHICS

        Our objective is to achieve leadership positions in our global markets by bringing insight, quality and innovation to end-customers who need to elevate their brands at consumer decision points, improve clarity of information and grow their business efficiently. Integrity, service, teamwork, innovation, excellence and community are the values that provide the foundation of everything we do; they are the core beliefs that guide our actions and support our vision to make every brand more inspiring and the world more intelligent. The following leadership principles represent the characteristics and behaviors we expect from our leaders as they pursue our strategies in a manner consistent with our values and ethics:

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Think Big and Act Boldly.  Bring broad and unique perspectives to ideas or situations, challenging old ways of thinking and taking risks.

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Focus on Customers and the Market.  Uncover insights, trends and best practices and translate them into opportunities and competitive advantage.

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Provide Vision and Direction.  Lead, engage and inspire employees to pursue our vision, encouraging growth and improvement that supports business objectives.

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Drive Action and Execution.  Relentlessly focus on actions that drive business forward, creating structures, processes and communication for swift decisions.

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Rally and Empower People.  Create a desire for people to achieve and share a sense of purpose. Match talents to roles and delegate ownership and control.

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Collaborate Across Boundaries.  Develop and use relationships across our company to find mutually beneficial outcomes and opportunities.

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Build Organizational Capability.  Understand and drive the development of our organization. Initiate improvements and deploy talent to position us for success.

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Model Integrity and Social Responsibility.  Act honestly, ethically and honorably. Show beliefs through behaviors and lead by example. Enrich our communities and make responsible, sustainable decisions.

        The values and ethics embodied in these leadership principles provide the foundation for our corporate governance program.

Code of Conduct

        Our Code of Conduct, which applies to all of our directors, officers and employees and is available in the "Investors" section of our website, www.averydennison.com, is built on our leadership principles, reflects our belief that there is no conflict between playing to win and being values-based and encourages ongoing dialogue about the choices we make every day to help us make legal and ethical decisions. It highlights our core policies and guides the behavior of our employees, including compliance with laws; equal opportunity and harassment-free workplace; protection and proper use of company assets and intellectual property; confidential information and insider trading; conflicts of interest; sustainability, community and social responsibility; trade compliance; and anti-corruption. Our Code of Conduct has been translated into 30 languages and our employees receive training on the code and affirm their commitment to comply with it when they first join our company.

        Our Business Conduct GuideLine is a telephone and web-based hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct. The hotline is operated by an independent third party and accepts reports in several languages to accommodate the needs of our global workforce. All reports received by the hotline are investigated under the direction of our Chief Compliance Officer and senior management, with oversight from the Governance Committee. Our policies prohibit retaliation for good-faith reporting.

Code of Ethics for CEO and Senior Financial Officers

        In addition to our Code of Conduct, we have adopted a Code of Ethics that requires our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Corporate Controller to act professionally and ethically in fulfilling their responsibilities. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to the Governance Committee. In addition, they are expected to cause reports and documents filed with the SEC to contain full, fair, accurate and understandable information; respect the confidentiality of information acquired in the course of the performance of their responsibilities; employ corporate assets and resources in a responsible manner; and report violations of our Code of Ethics to the Chairman of either the Audit Committee or the Governance Committee.

        Only the Governance Committee or Audit Committee can amend or waive the provisions of the Code of Ethics, and any such amendments or waivers must be posted promptly on our website and timely filed on Form 8-K with the SEC. Since the inception of the Code of Ethics in February 2004, no amendments have been made and no waivers have been granted.

CORPORATE GOVERNANCE GUIDELINES

        Our Governance Guidelines provide the corporate governance framework for our company, and represent the beliefs of our Board with respect to the following matters, each of which is discussed in further detail in this section:

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Board Composition.  Our Board generally should consist of eight to 12 directors, each of whom should serve on five or fewer other public company boards and retire on the date of our annual stockholder meeting occurring after he or she reaches age 72, with no established term limits on service.

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Director Qualifications.  The Governance Committee should review the skills and characteristics of individual Board members, as well as the composition of the Board as a whole, and recommend nominees for directorship to our Board.

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Director Independence.  A majority of our directors should satisfy the criteria for independence required by NYSE listing standards.

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Board Leadership Structure.  Our Board through the Governance Committee should periodically consider the appropriateness of our Board leadership structure, with our Board retaining the authority to separate or combine the positions of Chairman and CEO as it deems appropriate. If our

CEO is also Chairman, our non-management directors should select an independent director to serve as Lead Independent Director. In addition, our non-management directors should regularly meet in executive session, with at least one executive session per year consisting only of independent directors.

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Board Committees.  Our Board should have an Audit Committee, Compensation Committee and Governance Committee, in each case comprised only of independent directors. Our Board also should have a Finance Committee and the flexibility to form new committees or disband an existing committee. Each standing committee should have a charter setting forth its purposes, goals and responsibilities. Directors should attend all meetings of the Board and the Committees on which they serve, and are encouraged to attend our annual stockholder meetings.

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Board Duties.  Directors should exercise their reasonable business judgment and, in discharging their duties, are entitled to rely on the honesty and integrity of our senior executives, to whom they have full and free access, and any independent legal, financial or other advisors they may deem necessary or appropriate, which they may engage at our expense. The Board should regularly review our long-term strategic plans, including the risks applicable to our businesses, and periodically conduct succession planning through the Compensation Committee.

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Continuous Board Improvement.  All new directors should participate in an orientation program after joining our Board to familiarize themselves with our management team; strategic plans; significant financial, accounting and risk management matters; compliance programs; conflict of interest policies; and internal and independent auditors. Our Board, through the Governance Committee, should conduct an annual self-evaluation to determine whether our Board and Committees are functioning effectively.

BOARD COMPOSITION

        Our Bylaws provide for our Board to consist of between eight and 13 directors, with the exact number fixed from time to time by Board resolution. Our Board currently has set the number of directors at 13, nine of whom are nominated for election at the Annual Meeting and one of whom (Mr. Mullin) is scheduled to retire on the date of the Annual Meeting. Our Board currently intends to reduce the size of the Board from 13 to 12 upon Mr. Mullin's retirement. As a result, if all nominees are elected, our Board will consist of 12 directors following the Annual Meeting.

        Excluding Mr. Mullin, the ages of our directors range from 56 to 71, with an average age of 60. Their lengths of service range from one month to 13 years, with an average tenure on our Board of approximately seven years. None of our directors serves on more than two other boards of SEC-reporting companies, except for Mr. Anderson, who serves on three other such boards.

DIRECTOR QUALIFICATIONS

Selection of Director Nominees

        Director nominees are recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with election by stockholders to follow at the next Annual Meeting. Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a mix of complementary experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        In considering whether to recommend a candidate as a director nominee, including candidates recommended by stockholders, the Governance Committee applies a number of criteria described in our Governance Guidelines. This assessment includes consideration of a potential nominee's ability to qualify as independent, to ensure that a substantial majority of our Board remains independent; relevant business experience (considering factors such as size, the particular industry, scope, complexity and international operations); time commitments, including other boards on which the nominee serves; potential conflicts of interest; ability to contribute to the oversight and governance of our company; and ability to represent the balanced interests of stockholders as a whole, rather than those of any special interest group in the context of the needs of our Board. For incumbent directors, these factors also include contributions to our Board and Committees; attendance record at Board and Committee meetings; compliance with our director stock ownership policy; and mandatory retirement date to assist with Board succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

        The Governance Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in relevant industries and in diverse functional areas, such as finance, manufacturing, technology, and investing. Sources for identifying potential nominees may include existing Board members, our executive officers, third-party search firms, and stockholders.

Consideration of Diversity

        Although we do not have a formal policy regarding the consideration of diversity in identifying director nominees, the Governance Committee seeks to recommend nominees with a broad diversity of experience, profession, skill, geographic representation and background, which may include consideration of personal characteristics such as race, color, gender and national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily based on race, color, gender or national origin; rather, the Governance Committee focuses on skills, expertise and background to complement the existing Board in light of the diverse and global nature of our businesses and operations.

Stockholder Submission of Director Nominees

        Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to:

  Julia A. Stewart, Chairman
  Governance Committee
  c/o Corporate Secretary
  Avery Dennison Corporation
  150 North Orange Grove Boulevard
  Pasadena, California 91103.

        To be considered at the 2014 Annual Meeting, stockholder nominations must comply with the requirements described in Submission of Stockholder Proposals for 2014 Annual Meeting. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Qualifications of Current Directors

        The qualifications, professional experiences and areas of expertise that are particularly desirable for our directors to possess in order to provide oversight and stewardship of our company include the following:

•
Senior Leadership Experience.  Senior leadership experience as president, chief executive officer or in similar senior executive positions provides directors with valuable external insights. In addition, this experience provides us with alternative perspectives with which to assess our operations, execute our strategies and mitigate related risks, and improve our policies and procedures.

  •
  Ten of our directors are current or former presidents, chief executive officers or equivalent business leaders.

•
Global Operations Experience.  We are a global enterprise with manufacturing and research and development facilities and corporate, sales and other administrative offices all over the world. Current or former executives in global businesses and firms have specific insights into the geographic markets in which we operate, helping us navigate mature markets, as well as seize opportunities in higher-growth emerging markets.

  •
  Nine of our directors have significant international experience, having worked in other regions of the world and/or as senior executives of global enterprises or firms.

•
Industry Knowledge.  Knowledge and experience in the retail, packaging and consumer goods industries helps us better understand the needs of our customers as a lens for reviewing our business strategies, as well as evaluating acquisition and divestiture opportunities.

  •
  Six of our directors have valuable experience in the industries that are served by our businesses.

•
Financial Expertise.  Directors who have developed financial expertise through significant accounting, auditing, tax, banking, insurance, or investment experience help us review our financial statements, formulate our capital structure, manage our stockholder distributions, undertake complex financial transactions, and oversee our accounting, financial reporting and internal control processes.

  •
  Six of our directors have financial expertise through service as chief financial officer of a large enterprise, audit partner at a global independent registered public accounting firm, or managing director or equivalent level experience in banking, investment or insurance.

•
Public Company Board and Corporate Governance Experience.  Directors with prior or concurrent service on other SEC-reporting company boards have a solid understanding of the extensive and complex oversight responsibilities of directors in the current environment, particularly with respect to corporate governance and executive compensation matters. In addition, they help reinforce management accountability, increase transparency and ensure focus on maximization of long-term stockholder value.

  •
  Eleven of our directors currently serve or have served on boards of other SEC-reporting companies.

2012-2013 Director Appointments

  Appointment of Mr. Anderson

        During the second half of 2012, the Governance Committee oversaw our Board's search for an independent director to fill the vacancy that will be left when Mr. Mullin retires in April 2013, as required by the mandatory director retirement policy contained in our Bylaws and Governance Guidelines. The Committee engaged the executive search firm of Korn/Ferry International ("Korn/Ferry") to conduct the search, including recommending candidates and providing additional information regarding candidates upon request.

        During the course of the search, one of our directors nominated Mr. Anderson in light of his recent availability to serve on boards following his retirement from Ernst & Young. All of our directors who did not previously know him and members of our executive management team interviewed Mr. Anderson, uniformly determining his ability to contribute value to our Board. Upon the recommendation of the Governance Committee, our Board appointed Mr. Anderson to the Board on and effective December 6, 2012. Mr. Anderson has extensive financial expertise, senior leadership experience, and significant experience working with public company boards as a worldwide audit engagement partner for various Fortune 500 companies, as described in further detail in his biographical information included in Item 1—Election of Directors.

  Appointment of Ms. Sullivan

        The search for a potential replacement of Mr. Mullin continued through early 2013. Korn/Ferry identified a number of potential candidates for our Board, which were initially vetted by the Governance Committee and our Chairman. After all of the members of the Governance Committee, several of our other directors and members of our executive management interviewed her and unanimously recommended her candidacy – and upon the recommendation of the Governance Committee – our Board appointed Ms. Sullivan to the Board on and effective February 27, 2013. Ms. Sullivan has demonstrated senior leadership experience leading a company with a market capitalization of almost $6 billion and public company board experience, as described in further detail in her biographical information included in Item 1—Election of Directors.

        We paid Korn/Ferry $112,000 in fees for their assistance with the director search.

Director Updates Since 2012 Annual Meeting

        Our Governance Guidelines require that directors who change the principal occupation, position or responsibility they held when they were elected to our Board should volunteer to resign from the Board. A director who changes his or her position or retires should not necessarily leave the Board, rather the Governance Committee should review the continued appropriateness of Board membership in light of the relevant circumstances. Since the 2012 Annual Meeting, Mr. Alford retired as chairman and chief executive officer of Nestlé USA, Mr. Noski retired as vice chairman of Bank of America and Mr. Barker retired as chairman of California of JPMorgan Chase. Each of these directors volunteered to resign following his retirement. In each case, the Governance Committee discussed the continued appropriateness of the director's Board membership and determined that he should remain on our Board.

        Our Governance Guidelines also require that directors advise our Chairman and the Governance Committee Chairman before accepting an invitation to serve on another public company board and that the Governance Committee review a director's continued ability to fulfill his or her responsibilities as a Board member if he or she serves on more than five other public company boards. None of our directors serves on more than five other public company boards. However, the Governance Committee discussed the following additional board appointments or elections since the 2012 Annual Meeting: Mr. Noski to the board of Avon Products, Inc.; Mr. Siewert to the board of Mondelez International, Inc; Mr. Anderson to the board of Exelon Corporation; and Mr. Barker's pending election to the board of Franklin Resources, Inc. In each case, the Governance Committee discussed the director's ability to continue to fulfill his Board responsibilities and determined that he should continue to serve on our Board.

DIRECTOR INDEPENDENCE

Director Independence Standards

        Our Governance Guidelines and NYSE listing standards require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards. These standards also require that our audit, compensation and nominating committees be comprised entirely of independent directors.

        In February 2013, based on its review of evolving governance practices and upon recommendation of the Governance Committee, our Board eliminated our separate categorical independence standards. As a result, an independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

Director Independence Analysis for 2013

        Each year, our directors and director nominees complete a questionnaire designed to solicit disclosures that may have a bearing on the annual independence determination, including all relevant relationships they have with our company, directly or indirectly through our company's sale or purchase of products or services to or from the companies or firms with which they are affiliated. Our Board, through the Governance Committee, reviews with our General Counsel and Corporate Secretary any relevant disclosures made in the questionnaires, as well as transactions our company has with director-affiliated entities. For 2012, the Governance Committee reviewed the following director relationships, all of which were below the thresholds set forth in the NYSE's independence standards:

•
Mr. Barker.  We have made payments for legal and filing fees related to visas, work permits and other immigration matters to Fragomen, Del Ray, Bernsen and Loewy, LLP ("Fragomen"), a global immigration law firm at which Mr. Barker's brother, an immediate family member under NYSE independence standards, serves as a partner. Our human resources department manages our relationship with Fragomen. We have used the services of Fragomen since before Mr. Barker joined our Board and Mr. Barker's brother does not personally provide services to our company. The payments to Fragomen were made (i) in the ordinary course of business; (ii) at market rates and (iii) did not exceed $1 million in any of the last three fiscal years. To our knowledge, Mr. Barker does not have any direct or indirect economic interest in these payments.

•
Mr. Hicks.  Our Retail Branding and Information Solutions division indirectly sells products to Foot Locker, Inc., for which Mr. Hicks serves as chairman, president and chief executive officer. The payments were received (i) in the ordinary course of business, (ii) on competitive terms and (iii) did not exceed $1 million in any of the last three fiscal years.

•
Mr. Mullin.  Mr. Mullin previously served as chairman, chief executive officer and majority stockholder in various entities that previously provided us with executive compensation, benefits consulting and insurance agency services. Mr. Mullin indirectly received more than $120,000 from our company in non-Board or plan compensation in each of the last three fiscal years as a result of his prior relationship to these entities. For more information, see Related Person Transactions.

•
Mr. Scarborough.  Mr. Scarborough serves as a current employee, our Chairman, President and Chief Executive Officer.

Director Independence Determination for 2013

        After review and discussion of the relevant facts and circumstances for each director, including the direct and indirect relationships described above, the Governance Committee concluded that – except for Messrs. Mullin and Scarborough – none of our directors had affiliations that were material or impaired the director's independence. As a result, upon recommendation of the Governance Committee, our

Board affirmatively determined the following directors in the following table to be independent.

INDEPENDENT DIRECTORS

Bradley Alford	Ken Hicks
Anthony Anderson	Charles Noski
Peter Barker	David Pyott
Rolf Börjesson	Patrick Siewert
John Cardis	Julia Stewart
Martha Sullivan

        These 11 directors constitute 85% of our current 13-member Board and will constitute 92% of our 12-member Board after Mr. Mullin retires in April 2012, assuming all of the director nominees named in Proposal 1, election of directors, are elected at the Annual Meeting.

BOARD LEADERSHIP STRUCTURE

        Our President and CEO currently serves as Chairman and we have a Lead Independent Director with broad authority and responsibility. We believe that this structure is appropriate because it allows for one individual to speak as our leader with a cohesive vision for our company, the ability to execute that vision, and the understanding of the significant enterprise risks that need to be mitigated or overcome to achieve that vision. Further, combined leadership at the top allows for the necessary flexibility for us to respond to the changing needs of our diverse businesses in today's globally interdependent economic environment. Balancing our combined Chairman and CEO is our Lead Independent Director who has critical duties in the boardroom to ensure effective and independent oversight. With robust and candid discussions of non-management directors at frequent executive sessions presided over by the Lead Independent Director (who is also the Chairman of the Compensation Committee) and with three other directors serving as independent Chairmen of the three other Committees, we believe our Board leadership structure provides independent oversight of our company.

        Our Board believes that, in part because assigning the responsibilities of the roles of Chairman and CEO can be a useful component of succession planning, our Board leadership structure should be reevaluated periodically by our Board through the Governance Committee. The Governance Committee performed this evaluation in February 2013.

Chairman & Chief Executive Officer Dean Scarborough

        Mr. Scarborough currently serves as our Chairman. He joined the Board in May 2000 when he was elected our President and Chief Operating Officer. Mr. Scarborough was elected by our Board as President and CEO in May 2005 and in that capacity is responsible for the general supervision, direction and control of our businesses and affairs. In February 2010, our non-management directors first elected Mr. Scarborough to the additional role of Chairman, effective April 2010. Mr. Scarborough serves in all his capacities at the pleasure of our non-management directors because he does not have an employment agreement and is elected as Chairman only for a one-year term and his service in that capacity could be immediately terminated upon the election and qualification of a successor.

        The Governance Committee evaluated our Board leadership structure in February 2013 and recommended to our Board that Mr. Scarborough continue to serve as Chairman, noting that his leadership generated strong financial performance in 2012 and his service on the board of Mattel, Inc. has provided him with additional insights into board processes and decision-making. In addition, he remains best positioned to identify matters of operating and strategic importance for our Board, including the risks to which our businesses and strategies are subject. The Governance Committee recognized that Mr. Scarborough has served as an effective bridge between management and our Board since his election as Chairman, noting that feedback from our non-management directors regarding his performance continued to be favorable during the 2012 Board evaluation process.

        Our non-management directors determined to continue Mr. Scarborough's service as Chairman based on their continued belief that the combined leadership structure enhances the Chairman/CEO's ability to provide insight and direction on important strategic initiatives to both our Board and management. Mr. Scarborough was re-elected by our non-management directors as Chairman in February 2013 to serve, subject to his election by our stockholders, a one-year term beginning immediately after the Annual Meeting.

Lead Independent Director David Pyott

        With the combined roles of Chairman and CEO, we believe that it is important to have a Lead Independent Director to ensure independent oversight of Board decision-making. Our Governance Guidelines describe the duties of the Lead Independent Director, which grant substantial authority and delineate clear responsibilities to ensure independent stewardship of our Board. These duties include the following:

•
presiding over executive sessions of our Board and meetings of our Board at which the Chairman is not present;

•
serving as liaison between the Chairman and our non-management directors;

•
approving certain information sent to our Board;

•
approving meeting agendas and meeting schedules to ensure that appropriate items are discussed and there is sufficient time for discussion of all agenda items;

•
having the authority to call meetings of our non-management directors; and

•
if requested by major stockholders, ensuring he is available for consultation and direct communication.

        In connection with its review of our Board leadership structure in February 2013, the Governance Committee determined that Mr. Pyott should remain as Lead Independent Director, noting that evaluations of his performance providing independent stewardship of our Board had been favorable since he has served in that capacity and that his chairmanship of the Compensation Committee and membership on the Governance Committee provide him valuable insights on executive compensation and corporate governance matters that are of significant concern to stockholders.

        Upon the Governance Committee's recommendation (with Mr. Pyott abstaining from the vote), our non-management directors (with Mr. Pyott abstaining from the vote) selected Mr. Pyott as Lead Independent Director in February 2013 to serve, subject to his election by our stockholders, for a one-year term beginning immediately after the Annual Meeting.

Executive Sessions

        Our Board believes it is important to have executive sessions without our Chairman/CEO present, which are scheduled during every regular meeting of the Board and may also occur during special meetings of the Board. During 2012, Mr. Pyott presided as Lead Independent Director at five executive sessions of non-management directors (which excluded Mr. Scarborough) and the one additional executive session of independent directors only (which excluded Messrs. Mullin and Scarborough).

BOARD COMMITTEES

        Each of our Board committees has a written charter which describes the purposes, goals and responsibilities of the committee. These charters, which may be found on our investor website at www.averydennison.com, are reviewed by the respective committee on an annual basis, with any recommended changes adopted upon approval by our Board and updated charters promptly posted on our website. During

2012, executive sessions during which members of management were not present were scheduled for each regular meeting of the Audit, Compensation and Governance Committees.

Board/Committee Membership, Meetings & Attendance

        The following table shows the membership of our Board and Committees, the number of meetings held by each and the percentage of applicable meetings attended by each director, in each case during 2012.

        There were five meetings of our Board and 20 meetings of Committees of our Board in 2012. Each of our directors attended at least 91% of the aggregate number of meetings of our Board and Committees of which he or she was a member held during 2012, or if shorter, the period of time he or she served during the year; the average attendance of all directors in 2012 was 99%. All of our then-serving directors attended the 2012 Annual Meeting.

2012 BOARD/COMMITTEE MEMBERSHIP, MEETINGS AND ATTENDANCE

Director	Board of Directors	Audit Committee	Compensation Committee	Governance Committee	Finance Committee
Mr. Alford	M, 100%		M, 83%
Mr. Anderson(1)	M, 100%
Mr. Barker	M, 100%	M, 100%			C, 100%
Mr. Börjesson	M, 100%			M, 100%	M, 100%
Mr. Cardis	M, 100%	C, 100%			M, 100%
Mr. Hicks	M, 100%	M, 100%		M, 100%
Mr. Mullin(1)	M, 100%				M, 100%
Mr. Noski	M, 100%	M, 100%
Mr. Pyott	LID, 100%		C, 100%	M, 100%
Mr. Scarborough	C, 100%
Mr. Siewert	M, 100%	M, 100%			M, 100%
Ms. Stewart	M, 100%		M, 100%	C, 100%
Ms. Sullivan(1)	N/A
Meetings in 2012 (#)	5	8	6	4	2

M = Member        C = Chairman        LID = Lead Independent Director

(1)
Mr. Anderson attended the one Board meeting that took place after his December 6, 2012 appointment. Mr. Mullin is scheduled to retire from our Board on the date of the Annual Meeting. Ms. Sullivan joined our Board on February 27, 2013 and therefore did not attend any meetings in 2012.

Audit Committee

  Responsibilities

        The Audit Committee is appointed to assist our Board with overseeing the following:

•
the integrity of our financial statements;

•
our independent registered public accounting firm's qualifications and independence;

•
the performance of our internal audit function and our independent registered public accounting firm; and

•
our compliance with legal and regulatory requirements.

        All members of the Audit Committee satisfy the enhanced independence standards for audit committee members set forth in SEC rules and NYSE listing standards. Our Board has designated each of Messrs. Barker, Cardis and Noski as an "audit committee financial expert" under applicable SEC regulations.

  Complaint Procedures for Accounting and Auditing Matters

        The Audit Committee is responsible for ensuring that complaints related to accounting, accounting standards, internal accounting controls and audit practices are treated appropriately and has adopted procedures for the confidential, anonymous submission of complaints regarding these matters. These procedures relate to complaints for fraud or deliberate error in the preparation, evaluation, review or audit of any of our financial statements or other financial reports; fraud or deliberate error in the recording and maintaining of our financial records; deficiencies in or noncompliance with our internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in our financial records, financial statements, or other financial reports; or deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters; employees may do so without fear of dismissal or retaliation of any kind. The Audit Committee oversees these procedures, which are investigated under the direction of our internal audit department in consultation with counsel and other members of senior management to the extent appropriate under the circumstances.

        Stockholders and other interested parties interested in communicating regarding the Audit Committee Complaint Procedures for Accounting and Auditing Matters may (i) make an anonymous, confidential call to our Business Conduct GuideLine at 888.567.4387 toll-free in the United States or at 704.731.0166 collect from outside the United States or (ii) write to:

  John T. Cardis, Chairman
  Audit Committee
  c/o Corporate Secretary
  Avery Dennison Corporation
  150 North Orange Grove Boulevard
  Pasadena, California 91103.

Compensation and Executive Personnel Committee

  Responsibilities

        The Compensation Committee is appointed by our Board to oversee the compensation of our non-employee directors, CEO and other executive officers, which includes performing the following functions:

•
reviewing and approving corporate goals and objectives relevant to our CEO's compensation, evaluating his performance in light of those goals and objectives, and determining and approving his overall compensation based on this evaluation;

•
reviewing and approving the annual base salaries and annual incentive opportunities of our CEO and senior executives, and, if and as applicable, their employment, severance, change-in-control arrangements and special or supplemental compensation and benefits;

•
making recommendations to our Board on our compensation strategy, incentive plans and employee benefit programs;

•
overseeing and periodically assessing material risks associated with our compensation policies and programs;

•
recommending to our Board appropriate compensation programs and levels for our non-employee directors;

•
conducting an annual review of our CEO's performance and periodically reporting to our Board on succession planning for our CEO and other senior executives; and

•
reviewing our disclosure with respect to executive compensation and recommending to our Board that the Compensation Discussion and Analysis, together with the Compensation and Executive Personnel Committee Report, be included in our annual proxy statement.

        The Compensation Committee may form and delegate authority to subcommittees or the CEO when appropriate.

  Compensation Committee Interlocks and Insider Participation

        None of our current Compensation Committee members is or has ever been an officer or employee of our company. Based on our review of the annual questionnaires completed by our directors and publicly-available information, we know of no relationship involving these individuals or our other directors which requires disclosure in this proxy statement as a "compensation committee interlock."

  Committee Compensation Consultant

          Committee Authority

        Under its charter, the Compensation Committee has the authority, in its sole discretion, to obtain advice and assistance from internal or external advisors. The Compensation Committee may retain and terminate any compensation consultant or other external advisor to assist with the evaluation of compensation for directors, our CEO and other senior executives and has sole authority to approve the advisor's fees and other terms and conditions of the retention and receives appropriate funding from our company for the retention. In retaining its advisors, the Committee must consider the advisor's independence from management, in accordance with SEC rules and NYSE listing standards.

          2012 Advisor Services, Fees and Performance

        During 2012, the Compensation Committee retained Towers Watson as its compensation consultant. Towers Watson provides the Compensation Committee with compensation-related guidance, including by providing competitive market compensation data for senior executives;

conducting periodic reviews of elements of our non-employee director, officer and employee compensation programs; identifying best practices in annual and long-term incentive compensation design, including performance objectives and weightings thereof; and sharing executive and non-employee director compensation trends, issues and regulatory developments.

        Representatives of Towers Watson were present at every Compensation Committee meeting held in 2012, and may be consulted in between meetings at the Compensation Committee's discretion. Towers Watson performed no services for our company in 2012 other than its work undertaken directly for the Compensation Committee. Towers Watson received $233,728 in compensation, excluding reimbursement for reasonable expenses, from our company, all of which was for professional services performed for the Compensation Committee during the year.

        The Compensation Committee conducted its annual assessment of Towers Watson's performance in December 2012, which included a review of various performance measures and evaluation criteria as well as the fees paid for the firm's services. The Compensation Committee determined that it was satisfied with the performance of Towers Watson and the individual members of the team serving the committee, noting that their advice was consistently constructive and helpful.

          Advisor Independence

        Towers Watson and the Compensation Committee have had the following protocols in place since the commencement of the engagement to establish and maintain Towers Watson's independence from management:

•
the Compensation Committee has the sole authority to select, retain and terminate Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement;

•
the Compensation Committee directs Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations;

•
in the performance and evaluation of its duties, Towers Watson is accountable, and reports directly, to the Compensation Committee; and

•
the Compensation Committee may meet with Towers Watson at any time, with or without members of management present, at the Compensation Committee's sole discretion.

        The Compensation Committee considered the independence of Towers Watson in December 2012 in accordance with final SEC rules and then-proposed NYSE listing standards, evaluating, among other things, any business or personal relationships between the members of the firm and the members of the Compensation Committee, as well as the firm's policies and procedures designed to prevent conflicts of interest. At that time, the Compensation Committee affirmatively determined Towers Watson and the members of the firm's engagement team advising the Committee to be independent, noting that the firm provided no services to our company outside of its work for the Compensation Committee during the year. In addition, at that time the Compensation Committee conducted a review of potential conflicts of interest of Towers Watson in connection with its annual assessment of the consultant's performance and determined that there were no such conflicts.

Governance and Social Responsibility Committee

        Pursuant to its charter, the Governance Committee is appointed by our Board to:

•
assist our Board in identifying individuals qualified to become Board members consistent with criteria approved by our Board and recommend to our Board director nominees for election at annual meetings of stockholders and for appointment between annual meetings when appropriate;

•
review and reassess the adequacy of our Governance Guidelines and recommend any necessary or desirable changes to our Board;

•
oversee the evaluations of the performance of our Board and its committees and leadership;

•
recommend to our Board the membership of our Board committees;

•
review our key corporate social responsibility initiatives to assist us in appropriately addressing our social responsibilities;
•
review the impact of our business operations and business practices on matters of sustainability and corporate citizenship;

•
oversee the effectiveness of our values and ethics program and Code of Conduct; and

•
report, and make recommendations to our Board regarding, instances where a significant conflict of interest could exist or when significant questions arise related to the interpretation or enforcement of our legal and ethical conduct policy.

Finance Committee

        In addition to the above committees required by applicable SEC rules and NYSE listing standards, we also have a Finance Committee. The Finance Committee is appointed by our Board to oversee matters relating to our financial affairs and capital requirements and in that capacity performs the following activities on behalf of our Board:

•
provides an overview of our financial planning policies and practices;

•
reviews our capital structure strategies, including stockholder distributions, financing requirements and pension contributions; and

•
carries out any special assignments requested by our Board.

BOARD DUTIES

Oversight of Risks Confronting Our Businesses

        Management is responsible for the day-to-day management of risks confronting our businesses, but our Board has broad oversight responsibility for our risk management programs, including enterprise risk management (ERM) oversight. We have a Chief Compliance Officer who, with assistance from our Vice President of Internal Audit and members of their respective teams, provides support and drives ERM accountability into our businesses, prepares a corporate risk profile based on identified business-specific risks as well as enterprise-wide risks, and ensures that our values and ethics are being maintained globally. Our legal and compliance functions report into our General Counsel to provide independent oversight over our businesses.

        Our Board as a whole oversees risks related to our corporate and business strategies and operations. In performing its oversight role, our Board is responsible for ensuring that the risk management processes designed and implemented by management are functioning, and that necessary steps are taken to foster a culture of risk-adjusted decision-making within our company. Each year, the full Board receives reports on the strategic plans and risks facing our company as a whole from our Chief Executive Officer and Chief Financial Officer, as well as our individual businesses from our Group Presidents and their management teams. These risks may include financial risks, political and regulatory risks, legal risks, supply chain risks, information technology risks, and risks inherent in the ways in which we do business. Employees who supervise various day-to-day risks provide reports periodically to Board Committees, as well as occasionally to our full Board.

        Our Board has delegated to its Committees certain elements of its risk oversight function. In this context, the Audit Committee regularly discusses our risk assessment and mitigation processes to ensure that our risk management programs are effective and periodically meets in executive session with each of our Chief Financial Officer, General Counsel, Vice President of Internal Audit, Chief Compliance Officer, and our independent registered public accounting firm. In addition, the Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually.

        Our Board receives reports from Committee Chairmen regarding topics discussed at every Committee meeting, which may include matters involving the areas of risk overseen primarily by the Committees as follows:

•
Audit Committee.  Risks related to accounting; financial reporting processes or statements; internal controls; environmental, health and safety; and legal, compliance and regulatory matters.

•
Compensation Committee.  Risks related to compensation planning and setting; performance objectives for our incentive plans; and succession planning.

•
Governance Committee.  Risks related to corporate governance; board and committee membership and structure; values and ethics; conflicts of interest; related person transactions; corporate citizenship and sustainability; and legal, compliance and regulatory matters.
•
Finance Committee.  Risks related to our capital structure; financing (including borrowing, liquidity and capital allocation); pension plan funding; and stockholder distributions (dividends and stock repurchases).

        The material risks related to our businesses are described under Part I, Item 1A, "Risk Factors," in our 2012 Annual Report on Form 10-K, filed with the SEC on February 27, 2013.

Oversight of Risks Associated with Compensation Policies and Practices

        As described in Compensation Discussion and Analysis, we maintain best practices in compensation and corporate governance that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee has designed our executive compensation program to provide incentives that do not encourage our executives to take excessive risks in managing their businesses or functional areas.

        The Compensation Committee's independent compensation consultant, Towers Watson, conducted a risk assessment of our executive compensation program and reported to the Compensation Committee regarding its findings in February 2013. Towers Watson's assessment took into account several features of our compensation program in areas including pay plan philosophy and structure, pay plan design, performance metrics and governance, specifically analyzing our Annual Incentive Plan (AIP), long-term incentives (LTIs), stock ownership guidelines, clawback policy, executive retirement plans, severance policies and deferred compensation program. Specifically, the independent compensation consultant noted the following regarding our executive compensation program:

Program Element	Risk-Mitigating Factors
Compensation Philosophy	Program balances executive retention with rewards for shareholder value creation, while also ensuring that program elements, individually and in the aggregate, do not encourage excessive risk-taking
Fixed vs. Variable Compensation	Substantial majority of pay is variable, with compensation not overly leveraged in any one element and mix that is consistent year to year and with market practices

Program Element	Risk-Mitigating Factors
Short-term vs. Long- term Compensation	Incentive mix is well-balanced, with short- and long-term performance metrics not overlapping, covering different time periods and balanced among annual financial objectives and long-term economic and shareholder value creation, as well as between growth and efficient use of capital
Cash vs. Equity Pay	Majority of compensation is equity-based to promote long-term performance and sustainable growth
Long-term Incentives	Equity award vehicles are primarily performance-based, using multiple performance metrics with minimum and maximum numbers of shares that can be earned to limit potential pay risk
Supplemental Retirement and Deferred Compensation
Benefits under our senior executive retirement plan have been frozen and account earnings under our only currently available deferred compensation plan are based on fixed rates and/or the performance of funds selected by the participant, with no investment options that provide above-market interest rates
Stock Ownership Requirements	Stock ownership guidelines are meaningful and in line with market practices
Severance Policies	Change-in-control and general severance provisions are reasonable and appropriate, with change-of-control benefits offered on a double-trigger basis and not grossed up for excise taxes
Compensation/ Performance Calibration	No guaranteed AIP awards, with below-threshold performance yielding zero payout, and LTI threshold and maximum payout opportunities encouraging appropriate performance focus
Payout Caps	AIP and LTI programs have payout caps
Equity Award Vesting and Holding Requirements	Equity awards vest ratably over three or four years
Overlapping vs. Sequential Performance Periods	LTI awards granted annually, but with overlapping, multi-year cycles to mitigate short-term risky behavior
Deferred Payouts and Clawbacks	Clawback policy in line with market practice; voluntary deferral of incentive awards is allowed

Program Element	Risk-Mitigating Factors
Quality and Sustainability of Results	AIP and LTIs encompass a good balance of profitable growth in the short term and sustainable long-term financial success
Top-line vs. Bottom- line Performance Metrics	AIP and LTI metrics and weightings are well-balanced, with short- and long-term metrics that don't overlap and cover different time periods
Organizational Level of Measure	AIP and LTI plans use multiple performance metrics and measure performance at multiple levels (corporate, business unit and individual)
Formulaic Awards and Discretion	The Compensation Committee may exercise limited upward and complete downward discretion to adjust AIP awards for appropriate individual performance and behaviors
Program Design and Process	Program is tied to financial and strategic goals
Target Setting, Pool Size Determination and Pool Distribution
Target goals are proposed by management, but reviewed and approved by the Compensation Committee, with awards determined based on actual performance against goals and qualitative assessment of circumstances under which goals were achieved, with appropriate adjustments to payouts
Program Governance	AIP and LTI program designs and payments are reviewed and approved by the Compensation Committee

        Based on the above factors, Towers Watson and the Compensation Committee concluded that our executive compensation program strikes an appropriate compensation-risk balance and does not encourage excessive risk-taking.

        In addition to these compensation program elements, we have a robust ethics and compliance program to educate executives and employees on risk-mitigating behavior, with adverse employment consequences for any actions determined to have been inappropriate. We encourage employees and third parties to report potential violations of our Code of Conduct and actual or perceived conflicts of interest through multiple reporting channels and with no risk of retaliation. See Values and Ethics.

        Based on the foregoing, the Compensation Committee concluded that our compensation policies and practices do not as a whole create risks that are reasonably likely to have a material adverse effect on our company.

  Succession Planning

        Our Board is actively engaged and involved in talent management to identify and cultivate our future leaders. We maintain a robust mid-year and annual performance review process for our employees, as well as a leadership development program that cultivates our leadership principles in our future leaders. Management develops leadership at lower levels of our organization by identifying core talent, cultivating the skills and capabilities that will allow identified individuals to become future leaders, assessing their development in embodying our leadership principles and identifying gaps and developmental needs in skills and experience.

        The Compensation Committee conducts executive succession planning and reports to our Board during our Board's mid-year review of our business strategies. In July 2012, the Compensation Committee reviewed individuals identified as possible CEO succession candidates, including progress in current job position and career development in terms of strategy, leadership and execution. In addition, the Compensation Committee discussed leadership below the executive officer level, identifying the talent that is currently ready – or with continued development on their current trajectory with mentorship from our current leaders will be ready – to fill executive officer positions in the event of a vacancy.

        Through regular reports to the Board from senior management, our Board has the opportunity to meet with leaders of our company, including executive officers, business group leaders and functional leaders in areas such as legal, finance, information technology, risk, and human resources. In addition, Board members have freedom of access to all employees, and are encouraged to make site visits to meet local management and attend company events.

No Shareholder Rights Plan

        We do not currently have a shareholder rights plan ("poison pill") although we have the ability to adopt one through the preferred stock authorized in our Certificate of

Incorporation. Our Board would seek stockholder approval prior to adoption of a poison pill unless our Board, in the exercise of its fiduciary duties, determines that under the circumstances existing at that time, adopting a poison pill without such approval would be in the best interests of our company and stockholders. In the event a poison pill were adopted without prior stockholder approval, our Board would subsequently seek stockholder ratification thereof.

CONTINUOUS BOARD IMPROVEMENT

Director Orientation and Continuing Education

        Our director education program consists of periodic visits to our facilities and management presentations regarding our business operations, strategies and risks and our values and ethics, including the policies and practices that guide how we do business. We sponsor in-house orientation and continuing education programs for our Board and provide updates on relevant topics of interest to our Board throughout the meeting calendar. We also reimburse directors who attend accredited director education programs and institutes for program fees and related expenses.

        In February 2013, we conducted an orientation program primarily for Mr. Anderson and Ms. Sullivan, our newest directors. In advance of in-person meetings, we provided them with documentation regarding our businesses, strategic plans and competitors; corporate governance policies and practices; Board responsibilities and processes; director compensation policies; conflict of interest policy; sustainability initiatives; and public disclosures. After the directors had been given an opportunity to review these advance materials, our business and functional leaders met over two days with Mr. Anderson, Ms. Sullivan and other members of our Board who asked to participate in the orientation to discuss our corporate vision, strategy and leadership team; investor messaging; the business and strategy of our business groups and divisions; finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance and capital structure; legal matters, including corporate governance policies and procedures, values and ethics, compliance program, and risk management, including ERM; human resources matters, including executive compensation, succession planning and non-employee director compensation; and our information technology strategy.

Board and Committee Evaluations

        The Governance Committee leads an annual assessment of the performance of our Board, including our Chairman and Lead Independent Director, and our Board Committees, including the Committee Chairmen. Many of the changes to our Governance Guidelines, Committee Charters, corporate governance practices and Board processes have resulted from the annual evaluation process. Our Board views the annual evaluation process as an integral part of its commitment to cultivating excellence and best practices in its performance.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

        Stockholders and other interested parties may write to our Board, Chairman, Lead Independent Director, any Committee or Committee Chairman, or any other individual director concerning business-related matters by writing to the group or individual as follows:

  Board of Directors
  (or a particular subgroup or individual director)
  c/o Corporate Secretary
  Avery Dennison Corporation
  150 North Orange Grove Boulevard
  Pasadena, California 91103.

        Our Corporate Secretary reviews all communications received and forwards them as addressed. However, unsolicited advertisements, business solicitations, surveys, product-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries – or offensive, illegal or otherwise inappropriate communications that do not substantively relate to the duties and responsibilities of our Board – may not be forwarded.

BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of between eight and 13 directors, with the exact number fixed from time to time by a resolution of our Board. There are currently 13 directors on our Board, nine of whom are to be elected at the Annual Meeting. At the 2011 Annual Meeting, stockholders voted to declassify our Board; as a result, director nominees elected at the Annual Meeting will hold office until the 2014 Annual Meeting and until their successors are duly elected and qualified, or until their earlier death, resignation or retirement. Continuing directors will hold office until the expiration of their current term in 2014. All directors nominated for election at the 2014 Annual Meeting will be nominated for a one-year term.

        Each of the nine nominees is presently serving as our director, with Ms. Stewart and Messrs. Cardis, Pyott and Scarborough having been last elected at the 2012 Annual Meeting; Messrs. Alford, Börjesson and Siewert having been last elected at the 2010 Annual Meeting; and Mr. Anderson and Ms. Sullivan having been appointed by our Board in December 2012 and February 2013, respectively. All of the nominees have consented to being named in this proxy statement and to continue serving if elected.

Majority Voting Standard for Director Elections

        Our Bylaws provide for the majority voting of directors in uncontested elections like this one and require that an incumbent director who is not re-elected tender his or her resignation from the Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation – taking into account the recommendation of the Governance Committee and any other factors or information it considers appropriate and relevant – and publicly disclose its decision regarding the tendered resignation, including the rationale for the decision, within 90 days from the date election results are certified. In a contested election, plurality voting is the standard for election of directors.

        In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR each of the director nominees.    The persons named as proxies will vote for the election of each of the nine nominees, unless you specify otherwise. If any of the director nominees were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would reduce the size of our Board.

2013 Director Nominees and Continuing Directors

        The following pages provide information for each nominee for election at the Annual Meeting and each director whose term continues, including his or her age, positions held, current principal occupation and business experience during at least the past five years. We also indicate the names of any other public companies on which each director currently serves, or has served during the past five years, as a director; for these purposes, "public company" means a company that is required to file reports with the SEC.

        In addition to the information presented below regarding each director's experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director – which includes senior leadership experience, industry knowledge, global operations experience, financial expertise, and public company board and corporate governance experience – we believe that each of our directors has integrity, adheres to high ethical standards, and represents the long-term interests of our stockholders. Each of them also has demonstrated an ability to exercise sound judgment, as well as a commitment to overseeing our company and serving our stockholders.

 2013 DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	GC	FC	Other Public Boards
Mr. Alford	56	2010	Retired Chairman & CEO, Nestlé USA	Yes		M			0
Mr. Anderson	57	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	Yes					3
Mr. Börjesson	70	2005	Retired Chairman, Rexam PLC	Yes			M	M	0
Mr. Cardis	71	2004	Retired Managing Partner, Deloitte & Touche USA LLP	Yes	C			M	1
Mr. Pyott (LID)	59	1999	Chairman, President & CEO, Allergan, Inc.	Yes		C	M		2
Mr. Scarborough	57	2000	Chairman, President & CEO, Avery Dennison Corporation	No					1
Mr. Siewert	57	2005	Managing Director, The Carlyle Group	Yes	M			M	1
Ms. Stewart	57	2003	Chairman & CEO, DineEquity, Inc.	Yes		M	C		1
Ms. Sullivan	57	2013	President & CEO, Sensata Technologies Holding N.V.	Yes					1

AC = Audit Committee      CC = Compensation & Executive Personnel Committee      GC = Governance & Social Responsibility Committee

FC = Finance Committee      M = Member      C = Chairman      LID = Lead Independent Director

2013 DIRECTOR NOMINEES (cont.)

Bradley A. Alford

Age 56
Director since April 2010

Board Roles:
    Compensation Committee Member
 Current Public Company Directorships:
    None
 Public Company Directorships in Past 5 Years:
    None

Anthony K. Anderson

Age 57
Director since December 2012

Board Roles:
    None
 Current Public Company Directorships:
    AAR Corporation
    Exelon Corporation
    First American Financial Corporation
 Public Company Directorships in Past 5 Years:
    None

Business Experience:

  Nestlé USA,
  a nutrition, health and wellness company

  •
  Chairman & CEO
  (Jan. 2006-Oct. 2012)

  Nestlé Brands Company,
  an operating unit of Nestlé USA

  •
  President & CEO
  (2003-Dec. 2005)

Skills and Qualifications:

  Substantial leadership experience

  •
  Led a company with $12+ billion in annual revenues and 26,000+ employees

  Substantial leadership experience

  •
  30+ years in the consumer goods industry
  •
  Knowledge of the food and beverage segments into which we sell our pressure-sensitive materials

  Global operations experience

  •
  International management assignments
  •
  Significant mergers and acquisitions and integration experience

Business Experience:

  Ernst & Young LLP,
  an assurance, tax, transaction and
  advisory services firm

  •
  Vice Chair, Managing Partner and
  Member of the Executive Board
  (2000-Mar. 2012)

Skills and Qualifications:

  Substantial leadership experience

  •
  Served on the executive board of Ernst & Young for 12 years, and as managing partner of Midwest and Pacific Southwest regions
  •
  Director of The Chicago Council on Global Affairs, World Business Chicago and the Chicago Urban League (Chairman)

  Financial expertise

  •
  35 years of financial and risk management expertise acquired through auditing global public companies
  •
  Substantial experience advising several audit committees of large multinational corporations regarding accounting, risk management and governance matters
  •
  Certified public accountant (inactive)

  Public board experience

  •
  Concurrent service on three other public boards

2013 DIRECTOR NOMINEES (cont.)

Rolf L. Börjesson

Age 70
Director since January 2005

Board Roles:
    Finance Committee Member
    Governance Committee Member
 Current Public Company Directorships:
    None
 Public Company Directorships in Past 5 Years:
    None

John T. Cardis

Age 71
Director since October 2004

Board Roles:
    Audit Committee Chairman
    Finance Committee Member
 Current Public Company Directorships:
    Edwards Lifesciences Corporation
 Public Company Directorships in Past 5 Years:
    Energy East Corporation

Business Experience:

  Rexam PLC,
  a consumer packaging company

  •
  Chairman
  (May 2004-Apr. 2008)
  •
  CEO
  (1996-May 2004)

Skills and Qualifications:

  Substantial leadership experience

  •
  Led a company with $6 billion in annual revenues and 19,000 employees
  •
  Served on the boards of directors of companies publicly traded in the United Kingdom, Sweden and Finland

  Industry knowledge

  •
  40+ years of operational and marketing experience in the consumer packaging and manufacturing industries into which we sell our pressure-sensitive materials

  Global operations experience

  •
  Oversaw an enterprise with global operations for 12+ years

Business Experience:

  Deloitte & Touche USA LLP,
  an audit, tax, consulting and
  financial advisory services firm

  •
  National Managing Partner of Global
  Strategic Clients
  (June 1999-May 2004)
  •
  Executive Committee Member
  (May 1988-May 2004)
  •
  Board of Directors Member
  (May 1988-June 1994)
  •
  Managing Partner, Los Angeles Office
  (June 1991-June 1999)

Skills and Qualifications:

  Substantial leadership experience

  •
  Served on the executive committee and board of Deloitte & Touche for 18 years and eight years, respectively
  •
  Managing partner of firm's 2nd largest U.S. office for eight years

  Financial expertise

  •
  40+ years of financial and risk management expertise acquired through auditing global public companies
  •
  Advised 30+ audit committees regarding accounting and risk management matters as audit partner and advisory partner
  •
  Certified public accountant (inactive)

  Public board experience

  •
  Concurrent service on one other public board, as well as prior public board service

2013 DIRECTOR NOMINEES (cont.)

David E. I. Pyott

Age 59
Director since November 1999

Board Roles:
    Lead Independent Director
    Compensation Committee Chairman
    Governance Committee Member
 Current Public Company Directorships:
    Allergan, Inc. (Chairman)
    Edwards Lifesciences Corporation
 Public Company Directorships in Past 5 Years:
    None

Dean A. Scarborough

Age 57
Director since May 2000

Board Roles:
    Chairman
 Current Public Company Directorships:
    Mattel, Inc.
 Public Company Directorships in Past 5 Years:
    None

Business Experience:

  Allergan, Inc.,
  a global health care company

  •
  Chairman, President & CEO
  (Apr. 2011-Present; Apr. 2001-Jan. 2006)
  •
  Chairman & CEO
  (Feb. 2006-Apr. 2011)
  •
  President & CEO
  (Jan. 1998-Mar. 2001)

Skills and Qualifications:

  Substantial leadership experience

  •
  Leads a company with almost $6 billion in 2012 revenues and over 10,000 employees

  Global operations experience

  •
  30+ years of strategic, operational, research and development and marketing experience in the health care industry

  Public board experience

  •
  Concurrent service on two other public boards and prior service on other public boards

Business Experience:

  Avery Dennison Corporation

  •
  Chairman, President & CEO
  (Apr. 2010-Present)
  •
  President & CEO
  (May 2005-Apr. 2010)
  •
  President & COO
  (May 2000-Apr. 2005)
  •
  Group Vice President, Roll Materials
  (Nov. 1999-Apr. 2000)

Skills and Qualifications:

  Substantial leadership experience

  •
  Three years leading our company as Chairman, eight years as our Chief Executive Officer and 13 years as our President

  Global operations experience

  •
  30 years managing our global pressure-sensitive materials operations

  Public board experience

  •
  Concurrent service on one other board

2013 DIRECTOR NOMINEES (cont.)

Patrick T. Siewert

Age 57
Director since April 2005

Board Roles:
    Audit Committee Member
    Finance Committee Member
 Current Public Company Directorships:
    Mondelez International, Inc.
 Public Company Directorships in Past 5 Years:
    None

Julia A. Stewart

Age 57
Director since January 2003

Board Roles:
    Governance Committee Chairman
    Compensation Committee Member
 Current Public Company Directorships:
    DineEquity, Inc. (Chairman)
 Public Company Directorships in Past 5 Years:
    IHOP Corporation (DineEquity predecessor)

Business Experience:

  The Carlyle Group,
  a global alternative investment firm

  •
  Managing Director
  (Apr. 2007-Present)

  The Coca-Cola Company,
  the world's largest beverage company

  •
  Senior Advisor
  (Feb. 2006-Mar. 2007)
  •
  Group President, Asia
  (Aug. 2001-Feb. 2006)

Skills and Qualifications:

  Industry knowledge

  •
  Advised and led a division of a global company in the beverage segment of consumer goods industry into which we sell our pressure-sensitive materials

  Global operations experience

  •
  Work experience in Asia, a region in which we manufacture many of the products for our RBIS division and a geographic market that is driving our sales growth in emerging markets

  Financial expertise

  •
  Managing director of an investment firm, with extensive financial and investment experience
  •
  Experience with overseeing accounting and auditing matters in foreign jurisdictions

  Public board experience

  •
  Concurrent service on one other public board

Business Experience:

  DineEquity, Inc.,
  owner, operator and franchisor of IHOP and
  Applebee's restaurants globally

  •
  Chairman & CEO
  (June 2008-Present)

  IHOP Corporation,
  DineEquity's predecessor entity

  •
  Chairman & CEO
  (May 2006-May 2008)
  •
  President, CEO & COO
  (May 2002-Apr. 2006)
  •
  President & COO
  (Dec. 2001-May 2002)

Skills and Qualifications:

  Substantial leadership experience

  •
  Leads the world's largest full-service restaurant company

  Global operations experience

  •
  Substantial operational and marketing experience in the dining industry
  •
  Expertise in brand positioning, risk assessment, financial reporting and corporate governance

  Public board experience

  •
  Concurrent service on one other public board

2013 DIRECTOR NOMINEES (cont.)

Martha N. Sullivan

Age 56
Director since February 2013

Board Roles:
    None
 Current Public Company Directorships:
    Sensata Technologies Holding N.V.
 Public Company Directorships in Past 5 Years:
    None

Business Experience:

  Sensata Technologies Holding N.V.,
  a leading supplier of sensors and controls

  •
  President & CEO
  (Jan. 2013-Present)
  •
  President
  (Sept. 2010-Dec. 2012)
  •
  COO
  (Apr. 2006-Aug. 2010)

  Texas Instruments, Inc.,
  Sensata's predecessor entity

  •
  Vice President of Sensor Products
  (1997-2006)

Skills and Qualifications:

  Substantial leadership experience

  •
  Leads a business-to-business enterprise with almost $2 billion in 2012 revenues

  Global operations experience

  •
  Oversees all business segments, global operations and strategic planning
  •
  Strong technology background, including experience overseeing the automotive radiofrequency identification business for Texas Instruments

  Public board experience

  •
  Concurrent service on one other public board

CONTINUING DIRECTORS

Peter K. Barker

Age 64
Director since January 2003
Term expires in 2014

Board Roles:
    Finance Committee Chairman
    Audit Committee Member
 Current Public Company Directorships:
    Fluor Corporation
 Public Company Directorships in Past 5 Years:
    GSC Investment Corp.

Ken C. Hicks

Age 60
Director since July 2007
Term expires in 2014

Board Roles:
    Audit Committee Member
    Governance Committee Member
 Current Public Company Directorships:
    Foot Locker, Inc. (Chairman)
 Public Company Directorships in Past 5 Years:
    J.C. Penney Company, Inc.

Business Experience:

  JPMorgan Chase & Company,
  a global financial services firm

  •
  Chairman of California and
  Executive Committee Member
  (Sept. 2009-Jan. 2013)

  Goldman Sachs & Co.,
  an investment banking, securities and
  investment management firm

  •
  General Partner
  (1982-1998)

Skills and Qualifications:

  Substantial leadership experience

  •
  Led a division with over 21,000 employees
  •
  Member of the executive committee overseeing a global enterprise with $100+ billion in revenues

  Financial expertise

  •
  37 years of investment banking/ management experience, advising companies on capital structure, strategic planning, financing, recapitalization, acquisitions and divestitures

  Public board experience

  •
  Concurrent service on one other public board

Business Experience:

  Foot Locker, Inc.,
  a specialty athletic retailer

  •
  Chairman, President & CEO
  (Feb. 2010-Present)
  •
  President, CEO & Director
  (Aug. 2009-Feb. 2010)

  J.C. Penney Company, Inc.,
  a retail company

  •
  President & Chief Merchandising Officer
  (Jan. 2005-Jul. 2009)
  •
  President & COO
  (Jul. 2002-Dec. 2004)

  Payless ShoeSource, Inc.,
  a specialty family footwear retailer

  •
  President
  (Jan. 1999-Feb. 2002)

Skills and Qualifications:

  Substantial leadership experience

  •
  Leads a company with over $6 billion in annual revenues and 30,000 full- and part-time employees

  Industry knowledge

  •
  28 years of senior marketing and operational experience in the retail industry into which our RBIS group sells

  Public board experience

  •
  Concurrent service on one other public board

CONTINUING DIRECTORS (cont.)

Charles H. Noski

Age 60
Director since November 2011
Term expires in 2014

Board Roles:
    Audit Committee Member
 Current Public Company Directorships:
    Avon Products, Inc.
    Microsoft Corporation
 Public Company Directorships in Past 5 Years:
    Air Products & Chemicals, Inc.
    Automatic Data Processing, Inc.
    Morgan Stanley

Business Experience:

  Bank of America Corporation,
  a global financial services firm

  •
  Vice Chairman
  (June 2011-Sept. 2012)
  •
  EVP & CFO
  (May 2010-June 2011)

  Northrop Grumman Corporation,
  a military and defense contractor

  •
  VP & CFO
  (Dec. 2003-May 2005)

  AT&T Corporation,
  a telecommunications company

  •
  Vice Chairman
  (Feb. 2002-Nov. 2002)
  •
  SEVP & CFO
  (Dec. 1999-Feb. 2002)

Skills and Qualifications:

  Substantial leadership experience

  •
  Former senior financial and operating executive of several large multi-national corporations

  Financial expertise

  •
  Former partner of a global independent registered public accounting firm
  •
  Former chief financial officer of global financial services, telecommunications and aerospace companies
  •
  Certified public accountant (inactive)
  •
  Chairman of the Financial Accounting Standards Advisory Council

  Public board experience

  •
  Concurrent service on two other public boards and prior service on other public boards

BOARD OF DIRECTORS MATTERS

NON-EMPLOYEE DIRECTOR COMPENSATION

        The table on page 33 provides information regarding the compensation earned by or awarded to our non-employee directors during 2012. The components of this compensation are described below, as is our director stock ownership policy and recent changes to our non-employee director compensation program approved by the Compensation Committee.

2012 Deferrable Cash Compensation

        In 2012, our non-employee directors earned an annual retainer of $65,000, except that (i) the Lead Independent Director earned an annual retainer of $85,000 and (ii) the retainer was prorated for any director's partial service during the year. In addition, the Chairman of the Audit, Compensation, Finance and Governance Committees received an annual retainer of $15,000, $12,500, $7,500 and $7,500, respectively, for his or her service in that capacity. Non-employee directors also received $1,500 per Board meeting attended; $2,000 per Committee meeting attended as Chairman; and $1,500 per Committee meeting attended as member. These amounts were paid quarterly in arrears. Directors were also reimbursed for travel expenses incurred to attend Board meetings.

        Non-employee directors may choose to receive their retainers and meeting fees in (i) cash; (ii) deferred stock units ("DSUs") credited to an individual account established in their name under the Directors Deferred Equity Compensation Plan ("DDECP") or Directors Variable Deferred Compensation Plan ("DVDCP"); or (iii) a combination of cash and DSUs. When a director retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director's service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the respective payable date in the form of additional DSUs credited to the accounts of directors who participate in the DDECP. Fees deferred under the DVDCP accrue earnings at the rate of return of certain bond and equity investment funds managed by an insurance company.

        During 2012, Messrs. Anderson, Börjesson, Cardis and Siewert received their retainers and meeting fees in cash and

Mr. Hicks received half of his retainer and meeting fees in cash and the other half in DSUs. The remaining directors received their retainers and meeting fees entirely in DSUs, except for Mr. Mullin who deferred his fees into the DVDCP.

2012 Equity Compensation

        Each non-employee director who was a member of our Board on April 26, 2012 received an annual equity grant of approximately $100,000, denominated 50% in restricted stock units ("RSUs") and 50% in stock options, both of which vest ratably over three years, except that all unvested RSUs and stock options held by a director retiring from our Board at or after age 72 fully vest on the retirement date. Each such director received 1,569 RSUs and an option to purchase 6,318 shares of our common stock at an exercise price of $31.87, the average of the high and low prices of our common stock on the date of grant. In connection with his election to our Board on December 6, 2012, Mr. Anderson received an equity grant that was prorated from the date of his election to the date of the Annual Meeting, resulting in his receipt of 688 RSUs and an option to purchase 2,770 shares of our common stock at an exercise price of $33.32, the average of the high and low prices of our common stock on the date of grant.

Matching Gift Program

        We match up to $10,000 per year of each non-employee director's contributions to charitable organizations or educational institutions.

Director Stock Ownership

        To further align our directors' interests with those of our stockholders, our stock ownership policy requires that non-employee directors acquire and maintain a minimum equity interest in our company equal to the lesser of (i) five times the annual Board retainer (currently $325,000) divided by our stock price or (ii) 6,500 shares.

        The Governance Committee reviewed non-employee director stock ownership in February 2013, noting that 11 of our 12 then-serving directors had exceeded the minimum ownership level required by the policy and Mr. Anderson was on track to meet the minimum ownership level within the requisite five years of joining our Board.

        To our knowledge, based solely on our review of their written representations, none of our directors (i) purchased financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of our common stock held, directly or indirectly, by them or (ii) pledged any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account. Based on those facts and forthcoming SEC rules on these matters, we have not formally adopted a policy expressly prohibiting hedging or pledging of shares but expect to do so in accordance with SEC rules.

2013 Director Compensation Program

        In February 2013, the Compensation Committee considered the design of our non-employee director compensation program, which had not been changed for over three years. At the Committee's request, Towers Watson reviewed trends in board compensation and assessed the competitiveness of our non-employee director compensation program. The firm analyzed all components of the program, including cash compensation (Board and Committee retainers and meeting fees); equity grants; total direct compensation (annual cash plus equity); and total remuneration (which includes an annualized value of initial-election equity grants); stock ownership guidelines; and the additional retainer for our Lead Independent Director.

        Towers Watson noted that, after remaining unchanged during the economic downturn of 2008 and 2009, U.S. board compensation increased in both 2010 and 2011 due to greater time requirements and increased accountability, responsibility and risk associated with directorships. Using data from public filings of companies ranked in the Fortune 250-500 with median annual revenues of $6.6 billion, Towers Watson determined that our total annual remuneration of approximately $195,000 was below the median. As a result, Towers Watson recommended that the Committee modify the program to maintain its market-competitiveness and continue allowing us to attract qualified directors to fulfill our

Board's oversight functions on behalf of our stockholders. In accordance with the recommendations of its independent compensation consultant, the Compensation Committee recommended approval of the following changes to the program:

•
increasing target total remuneration to $225,000, an amount intended to approximate the projected median in 2015, assuming the continuation of the 10-13% growth rate in outside director compensation among large companies in recent years;

•
eliminating per-meeting fees (consistent with the approach of a majority of the companies reviewed) and increasing the annual retainer by $25,000, to $90,000, to ease program administration and cover all service, including meeting attendance, by Board and Committee members;

•
setting the Audit, Compensation, Governance and Finance Committee Chairman retainers at $20,000, $15,000, $15,000, and $15,000, respectively, to approximate the annualized value of the per-meeting fees previously received by Committee chairs;

•
increasing the amount of annual equity compensation from $100,000 to $125,000, granted 100% in the form of RSUs consistent with market practices and the elimination of stock options from our 2013 executive compensation program; and

•
expressing the director stock ownership guideline as the lesser of the fixed-dollar amount of $325,000, rather than a multiple of the annual retainer, and 6,500 shares.

        Upon the Compensation Committee's recommendation, the Board approved the revised program summarized below, effective as of the Annual Meeting.

2013 NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

Annual Board Retainers:
Base Retainer	$90,000
Additional Retainer for Lead Independent Director	$20,000
Additional Retainer for Audit Committee Chairman	$20,000
Additional Retainer for Compensation Committee Chairman	$15,000
Additional Retainer for Governance Committee Chairman	$15,000
Additional Retainer for Finance Committee Chairman	$15,000
Annual Equity Grant:
Restricted Stock Units (3-year ratable vesting from May 1)	$125,000

 2012 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Mr. Alford	$ 80,000	$46,609	$43,935	–	$10,000	$180,544
Mr. Anderson(6)	$ 6,916	$21,435	$18,174	–	–	$ 46,525
Mr. Barker	$ 99,000	$46,609	$43,935	–	$10,000	$199,544
Mr. Börjesson	$ 84,500	$46,609	$43,935	–	–	$175,044
Mr. Cardis	$109,500	$46,609	$43,935	–	$10,000	$210,044
Mr. Hicks	$ 93,500	$46,609	$43,935	–	$10,000	$194,044
Mr. Mullin(6)	$ 78,500	$46,609	$43,935	$36,076	$10,000	$215,120
Mr. Noski	$ 87,500	$46,609	$43,935	–	$10,000	$188,044
Mr. Pyott	$124,500	$46,609	$43,935	$18,339	$10,000	$243,383
Mr. Siewert	$ 90,500	$46,609	$43,935	–	$ 2,290	$183,334
Ms. Stewart	$100,000	$46,609	$43,935	–	$10,000	$200,544
Ms. Sullivan(6)	–	–	–	–	–	–

(1)
Amounts represent retainers and meeting fees earned in 2012, as set forth in the following table. At their election, the following directors deferred their cash compensation through the DDECP, with the following balance of DSUs in their accounts as of December 31, 2012: Mr. Alford – 7,052; Mr. Barker – 15,628; Mr. Cardis – 346; Mr. Hicks – 7,437; Mr. Noski – 3,180; Mr. Pyott – 32,556; and Ms. Stewart – 22,973.

Director	Roles in Addition to Non-Employee Director	Board Retainer	Committee Chairman Retainer	Meeting Fees
Mr. Alford	Compensation Committee Member	$65,000	–	$15,000
Mr. Anderson	None	$ 5,416	–	$ 1,500
Mr. Barker	Finance Committee Chairman; Audit Committee Member	$65,000	$ 7,500	$26,500
Mr. Börjesson	Finance Committee Member; Governance Committee Member	$65,000	–	$19,500
Mr. Cardis	Audit Committee Chairman; Finance Committee Member	$65,000	$15,000	$29,500
Mr. Hicks	Audit Committee Member; Governance Committee Member	$65,000	–	$28,500
Mr. Mullin	Finance Committee Member	$65,000	–	$13,500
Mr. Noski	Audit Committee Member	$65,000	–	$22,500
Mr. Pyott	Lead Independent Director; Compensation Committee Chairman; Governance Committee Member	$85,000	$12,500	$27,000
Mr. Siewert	Audit Committee Member; Finance Committee Member	$65,000	–	$25,500
Ms. Stewart	Governance Committee Chairman; Compensation Committee Member	$65,000	$ 7,500	$27,500
(2)
Amounts reflect the aggregate grant date fair value of RSUs granted during 2012, without adjustment for forfeitures. The fair value of RSUs was determined as of the date of grant based on the closing price of our common stock on such date, adjusted for foregone dividends. As of December 31, 2012, each director serving on that date, except for Messrs. Anderson and Noski, held a total of 2,786 RSUs; Messrs. Anderson and Noski held a total of 688 and 2,101 RSUs, respectively, as of December 31, 2012.

(3)
Amounts reflect the aggregate grant date fair value of options granted during 2012, without adjustment for forfeitures. The fair value of options was estimated as of the date of grant using the Black-Scholes option-pricing model. Refer to footnote (3) of the Summary Compensation Table for information on the assumptions used under this model. As of December 31, 2012, the directors serving on that date held stock options, including vested and unvested options, as follows: Mr. Alford – 16,009; Mr. Anderson – 2,770; Mr. Barker – 33,009; Mr. Börjesson – 29,009; Mr. Cardis – 31,009; Mr. Hicks – 25,009; Mr. Mullin – 28,009; Mr. Noski – 9,495; Mr. Pyott – 28,009; Mr. Siewert – 29,009; and Ms. Stewart – 33,009.

(4)
For Mr. Mullin, amount includes $12,963 in above-market earnings during fiscal year 2012 on fees deferred under the DVDCP. We do not currently have a retirement benefit program for non-employee directors; however, Messrs. Mullin and Pyott receive retirement benefits under a director retirement plan that was frozen in 2002. For Messrs. Mullin and Pyott, amounts include the change in present value of their benefits under that plan, based on an interest rate of 4.00% as of December 31, 2012.

(5)
Amounts reflect our matching gifts for contributions made by directors to charitable organizations or educational institutions during 2012. The total amount paid for these matching gifts in 2012 was $82,290.

(6)
Mr. Anderson was appointed to our Board on December 6, 2012 and received cash compensation prorated for his period of service during the year and equity compensation prorated for his period of service until the Annual Meeting. Mr. Mullin is scheduled to retire from our Board on the date of the Annual Meeting. Ms. Sullivan was appointed to our Board on February 27, 2013 and did not receive any compensation for 2012.

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (this "CD&A") provides an overview and analysis of the principles and practices underlying our executive compensation program. In Compensation Tables, we provide a series of tables with compensation information for our following named executive officers (our "NEOs") for 2012:

•
Dean A. Scarborough,
Chairman, President and
Chief Executive Officer;

•
Mitchell R. Butier,
Senior Vice President and
Chief Financial Officer;

•
Timothy S. Clyde,
President, Specialty Materials and
New Growth Platforms;

•
R. Shawn Neville,
President, Retail Branding and
Information Solutions; and

•
Donald A. Nolan,

President, Materials Group.

        As previously announced, Mr. Clyde will be departing our company effective March 31, 2013.

        Stockholders are urged to carefully review and consider this CD&A, together with the information contained in Compensation Tables, in casting their advisory vote to approve our 2012 executive compensation. See Proposal 2—Advisory Vote to Approve Executive Compensation.

        THIS CD&A CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. FOR A DETAILED DISCUSSION OF THESE RISKS, SEE PART I, ITEM 1A. "RISK FACTORS" AND PART II, ITEM 7.

"MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN OUR 2012 ANNUAL REPORT ON FORM 10-K, FILED ON FEBRUARY 27, 2013 WITH THE SEC ("OUR 2012 ANNUAL REPORT"). THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROXY STATEMENT ARE MADE ONLY AS OF THE DATES INDICATED, AND WE UNDERTAKE NO OBLIGATION TO UPDATE THESE STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXECUTIVE SUMMARY

        Our executive compensation program is designed to reflect the Compensation Committee's pay-for-performance philosophy by (i) aligning management's interests with the long-term interests of our stockholders and (ii) providing compensation on the basis of corporate and individual performance that advances our financial goals and strategic objectives, with incentives designed to prevent excessive risk-taking by our NEOs.

Our 2012 Performance

        Unless otherwise indicated, the following discussion of our performance is focused on our continuing operations as of the end of our 2012 fiscal year. At year-end, we were engaged in a sale process to divest our Office and Consumer Products (OCP) business and results for that business were classified as discontinued operations; although the pending sale of that business to CCL Industries, Inc. (CCL) also includes our Designed and Engineered Solutions (DES) business, the DES business was included in continuing operations for 2012. In addition, as described in our 2012 Annual Report, segment results have been reclassified to reflect our new operating structure.

        For complete information regarding our 2012 performance, including the definitions of and qualifications for the non-GAAP financial measures used in this CD&A and a reconciliation of those measures to the most directly comparable GAAP measures, see the 2012 AIP Results table in this CD&A and read "Management's Discussion and Analysis of Financial Condition and Results of Operations," in particular the information contained under the heading "Non-GAAP Financial Measures," and the audited consolidated financial statements and accompanying notes thereto contained in our 2012 Annual Report.

  Strong Consolidated Financial Results

        In May 2012, we communicated to investors our long-term financial targets we plan to realize by the end of 2015. We delivered strong financial performance that met or exceeded each of these targets in 2012, as well as the guidance ranges for adjusted earnings per share (EPS) and free cash flow we provided to our investors in February 2012, as shown in the following table.

Financial Metric (non-GAAP)	Long-term Targets	2012 Results
Organic sales growth*	3%-5%	4%*
Adjusted EPS growth*	15%-20%	20%*
Free cash flow*	$300+ mil.	$312 mil.*

        We achieved the following results in 2012, with strong momentum in the second half of the year:

•
Reported earnings per share, assuming dilution (including discontinued operations), of $2.08, an approximate 17% increase over 2011;

•
Adjusted EPS of $2.08*, up approximately 20% over the prior year;

•
Free cash flow, including discontinued operations, of $353 million*, with free cash flow from continuing operations of approximately $312 million*;

•
Organic sales growth of approximately 4%*, driven by higher volume; and

•
Reported operating margin improvement of 40 basis points.

        Our 2012 total shareholder return of 26% outperformed the S&P 500® Index, which reported a total shareholder return of 16% for the year.

        We remain committed to substantial earnings growth, a healthy balance sheet and strong free cash flow. For 2013, we expect our Adjusted EPS to grow 15% to 35% over 2012 and we expect to return most of our free cash flow to our stockholders.

  Strong Segment Results

        The businesses in our Pressure-sensitive Materials (PSM) segment grew organic sales by 4%* in 2012, within our target range for these businesses of 3%-5%. Reported operating margin improved 20 basis points to 8.5%. In addition, the Materials Group exceeded its goal for sales from new products and launched 14 innovations at the industry's biggest trade show, Labelexpo.

        Our Retail Branding and Information Solutions (RBIS) businesses had year-over-year organic sales growth of 3%*, within our target range for these businesses of 3%-5%. Reported operating margin improved 80 basis points to 3.6%. The business' RFID inlay manufacturing business increased sales to apparel retailers by more than 70% in 2012, and is now solidly profitable with an annual run rate of sales in excess of $100 million.

  Increased Return of Cash to Stockholders

        In 2012, we maintained a healthy balance sheet, ending the year with a net debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 1.8* while further delivering on our commitment to allocate free cash flow to our stockholders through dividend payments and share repurchases. We returned 98% of our 2012 free cash flow (including discontinued operations) to our stockholders through the following means:

•
Share Repurchases – We repurchased 7.9 million, or approximately 7%, of our outstanding shares at an aggregate cost of approximately $235 million. In July 2012, our Board authorized the repurchase of additional shares of our common stock in the total aggregate amount of up to $400 million (exclusive of any fees, commissions or other expenses related to the purchases), approximately $338 million of which remained available at year-end. Share repurchases more than offset the dilutive effect of our equity incentive awards in 2012.

•
Increased Dividend – We paid an annual dividend of $1.08 per share for approximately $110 million, representing an 8% increase over our previous dividend rate. As previously announced, our Board is scheduled to undertake its consideration of a

* Non-GAAP financial measure. Reconciliation to most directly comparable GAAP measure can be found in 2012 AIP Results table in this CD&A or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2012 Annual Report.

  dividend increase in April 2013 and we expect to declare the dividend on the day of the Annual Meeting.

  Pending Divestiture of OCP and DES Businesses; Sharpened Focus on Core Businesses

        In January 2013, we entered into an agreement to sell our OCP and DES businesses to CCL for a total purchase price of $500 million, subject to adjustment in accordance with the terms of the agreement. The transaction is subject to customary closing conditions and regulatory approvals, and is expected to be completed in mid-2013. We expect net proceeds of approximately $400 million from the transaction, which we intend to use to repurchase shares and make an additional pension plan contribution. We believe that the transaction represents the best opportunity to maximize the value of these businesses for our stockholders.

        After the sale, we expect to continue to be well-positioned for profitable growth and increased shareholder returns with our talent and resources sharply focused on our industry-leading PSM and RBIS businesses, which have significant strategic advantages, including global reach and scale; broad product portfolios; strength in emerging markets; proprietary technology and process expertise; innovation excellence; and strong relationships with end users and direct customers.

  Greater Productivity through Restructuring

        In 2012, we initiated a restructuring program to achieve more than $100 million in annualized savings by mid-2013. We launched this program to build on our competitive advantages and further strengthen our ability to deliver our long-term targets. This program involved the following key initiatives:

•
streamlining our corporate organization to eliminate the stranded costs from the planned divestiture of the OCP business, which provides our businesses the ability to align the support they receive from functional areas such as finance, legal, human resources and information technology with their respective business needs and gives them full accountability for their externally reported financial results;

•
integrating our Graphics and Reflective Solutions (GRS) business into our Label and Packaging Materials (LPM) business – both of which are reported in our PSM segment – to form the Materials Group and enable the GRS business to become more competitive and improve returns;
•
consolidating our corporate research and development resources into our research centers in Ohio, the Netherlands, China and India to enhance our innovation capability and accelerate time to market; and

•
reducing RBIS's footprint by 20% to improve the business' returns over the long term given the slower growth environment experienced during 2011 and the first half of 2012.

        We realized approximately $20 million (net of transition costs) of the annualized savings from this program in 2012, and expect to realize most of the remaining $80 million in 2013.

2012 Executive Compensation

  Strong 2012 Performance Resulted in Financial Modifier of 117% for 2012 AIP Awards and Payout of 117% for Performance Units Eligible for Vesting

        While we provide consistent, market-competitive total direct compensation opportunities for our NEOs, the actual compensation realized by them varies year-to-year based on our performance. Our 2012 performance exceeded the target level for each of the performance objectives established by the Compensation Committee for our 2012 Annual Incentive Plan (AIP), resulting in a financial modifier of 117%.

2012 AIP RESULTS VS. TARGETS

Performance Objective	Weigh- ting	2012 Target	2012 Results	%age of Target
Adj. sales growth	20%	2.8%	3.6%	116%
Adj. EPS	60%	$2.01	$2.08	118%
Free cash flow	20%	$300 mil.	$312 mil.	114%

        In addition, we exceeded the target level for two of the three performance objectives established by the Compensation Committee for our 2010-2012 Mid-Term Incentive Plan (MTIP), resulting in an overall payout of 117% of the target number of performance units ("PUs") granted thereunder.

2010-2012 MTIP RESULTS VS. TARGETS

Performance Objective	Weigh- ting	Target Set in 2010	Results Achieved in 2012	Payout as %age of Target
Sales (compound annual growth rate)	33%	3.9%	4.3%	152%
Cumulative EVA (economic value added)	33%	$414 mil.	$536 mil.	200%
Relative TSR(1) (total shareholder return)	33%	50th %ile	8th %ile	0%

(1)
Below-target three-year TSR primarily reflects 2010 and 2011 performance; 2012 one-year TSR outperformed the S&P 500® Index.

  No Base Salary Increase for CEO/Limited Increases for Other NEOs; No Increases to Bonus Opportunities

        Our CEO, at his recommendation, did not receive a base salary increase in 2012. Our other NEOs received limited base salary increases of 4% or less, consistent with the average percentage increase for our other U.S. employees, except for Mr. Butier. Mr. Butier, who was promoted internally to CFO in 2010, received a 9% increase to bring his base salary closer to the market median and the other NEOs' base salary levels. Additionally, our NEOs' target bonus opportunities under the 2012 AIP remained at the same level as in 2011.

  2012 NEO Total Realized Compensation

        The following table shows the compensation actually earned by our NEOs for 2012. It is not intended, nor should it be considered as, a substitute for the Summary Compensation Table required by SEC regulations. Whereas the Summary Compensation Table includes the change in the actuarial present value of pension benefits to which NEOs are entitled, the Total Realized Compensation Table excludes these amounts because they are based on the assumptions we use for financial reporting purposes and do not reflect amounts paid to or realized by our NEOs. In addition, amounts under the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table reflect the fair value of these awards granted to NEOs based on the awards' grant date value for financial reporting purposes. The Total Realized Compensation Table instead includes any value realized by our NEOs from the exercise of stock options and vesting of RSUs and PUs (before payment of applicable withholding taxes and brokerage commissions).

        As shown in the table, the total compensation realized by our CEO was 45% of his total compensation reflected in the Summary Compensation Table and the average total compensation realized by our other NEOs was significantly lower than their average total compensation shown in the Summary Compensation Table. In addition, the total compensation realized by our CEO for 2012 was less than three times the average total compensation realized by our other NEOs.

TOTAL REALIZED COMPENSATION TABLE

Name	Salary	Non-Equity Incentive Compensation(1)	Performance Units(2)	RSUs(3)	Stock Options(4)	All Other Compensation(5)	Total
Mr. Scarborough	$1,040,000	$1,947,000	$1,675,060	—	—	$287,334	$4,949,394
Mr. Butier	$533,785	$573,922	$232,218	$127,223	—	$122,655	$1,589,803
Mr. Clyde	$546,417	$387,309	$459,281	—	$793,253	$144,929	$2,331,189
Mr. Neville	$539,938	$381,362	$436,375	—	—	$128,237	$1,485,912
Mr. Nolan	$567,842	$750,000	$459,281	—	—	$148,142	$1,925,265

(1)
Amounts reflect awards earned under our 2012 AIP, which were determined in February 2013 and are paid in March 2013.

(2)
Amounts reflect the vesting of PUs granted under the 2010-2012 MTIP at 117% of target based on our performance against the objectives established by the Compensation Committee in February 2010, as determined by the Compensation Committee in February 2013.

(3)
Amounts reflect the value realized from the vesting of RSUs, as shown in the Option Exercises and Stock Vested Table.

(4)
Amounts reflect the value realized from the exercise of stock options, as shown in the Option Exercises and Stock Vested Table.

(5)
For components of "All Other Compensation," see footnote (6) of the Summary Compensation Table.

 EXECUTIVE COMPENSATION BEST PRACTICES

        Our executive compensation program incorporates the following best practices, which we believe collectively ensure that the program serves the long-term interests of our stockholders:

•
Substantial Majority of NEO Compensation Is Incentive-based and at Risk.  A majority of our NEOs' target total direct compensation (defined as base pay, target 2012 AIP opportunity and target 2012 long-term incentive (LTI) opportunity) is tied to corporate performance and at risk; for fiscal year 2012, approximately 85% of our CEO's and approximately 71% of our other NEOs' total direct compensation consisted of at risk incentive compensation. Cash-based incentive compensation, if any, is based on our achievement of predetermined annual performance objectives that are consistent with the metrics we use for our annual operating plan. Our equity-based long-term compensation helps ensure alignment of NEO interests with stockholder interests by allowing them to build an equity stake in our company to the extent such compensation is realized.

•
Balanced Compensation Program.  Executive compensation for 2012 consisted of a base salary, target cash and equity incentive compensation, perquisites and other benefits. Incentive compensation consisted of an AIP award and an LTI opportunity designed to deliver value equal to target percentages of total direct compensation, with the compensation actually realized by our NEOs only to the extent warranted by our and their performance. In lieu of enumerated perquisites, our NEOs receive a flat taxable executive benefit allowance that is not subject to any tax gross-up. In addition, our NEOs are eligible to participate in our company-wide U.S. benefit programs.

•
Incentive Compensation Clawback.  Cash and equity incentive compensation is subject to clawback in the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results.

•
Reasonable Severance Benefits.  In the event of termination not for cause in the absence of a change of control, no NEO is eligible to receive a payment in excess of the sum of his annual pay, highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental benefits, except for our CEO, who is eligible to receive a payment of two times his respective sum of these amounts.

•
Reasonable Change of Control Severance Benefits.

  •
  Payment Limitations.  In the event of a qualifying termination of employment following a change of control, no NEO is eligible to receive a severance payment in excess of two times the sum of his annual pay, highest AIP award received in the preceding three years and the cash value of 24 months of his qualified medical and dental benefits, except for our CEO, who is eligible to receive a payment of three times the sum of his annual pay, highest AIP award received in the preceding three years and the cash value of 36 months of his qualified medical and dental benefits.

  •
  No Excise Tax Gross Ups.  No NEO is eligible to receive an excise tax gross-up on any payment received in connection with a change of control or termination.

  •
  Elimination of Single Trigger Equity Vesting Beginning in 2012.  As a result of stockholder approval of our Amended and Restated Stock Option and Incentive Plan (the "Equity Plan") at the 2012 Annual Meeting, in the event of a change of control, the vesting of equity awards granted after that approval would be accelerated only if an NEO experiences a separation of service within 24 months of the change of control.

•
Independent Oversight and Expertise.  The Compensation Committee, which is comprised solely of independent directors, manages our Board's responsibilities relating to the compensation of our executive officers, including our NEOs. The Compensation Committee has engaged Towers Watson to provide it with executive compensation advice, and Towers Watson's independence and absence of conflicts of interest has been affirmatively determined by the Compensation Committee.

•
Robust Planning and Evaluation Process.  The Compensation Committee utilizes a total direct compensation positioning strategy that references market survey data and utilizes peer groups for measuring achievement of certain performance objectives. To determine executive compensation, the Compensation Committee performs an annual performance review of each of our NEOs and reviews tally sheets that summarize all elements of NEO compensation.

•
"At-will" Employment.  None of our NEOs have employment agreements; as a result, their continued employment remains at all times subject to our satisfaction with their performance. In addition, the terms and conditions of their employment are governed by plans approved by the Compensation Committee, which ensures consistency among our executives and eliminates the need for us to individually negotiate compensation packages.

•
Stringent Stock Ownership Guidelines.  Our NEOs are required to obtain and maintain a significant amount of our common stock to ensure their interests remain aligned with those of our stockholders. Our CEO is required to obtain and maintain shares equal to the lesser of five times his annual salary or 95,000 shares; he currently beneficially owns shares with a market value in excess of ten times his annual salary. If an NEO fails to comply with or make reasonable progress towards meeting his applicable guideline level, he is required to retain all net shares acquired from the exercise of stock options or the vesting of stock awards.

•
No Hedging or Pledging.  None of our NEOs have hedged or pledged any of the shares of our common stock held by them, directly or indirectly.

•
No Excessive Risk-Taking.  As described in Oversight of Risks Associated with Compensation Policies and Practices, our program has several features that together prevent excessive risk-taking behavior by our NEOs, including capped financial and individual modifiers under our AIP, LTI awards that have variable vesting periods, and different short- and long-term performance objectives for our AIP and LTI awards.

INCENTIVE COMPENSATION

        The Compensation Committee has developed an executive compensation program that ties a substantial majority of compensation to our success in meeting predetermined performance objectives and positively influencing the appreciation of our stock price. The objectives of this strategy are to attract and retain the best possible executive talent, motivate these executives to achieve our short- and long-term financial and strategic goals, align the interests of our executives with those of stockholders and recognize individual contributions in light of our overall business results.

Substantial Majority of NEO Compensation at Risk

        The Compensation Committee establishes target total direct compensation to provide our NEOs compensation that aligns with our financial performance over time, with reference to market practices. The Compensation Committee structures our compensation program to reward NEOs based on our corporate performance, as well as the individual executive's contributions (which incorporates the performance of their respective business or function), to motivate our executives and align their compensation with stockholder interests. As shown in dark gray in the following charts, the substantial majority of our NEOs' total direct compensation opportunity in 2012 was incentive-based and at risk.

2012 Target Total Direct Compensation Mix – CEO

2012 Average Target Total Direct Compensation Mix – Other NEOs

CONSIDERATION OF 2012 SAY-ON-PAY VOTE

        We provide our stockholders with the opportunity annually to vote to approve our executive compensation. Although the vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process, which also gives consideration to market practices, changes in laws and regulations, the proxy guidelines of our institutional stockholders and the policies of proxy advisory firms.

Active Engagement with Stockholders

        At the 2012 Annual Meeting, approximately 83% of the votes cast on our executive compensation proposal approved the 2011 compensation of our NEOs. Our management continued its long-standing practice of transparency and open dialogue with stockholders both before and after the 2012 Annual Meeting. During 2012, we proactively contacted our twenty largest institutional stockholders, representing over 60% of our then-outstanding shares, to solicit their views on our executive compensation program and make management available to answer questions or address concerns based on publicly-available information. As a result of our outreach efforts, we engaged in telephonic discussions with shareholders representing approximately 30% of our outstanding shares. In addition, we reviewed correspondence submitted by institutional stockholders to our Board and management, discussed matters raised by our stockholders, assessed market practices, considered the advice and expertise of the Compensation Committee's independent compensation consultant and reviewed reports issued by proxy advisory firms.

        While we believe approval by a substantial majority of our stockholders affirms our overall executive compensation program, the Compensation Committee critically evaluated the results with Towers Watson and management, giving consideration to the proxy guidelines of our institutional stockholders and the policies of proxy advisory firms. The Compensation Committee believes that negative votes were primarily driven by disappointment with our 2011 financial performance and secondarily by our proposal to increase the number of authorized shares issuable under the Equity Plan despite our relatively high burn rate, which is a measure of the number of equity awards granted to employees divided by the number of shares of our outstanding common stock. As we informed our stockholders during our discussions with them, the Compensation Committee believes that our 2011 executive compensation reflected pay-for-performance alignment because (i) the threshold level for the performance objective established by the Committee for the PUs granted under the 2009-2011 MTIP, which was solely to achieve a certain percentile of total shareholder return (TSR, which measures the return that we have provided for our stockholders, including stock price movement and dividends reinvested) relative to the S&P 500® Industrials and Materials subsets, was not achieved, resulting in the cancellation of the PUs and our NEOs realizing no compensation from the grants, and (ii) none of the targets established for our 2011 AIP were achieved, resulting in no AIP awards being paid to our NEOs for that year.

2012 Compensation Committee Actions

        No specific component of 2012 NEO compensation was altered based on the Compensation Committee's review of the 2012 vote results and engagement with stockholders since the vote occurred after the program had been determined in February 2012. However, as part of its overall review of our executive compensation program and as described in greater detail later in this CD&A, the Compensation Committee determined to establish a more tailored peer group of 50 public companies against which we will measure our relative TSR for purposes of the PUs granted under the 2012-2014 MTIP in light of the then-pending sale of the OCP business. In addition, given stockholder concerns regarding our burn rate, we began granting our non-executive employees long-term incentive units ("LTI Units") in lieu of RSUs; these incentive vehicles have similar terms and conditions to RSUs, but are cash-based rather than equity-based. We also simplified the disclosure in this CD&A to improve clarity and understanding of our executive compensation program and redesigned the corporate governance section of our website to improve clarity and understanding of our governance program.

2013 Compensation Committee Actions

        We further considered the 2012 vote results in formulating our executive incentive program for 2013, implementing the following changes, in part to address stockholder concerns:

•
Suspension of Annual Stock Option Grants to Executives.  While the Compensation Committee believes that stock options provide performance-based compensation because our stock price directly impacts the value, if any, realized upon exercise, the Compensation Committee recognized that many stockholders and proxy advisory firms do not view stock options as performance-based. While we retain the discretion to grant stock options in the future in accordance with the terms and conditions of the Equity Plan, for 2013 – based upon the recommendation of Towers Watson – the Compensation Committee determined to grant executives Market-leveraged Stock Units (MSUs) in lieu of stock options and RSUs. MSUs vest 25% on each of the four anniversaries of the date of grant. MSUs are settled in a number of shares of common stock calculated using a conversion formula that is linked directly to our absolute TSR under which the number of shares earned is adjusted at the vesting date based on the percentage change in our stock price (plus dividend equivalents, if any, accrued during the vesting period). MSUs will be cancelled if our absolute TSR declines by more than 30% during the vesting period and will be paid out at the threshold level of 70% if our absolute TSR decreases by 30% during the vesting period. MSUs will be paid out at the target level if 100% of our absolute TSR remains constant during the vesting period and at more than 100% if our absolute TSR increases during the vesting period, subject to a maximum payout of 200%. As an example, if our absolute TSR has increased by 66% during a vesting period, the participant would receive 166% of the number of MSUs eligible for vesting; however, if our absolute TSR has fallen by 10% during a vesting period, the participant would receive 90% of the number of MSUs eligible for vesting. Although dividend equivalents will accrue on MSUs during the period, they will be earned and paid only at vesting.

•
Grant of Performance-based LTI Units to Lower-level Executives.  To further address stockholder concerns regarding our burn rate, the Compensation Committee determined to grant performance-based LTI Units beginning in 2013 to our lower-level executives (which excludes all of our executive officers, including the NEOs). These incentive vehicles have similar terms and conditions to PUs, but are cash-based rather than equity-based. Our senior executives will continue being granted equity-based PUs to reinforce the alignment of their interests with those of our stockholders.

        The Compensation Committee will consider the outcome of the 2013 advisory stockholder say-on-pay vote when planning and determining executive compensation and disclose the nature and extent of such consideration in our 2014 proxy statement. We remain committed to continued engagement with our stockholders to solicit their viewpoints and discuss and demonstrate why we believe our executive compensation program properly aligns to our business strategies and long-term operating and financial performance.

        The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Compensation Committee by writing to:

  David E. I. Pyott, Chairman
  Compensation Committee
  c/o Corporate Secretary
  Avery Dennison Corporation
  150 North Orange Grove Boulevard
  Pasadena, California 91103.

BALANCED COMPENSATION PROGRAM

        The Compensation Committee designs our incentive plans based on our mid- and long-term corporate objectives to provide upside opportunity for exceeding performance targets and downside risk for missing performance targets. In addition, the program balances retention with reward for stockholder value creation, while also ensuring that the elements of the program, individually and in the aggregate, do not encourage excessive risk-taking.

        The key elements of our 2012 NEO compensation program are shown in the following table. Although the Compensation Committee is responsible for establishing the program under its Charter, its annual executive compensation decisions are reviewed and ratified by our independent directors.

2012 EXECUTIVE COMPENSATION PROGRAM

Compensation Element	Purpose	Evaluation Criteria
Base Salary	Provides fixed, monthly income for performing day-to-day responsibilities	Eligible for annual increase, giving consideration to responsibilities of the position; individual experience and prior-year performance; company and business group financial results; internal equity; the competition for executive talent; and salary information from market surveys
Target AIP Award	Provides variable, cash-based incentive to reward for achievement of annual performance objectives with targets established to motivate our NEOs to achieve our annual financial goals and strategic objectives	Calculated using the following formula:

Year-end Base Salary

X

Target AIP Opportunity
(based on market survey data and consistent with total direct compensation positioning strategy)

X

Financial Modifier
(based on corporate performance against objectives determined at the beginning of the year)

X

Individual Modifier
(based on achievement of individual objectives determined at the beginning of the year)
Target LTI Award (40% PUs, 30% stock options, 30% RSUs)	Provides variable, equity-based incentive compensation designed to enhance the alignment with stockholder value creation by providing the opportunity for increased equity ownership; realized only if we deliver greater value creation and higher stockholder returns by achieving our long-term business objectives	LTI opportunity based on market survey data and consistent with total direct compensation positioning strategy
Perquisites	Assist in attracting and retaining our NEOs	Modest perquisites consistent with market practices
Benefits	Provide a benefit program that is competitive with other companies with which we compete for executive talent to support the recruiting and retention of our NEOs	NEOs are eligible for benefits made available to all our U.S. employees, including benefits under retirement, savings, health and welfare, and disability plans, and participate on the same basis as other employees; NEOs are also eligible for a few benefits only made available to certain employees, primarily our executives

Base Salary

        In February 2012, the Compensation Committee approved the base salary increases shown in the following table for our NEOs. The amounts in the table do not conform to the amounts set forth in the Summary Compensation Table, which reflects the salary actually earned during 2012, because salary increases, if any, became effective as of April 1, 2012. Increases are generally driven by the NEO's prior-year performance, within the context of the average percentage merit increase provided to our U.S. employees and market salaries for positions with similar scope and responsibility.

2012 BASE SALARY INCREASES

NEO	Previous Base Salary	% Incr.	New Base Salary	Rationale
Mr. Scarborough	$1,040,000	0%	$1,040,000	At his recommendation, no increase due to below-target 2011 company performance
Mr. Butier	$500,033	9%	$545,035	Gradual increase to market median since his internal promotion to CFO in 2010
Mr. Clyde	$530,502	4%	$551,722	Position salary around market median; consistent with average increase for U.S. employees
Mr. Neville	$530,000	2.5%	$543,250	Position salary around market median; consistent with average increase for U.S. employees, adjusted downward due to below-target 2011 RBIS performance
Mr. Nolan	$551,303	4%	$573,355	Position salary around market median; consistent with average increase for U.S. employees

Incentive Compensation

        We structure our incentive compensation to reward our NEOs based on our performance, as well as the individual executive's contributions (which incorporates the performance of their respective business or function), to motivate our executives and align their interests with those of stockholders generally. The Compensation Committee allocates incentive compensation between cash and equity based on its assessment of our objectives and market practices.

        Our incentive compensation for 2012 consisted of a target AIP award based on performance against goals established by the Compensation Committee in February 2012, and target LTI awards granted by the Compensation Committee in February 2012.

2012 AIP Awards

        The 2012 AIP was designed to further our pay-for-performance strategy and give management additional incentive to provide for long-term stockholder value creation.

  2012 Financial Modifier

        The performance objectives for the 2012 AIP were based on financial metrics established and weighted by the Compensation Committee, in consultation with Towers Watson, in February 2012 based on the corporate goals for our 2012 annual operating plan approved by the Board at that time. The performance objectives were designed to be achievable only if we substantially improved upon our 2011 performance by executing our strategies and realizing our stretch targets for sales growth, EPS and free cash flow.

        For 2012, the Compensation Committee changed the weightings of the performance objectives from 2011 to reflect management's continued focus on executing its strategies to increase profitability and improve productivity, resulting in adjusted sales growth decreasing from 30% to 20% and adjusted EPS increasing from 50% to 60%.

2012 AIP PERFORMANCE OBJECTIVES

Performance Objective	Weighting	Rationale
Adjusted sales growth	20%	Measures growth of our businesses and serves as leading indicator of value creation
Adjusted EPS	60%	Indicates sustained long-term performance and reflects growth measurement used by stockholders to evaluate our performance
Free cash flow	20%	Provides the cash to invest in our businesses for the future and deliver strong shareholder returns through dividends and share repurchases

        Consistent with the way in which we measure our financial performance, in evaluating our achievement of these performance objectives, the Compensation Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as currency translation; acquisitions and divestitures; changes in accounting principles, tax codes or related regulations and rulings; natural disasters, terrorism and war; costs related to the early extinguishment of debt; costs of litigation outside the normal course of business; and non-cash charges. The financial modifier is capped at 200%.

        As shown in the following table, we exceeded the target level established for these performance objectives in 2012, resulting in an AIP financial modifier of 117%.

2012 AIP RESULTS

	Adjusted Sales Growth (weighted 20%)	Adjusted EPS (weighted 60%)	Free Cash Flow ($MM) (weighted 20%)	Financial Modifier
AIP Threshold (50%)	0.7%	$1.81	$275.0
AIP Target (100%)	2.8%	$2.01	$300.0
AIP 150% Upside	5.3%	$2.20	$345.0
AIP 200% Upside (Maximum)	7.9%	$2.40	$365.0
As reported(1)	0.2%	$2.08	$352.6
Impact of currency translation(2)	3.4%	–	–

As adjusted for impact of currency translation	3.6%	$2.08	$352.6
Restructuring costs and other items(3)	–	$0.45	–
Discontinued operations(4)	–	$(0.45)	$(40.4)

2012 AIP Performance	3.6%	$2.08	$312.2
Percentage of AIP Target Achieved	116%	118%	114%
Weighted Percentage Achieved	23%	71%	23%	117%

(1)
Included discontinued operations for adjusted EPS and free cash flow measures.

(2)
Impact of currency translation excluded for adjusted sales growth measure only.

(3)
Included severance and related costs, asset impairment and lease cancellation charges, indefinite-lived intangible asset impairment charges, costs associated with exiting product lines, and certain transaction costs, partially offset by gain on sale of product line.

(4)
Excluded discontinued operations, which were not included in original targets.

  Target AIP Opportunity

        The target AIP opportunity for 2012 was 125% and 60% for our CEO and other NEOs, respectively.

  2012 NEO Individual Modifiers

        Our NEOs are evaluated against financial and strategic goals established in their individual performance plans during the first quarter of the year, with the Compensation Committee approving the CEO's goals for the year and the CEO approving the goals of the other NEOs. These goals reflect our overall business performance as well as the performance of the business group or function that they lead. The NEOs' performance is assessed in February of the following year, measured against their goals and their exercise of our leadership principles in achieving them, giving consideration to the totality of the individual's performance rather than assigning specific weights to any of the applicable performance criteria. Individual modifiers generally do not exceed 150%, although the Compensation Committee may exercise its discretion if it believes a particular individual's performance merits a higher individual modifier.

        The Compensation Committee determines the individual modifier for our CEO based on its assessment of his performance. Our CEO recommends the individual modifiers for our other NEOs based on his assessment of their performance and the Compensation Committee considers our CEO's recommendations before approving the individual modifiers for our other NEOs.

        For 2012, the Compensation Committee evaluated the performance of our NEOs and determined that they met or exceeded their respective performance objectives established at the beginning of the year, noting their following key achievements:

•
Mr. Scarborough – Delivered strong consolidated 2012 results within long-term targets; provided the vision for and executed our 2012 restructuring program, which is expected to realize more than

$100 million in annualized savings by mid-2013; and quickly executed an agreement to sell the OCP and DES businesses following the termination of the prior OCP divestiture agreement.

•
Mr. Butier – Executed a substantial share repurchase program to meet our commitment to return more cash to shareholders, while maintaining a healthy balance sheet; implemented our restructuring program across our company; and developed a plan to maximize stockholder value from the expected net proceeds from the divestiture of the OCP and DES businesses.

•
Mr. Clyde – Executed plans to wind down our non-core new growth business platforms; provided transition support for the integration of our GRS business into the Materials Group; and mentored leaders of our DES and Vancive Medical Technologies businesses to assume greater responsibilities following his upcoming departure from our company.

•
Mr. Neville – Significantly improved RBIS' financial performance over 2011; integrated the RFID inlay manufacturing business into RBIS, with RFID achieving solid profitability in 2012; and executed key strategic imperatives for RBIS, including its global footprint reduction and external embellishment product portfolio.

•
Mr. Nolan – Delivered superior results in core businesses while assuming oversight responsibility for GRS and Performance Tapes businesses; improved the Materials Group's key strategic advantages, including its emerging markets focus, insight-driven innovation and commercial and operation excellence; successfully integrated the GRS business into the LPM business; and consolidated domestic PSM research and development operations in Ohio.

        Based on the above assessment, the Compensation Committee determined the individual modifiers in the following table for our NEOs.

2012 INDIVIDUAL MODIFIERS

NEO	Individual Modifier
Mr. Scarborough	128%
Mr. Butier	150%
Mr. Clyde	100%
Mr. Neville	100%
Mr. Nolan	186%(1)

(1)
The Compensation Committee exercised its discretion to reward Mr. Nolan with an individual modifier in excess of the generally applicable cap of 150% due to the outstanding results the Materials Group delivered in 2012 which resulted in a significantly greater financial modifier for this business group compared to the corporate financial modifier to which his compensation is tied, as well as his leadership in the reorganization of the businesses in our PSM segment.

        Our NEOs received the AIP awards shown in the following table based on corporate and individual performance (which incorporates the performance of their applicable business or function) during 2012.

2012 AIP AWARDS

NEO	2012 YE Base Salary	Bonus Opportunity	Target AIP Award	Financial Modifier	Individual Modifier	Actual AIP Award
Mr. Scarborough	$1,040,000	125%	$1,300,000	117%	128%	$1,947,000
Mr. Butier	$545,035	60%	$327,021	117%	150%	$573,922
Mr. Clyde	$551,722	60%	$331,033	117%	100%	$387,309
Mr. Neville	$543,250	60%	$325,950	117%	100%	$381,362
Mr. Nolan	$573,355	60%	$344,013	117%	186%	$750,000

  2012 LTI Awards

        LTI awards are granted every year on the day our Board has its February meeting. The Compensation Committee does not offset the loss or gain of prior year grants in determining current year grants as doing so would compromise the intended risk/reward nature of these incentives.

  Target LTI Opportunity

        For 2012, the target opportunities were 420% for our CEO and 180% for our other NEOs, in each case of prior year-end base salary. The target 2012 LTI award opportunity represented approximately 78% and 75% of our CEO's and other NEOs' total incentive compensation, respectively.

  LTI Award Vehicles

        In 2012, after discussions with Towers Watson, the Compensation Committee awarded LTI awards to our NEOs in the following forms:

•
40% in PUs awarded under our 2012-2014 MTIP, which are payable in shares of our common stock after the end of a three-year period to the extent we have met at least the threshold level of performance established for the award. The performance objective was determined by the Compensation Committee in February 2012 and established at threshold (50% payout), target (100% payout) and maximum (200% payout) levels. PUs do not accrue dividend equivalents.

For the 2012-2014 MTIP, the Compensation Committee selected TSR relative to an objectively determined peer group of companies as the sole performance objective and established the threshold payout level at TSR above the 40th percentile, the target payout level at TSR above the 50th percentile and maximum payout level at TSR above the 80th percentile. Consistent with its pay-for-performance philosophy, the Compensation Committee designed the PUs to provide realized compensation only if we create stockholder value. The performance objective supports our long-term goals to increase share appreciation for our stockholders, and differs from the performance objectives for our 2012 AIP.

In designing the 2012-2014 MTIP, the Compensation Committee reviewed the peer group previously utilized to benchmark TSR in light of the then-pending sale of our OCP business. Upon the recommendation of Towers Watson, the Compensation Committee established a new peer group comprised of U.S. companies (i) in industries similar to ours as determined based on their being classified in one of five GICS codes (diversified chemicals (15101020), specialty chemicals (15101050), metal and glass containers (15103010), paper packaging (15103020), and paper products (15105020)) and (ii) with revenues during the last twelve months of $1 billion to $20 billion.† The Compensation Committee selected these objective criteria to benchmark TSR against companies that are in similar industries and of similar size. We previously measured TSR relative to companies in the S&P 500® Industrials and

Materials subsets. In future years, the peer group may change based on the formulaic application of these objective criteria.

•
30% in an option to purchase shares of our common stock, which option vests ratably over four years and expires in ten years. The option was granted at an exercise price equal to the price of our common stock on the February 23, 2012 date of grant.

•
30% in RSUs, which vest ratably on January 15 of each of the following four years and do not accrue dividend equivalents.

        The Compensation Committee believes that these incentives appropriately align executive compensation with the long-term interests of stockholders because appreciation of our stock price directly impacts the value realized upon the exercise of stock options and the number of shares that may be payable with respect to the vesting of PUs given that relative TSR is the sole performance objective. RSUs further retention goals because restrictions lapse ratably over four years and unvested RSUs are generally forfeited upon resignation or other termination.

  2012 NEO LTI Awards

        Our NEOs received the 2012 LTI awards shown in the following table. Actual values awarded exceeded adjusted target values based on the fair market value of our common stock on the February 23, 2012 date of grant.

† The following 50 companies comprised the peer group for purposes of the 2012-2014 MTIP: A. Schulman, Inc.; Albermarle Corp.; AptarGroup, Inc.; Ashland Inc.; Ball Corporation; Bemis Company, Inc.; Boise Inc.; Cabot Corp; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Cytec Industries Inc.; Eastman Chemical Co; Ecolab Inc.; Ferro Corp.; FMC Corp; Graphic Packaging Holding Company; Greif Inc.; HB Fuller Co.; Huntsman Corporation; International Flavors & Fragrances Inc.; Kraton Performance Polymers Inc.; MeadWestvaco Corporation; Minerals Technologies Inc.;

New Market Corp.; Olin Corp.; OM Group Inc.; OMNOVA Solutions Inc.; Owens-Illinois Inc.; Packaging Corp. of America; PH Glatfelter Co.; PolyOne Corporation; PPG Industries Inc.; Rock-Tenn Co.; Rockwood Holdings Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Sigma-Aldrich Corporation; Silgan Holdings Inc.; Solutia Inc.; Sonoco Products Co.; Stepan Company; Temple-Inland Inc.; The Sherwin Williams Company; The Valspar Corporation; Valhi Inc.; Verso Paper Corp.; W.R. Grace & Co.; and Wausau Paper Corp.

2012 LTI AWARDS

NEO	2011 YE Base Salary	Target LTI Oppor.	Target LTI Value	Adjustment Factor(1)	PUs (#)	PUs ($)	Stock Options (#)	Stock Options ($)	RSUs (#)	RSUs ($)
Mr. Scarborough	$1,040,000	420%	$4,368,000	0%	60,688	$2,089.488	183,273	$1,298,306	45,516	$1,265,996
Mr. Butier	$500,033	180%	$900,059	25%	15,631	$538,175	47,206	$334,407	11,724	$326,095
Mr. Clyde	$530,502	180%	$954,903	25%	16,584	$570,987	50,082	$354,781	12,438	$345,954
Mr. Neville	$530,000	180%	$954,000	25%	16,568	$570,436	50,035	$354,448	12,426	$345,621
Mr. Nolan	$551,303	180%	$992,345	25%	17,234	$593,366	52,046	$368,694	12,926	$359,528

(1)
The Compensation Committee exercised discretion to adjust the target LTI opportunity for Messrs. Butier, Clyde, Neville and Nolan to provide them additional incentive to achieve our long-term targets while executing the restructuring program that substantially changed their respective business or function.

  2010-2012 MTIP Performance Units Eligible for Vesting

        The PUs granted to our NEOs under our 2010-2012 MTIP were eligible for vesting based 33% on our relative TSR compared to the other companies in the S&P 500® Industrials and Materials subsets; 33% on our sales compound annual growth rate (CAGR); and 33% on our cumulative economic value added (EVA, which measures the cumulative profit we earned over the three-year period less the cost of financing our capital), in each case as of year-end 2012. As shown below, while one of the objectives did not reach the threshold level of performance, the target level for two of the three performance objectives was substantially exceeded; as a result, the PUs were paid out at 117% of target.

2010-2012 MTIP RESULTS

	Sales CAGR (33%)	Cumulative EVA (33%)	Relative TSR (33%)(1)
Threshold	2.6%	$373 mil.	40th %ile
Target	3.9%	$414 mil.	50th %ile
Maximum	4.6%	$455 mil.	80th %ile
MTIP Performance	4.3%	$536 mil.	8th %ile
MTIP Payout	152%	200%	0%	117%

(1)
Below threshold three-year TSR primarily reflects 2010 and 2011 performance; 2012 one-year TSR outperformed the S&P 500® Index.

  Incentive Compensation Clawback

        In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results, the NEO would be required to reimburse our company for any AIP or LTI awards paid or issued to him in excess of the amount that would have been paid or issued based on the restated financial results. These remedies would be in addition to, not instead of, any actions imposed by law enforcement agencies, regulators or other authorities. This policy is one of the terms and conditions in both our AIP and our Equity Plan. It is contractually acknowledged by our NEOs upon the execution of their LTI award agreements, which also expressly incorporate the clawback policy.

        While compliance with applicable laws and regulations is a cornerstone of our values and ethics, the Compensation Committee approved our incentive compensation clawback policy in December 2009 to subject incentive compensation to forfeiture if our results are not achieved consistent with our high ethical standards. The Compensation Committee expects that it will review and modify the policy as may be required to comply with NYSE listing standards based on SEC rules expected to be issued in 2013.

Perquisites

        In 2012, our NEOs received an average of $79,060 in perquisites, making them a relatively insignificant component of their overall compensation. We do not reimburse our NEOs for the tax consequences of their receipt of perquisites.

        The Compensation Committee periodically reviews the perquisites provided to our NEOs and makes any changes it determines are appropriate to reflect market practices.

  Executive Benefit Allowance

        The Compensation Committee believes that providing U.S. executives a flat annual executive allowance reduces the expenses associated with administering a variety of separate perquisites and provides senior executives with greater flexibility to select perquisite-type benefits based on their needs or preferences. The 2012 executive benefit allowance was $70,000 for our CEO and $65,000 for our other NEOs. These amounts were taxable and not grossed-up for taxes.

  Financial Counseling Reimbursement

        Our CEO and other NEOs are eligible for a separate reimbursement for financial counseling and tax preparation expenses of up to $25,000 and $15,000 per year, respectively. These amounts are paid only to the extent actually used, and are taxable compensation to the NEO. These amounts are also not subject to gross-up for taxes.

  Annual Physical Examination

        Our NEOs are strongly encouraged to have an annual physical examination, which we pay for because their maintaining good overall health benefits our company and our stockholders. This benefit is not taxable to the NEO.

Benefits

  Defined Retirement Benefits

        We provide retirement benefits for eligible employees under our pension plan. We also provide them with additional retirement benefits under our benefit restoration plan. Our NEOs participate in these plans subject to the same eligibility and benefit terms as our other U.S. employees. These plans are administered by our Retirement Planning Committee, consisting of members of management, and not the Compensation Committee.

        All NEOs, except Mr. Neville, currently are eligible for benefits under these plans. Because we froze benefits for the active participants under these plans as of December 31, 2010, none of our NEOs accrued retirement benefits during 2012. For additional information regarding these plans and accrued NEO benefits thereunder, see Pension Benefits in Compensation Tables.

  Executive Retirement Benefits

        We have a supplemental executive retirement plan that provides designated executives with supplemental benefits upon retirement to induce them to remain with our company and further our long-term growth. Our CEO is the only NEO who is a participant under the plan, and the Compensation Committee does not currently intend to designate any of our other NEOs as a participant in the plan.

        Our CEO's benefits under the supplemental executive retirement plan were frozen based on his average compensation as of December 31, 2010. As a result, his plan benefits generally would commence upon the earlier of his turning 60 and his separation from service at a benefit level of 62.5% of his average compensation as of December 31, 2010, reduced by the benefits to which he would be entitled from our other retirement plans, our company match to his contributions to our employee savings plan, fixed amounts representative of his contributions plus interest to our deferred compensation plans, and estimated Social Security payments.

        For additional information on the supplemental executive retirement plan and our CEO's accrued benefits thereunder, see Pension Benefits in Compensation Tables.

  Defined Contribution Benefits

        Our NEOs are eligible to participate in our qualified 401(k) savings plan, which permits U.S. employees to defer the lesser of 25% of their eligible earnings and the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. Employee deferrals are immediately vested upon contribution and we make a contribution up to 6% of an employee's eligible compensation, 3% of which is an automatic contribution and up to 3% of which is a match of 50% of the employee's contributions up to 6%, subject to certain other Internal Revenue Code ("Code") limits. Participants vest in company contributions to their savings plan account after two years of service.

        Employees are immediately eligible to participate in the savings plan, and all our NEOs currently participate in the plan. Our NEOs participate in these plans subject to the same eligibility and benefit terms and conditions as our other U.S. employees. The plan is administered by our Retirement Planning Committee, consisting of members of management, and not the Compensation Committee.

  Nonqualified Deferred Compensation Benefits

        Our NEOs are eligible to participate in our executive variable deferred retirement plan, which allows eligible employees to defer up to 75% of their base salary and up to 90% of their AIP award. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because savings accumulate on a pre-tax basis. Participating executives may select from among a number of investment opportunities, including fixed income and mutual fund alternatives. Deferrals are 100% vested.

        We made an annual contribution in 2012 to the deferred compensation account of any employee who earned eligible compensation over the Code compensation limit in 2011 equal to 6% of 401(k) eligible earnings in excess of the Code compensation limit. This benefit was designed to supplement 401(k) contributions that are limited under the Code. This contribution was added to the account of each active employee as of December 31, 2011 who met the eligibility criteria, which included all our NEOs, in early 2012.

        Our CEO also participated in deferred compensation plans that are no longer available for new deferrals. None of our currently open plans offer investment options that provide above-market interest rates.

        For additional information regarding our deferred compensation plans and accrued NEO benefits thereunder, see Nonqualified Deferred Compensation Benefits in Compensation Tables.

  Retiree Medical Benefits

        Under our retiree medical plan, certain retirees, including our NEOs, may be eligible for medical coverage until they are eligible for Medicare if they (i) elect to retire immediately following separation of service; (ii) receive a benefit from the defined benefit retirement plan; and (iii) are age 55 or older with 15 or more years of service. We share the cost for this coverage with retirees who are at least age 60 and have 20 years of service, except that medical premiums for eligible retirees who retire after December 31, 2013 will no longer be subsidized.

  Life Insurance Benefits

        In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our NEOs are provided with supplemental life insurance benefits equal to three times the

NEO's base salary less $50,000, up to a maximum coverage amount of $1 million.

  Personal Excess Liability Insurance Benefits

        We provide $3 million of personal excess liability insurance coverage to our NEOs, with the option for them to purchase up to $25 million of coverage at their own expense. Personal excess liability coverage is similar to umbrella insurance, providing an additional layer of liability coverage that supplements the coverage provided by the individual's personal liability insurance. In order to receive any benefit from the personal excess liability coverage, the individual must maintain certain minimum coverage requirements under a personal liability policy.

REASONABLE SEVERANCE BENEFITS

        The rights of our NEOs in the event of termination not for cause are governed by our Executive Severance Plan (the "Severance Plan") and our Key Employee Change of Control Severance Plan (the "COC Severance Plan"). We use these plans, rather than individually negotiated agreements, to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect evolving market practices without the need to obtain the individual consent of our NEOs. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits that are comparable to employees with similar levels of responsibility.

        For additional information regarding the Severance Plan, the COC Severance Plan and potential NEO benefits under these plans, see Potential Payments Upon Termination or Change of Control in Compensation Tables.

Severance Following Involuntary Termination Not for Cause

        Under the Severance Plan, our NEOs are eligible to receive severance benefits upon involuntary termination of employment not for "cause," determined in accordance with the terms and subject to the conditions of the plan.

        In the event of a qualifying termination of employment, our CEO would be eligible to receive two times the sum of his annual pay, his highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental benefits, and each of our other NEOs would be eligible to receive one times his respective sum of these amounts. All NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change of Control

        Under the COC Severance Plan, our NEOs are eligible for severance payments upon termination of employment not for "cause" or by the executive for "good reason" within 24 months of a "change of control" of our company, determined in accordance with the terms and subject to the conditions of the plan.

        In the event of a qualifying termination of employment following a change of control, our CEO would be eligible to receive three times the sum of his annual pay and his highest AIP award received in the preceding three years, as well as the cash value of 36 months of his qualified medical and dental benefits. Each of our other NEOs would be eligible to receive two times the sum of his annual pay and his highest annual AIP award received in the preceding three years, as well as the cash value of 24 months of his qualified medical and dental benefits. Each of our NEOs would also be eligible to receive a pro-rata AIP award for the year of termination based on the highest AIP award received by him in the preceding three years and up to $25,000 in outplacement services for up to one year following termination of employment. Under the Equity Plan, unvested equity awards granted to our NEOs after the 2012 Annual Meeting would vest only in the event of termination of service within 24 months after the change in control; however, unvested equity awards granted to them prior to the 2012 Annual Meeting would vest on a change in control in accordance with the terms of the Equity Plan in effect on the dates of grant. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

        Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. However, if an NEO would otherwise incur excise taxes under Section 4999 of the Code, the NEO's payments under the COC Severance Plan may be reduced at his option so that no excise taxes would be due.

"AT-WILL" EMPLOYMENT

        None of our NEOs has an employment agreement. The absence of employment agreements reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he can be terminated immediately without receiving a contractually-guaranteed payment.

NEO STOCK OWNERSHIP

        To further align their interests with those of our stockholders, our stock ownership policy requires that our CEO and other NEOs acquire and maintain a minimum equity interest in our company equal to the lesser of (i) five and three times their annual base salary, respectively, or (ii) 95,000 and 27,000 shares, respectively.

        The Compensation Committee reviewed executive ownership levels in December 2012 and determined that our CEO and three of our other NEOs had exceeded their respective guideline level required by the policy. Although he had not yet met his requirement, Mr. Neville was on track to achieve the level by January 1, 2015, as required by the policy.

NO HEDGING OR PLEDGING BY NEOS

        To our knowledge, based solely on our review of their written representations, none of our executive officers (i) purchased financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of our common stock held, directly or indirectly, by them or (ii) pledged any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account. Based on those facts and forthcoming SEC rules on these matters, we have not formally adopted a policy expressly prohibiting hedging or pledging of shares but expect to do so in accordance with the SEC rules when issued.

INDEPENDENT BOARD OVERSIGHT AND EXPERTISE

        Our Board believes that hiring and retaining effective executives and providing them with market-competitive incentives are essential to the success of our company and advance the interests of our stockholders. The Compensation Committee, which is comprised solely of independent directors, has responsibility for establishing and implementing our executive compensation program. For a detailed description of the Compensation Committee's responsibilities, see Compensation and Executive Personnel Committee in Corporate Governance Policies and Practices.

        The Compensation Committee has retained Towers Watson, an independent executive compensation consultant, to assist with designing our incentive compensation program and provide information regarding compensation best practices. Representatives of Towers Watson were present at every Compensation Committee meeting held in 2012, and may be consulted in between meetings at the Committee's discretion.

        During 2012, Towers Watson performed the following services for the Compensation Committee:

•
undertaking a review of our CEO's 2011 AIP award and 2012 LTI awards, including testing our CEO's overall compensation against the pay-for-performance methodology used by a proxy advisory firm;

•
assisting with the design of our 2012 incentive program, including the performance objectives and weightings for our AIP and LTI awards;

•
assessing the burn rate related to our outstanding LTI awards relative to voting guidelines of certain of our stockholders;

•
reviewing the CD&A contained in our 2012 proxy statement;

•
evaluating the results of our stockholder advisory vote to approve our 2011 executive compensation, including the comments received from our stockholders during our engagement with them and the vote recommendations of proxy advisory firms;

•
assisting with the design of our 2013 incentive program, including the performance objectives and weightings for the AIP and our LTI award mix, performance objectives, weightings and form of settlement;

•
advising on executive compensation trends, regulations, stockholder voting guidelines and proxy advisory firm policies; and

•
preparing for, attending and reviewing documentation for Compensation Committee meetings.

ROBUST PLANNING AND EVALUATION PROCESSES

Total Direct Compensation Positioning

        The Compensation Committee aims to position total direct compensation for NEOs at or around the median of companies similar in size, global scope and complexity with which we compete for executive talent. Total direct compensation includes base salary plus target AIP opportunity and target LTI opportunity. The Compensation Committee believes this positioning is appropriate given our business portfolio mix, product diversity and the global nature of our operations, which require our executives to have a wide range of business leadership experience and skills.

        The Compensation Committee aims to have base salaries at the lower end of the third quartile and closer to the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Compensation Committee's pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is strong and lower realized compensation when our financial performance is weaker. In addition, it provides the Compensation Committee with the flexibility to respond to changing business conditions, manage compensation in accordance with career progression, and adjust compensation to reflect differences in executive experience and performance.

Use of Market Survey Data

        The Compensation Committee regularly reviews market survey data to target total direct compensation, looking at a broad cross section of U.S. companies to reflect the broad talent market across which we seek our executives, as disclosed in response to executive compensation surveys. Each year, the Compensation Committee reviews results from surveys prepared by third parties to understand market compensation practices and assess our competitiveness, in some cases narrowing the scope of the results to account for variations caused by company size.

        In February 2012, the Compensation Committee reviewed industry-wide data from the following published compensation surveys, with executive matches based on job and functional responsibility: (i) the most recent Towers Watson U.S. Compensation Database General Industry Database, which was narrowed in scope to focus on the data of the 68 participants with $6 billion to $10 billion in annual revenues, and (ii) the most recent Hewitt Total

Compensation Measurement Survey, which included data for 464 public and private companies that was not narrowed in scope. The Compensation Committee believed it was appropriate to use the Hewitt survey data, in conjunction with the more narrowly focused Towers Watson survey data, as a second point of reference. The Compensation Committee reviewed the data from each survey on an aggregated basis, with no individual consideration of either survey's respective component companies, which were not determined or known by the Compensation Committee.

        The Compensation Committee does not benchmark to a particular percentile in positioning total direct compensation, rather it uses the market survey data as a reference point, giving consideration to such factors as tenure, individual performance, any unique circumstances of the NEO's position based on the individual's responsibilities, market factors, and succession and retention considerations. In 2012, the target total direct compensation of our NEOs fell around the median of the Hewitt and Towers Watson data.

Use of Peer Groups

        For determining our relative TSR for purposes of the vesting of PUs granted under the 2010-2012 MTIP and the 2011-2013 MTIP, the Compensation Committee used a peer group comprised of companies in the S&P 500® Industrials and Materials subsets, the constituents of which are publicly available. We are a member of the S&P 500® Industrials subset. For determining our relative TSR for purposes of vesting PUs granted under the 2012-2014 MTIP, the Compensation Committee used a peer group comprised of 50 companies in the United States satisfying objective criteria for industry classification and revenue size. The Compensation Committee does not utilize a peer group for any other purpose.

Annual Performance Review

        The Compensation Committee reviews and evaluates our CEO's annual performance and determines any base salary adjustment and AIP and LTI awards, taking into account our performance, his performance against objectives established at the beginning of the year, his self-assessment of his performance and market reference and other data provided by Towers Watson. Our CEO is not involved in the decisions regarding his own compensation, which are determined by the Compensation Committee meeting in executive session with Towers Watson. Our CEO makes compensation recommendations, including proposed salary adjustments and incentive awards, to the Compensation Committee for our other NEOs based on his annual review of their performance. These recommendations are provided to the Compensation Committee, but the Committee retains the discretion to approve different salary adjustments and incentive compensation than what our CEO has recommended.

        Our CEO, CFO and Chief Human Resources Officer participate during portions of the meeting during which the Compensation Committee reviews and recommends performance objectives for our LTI awards, analyzes performance against these objectives, and assesses changes to our executive compensation program.

Use of Tally Sheets

        In determining executive compensation, the Compensation Committee reviews tally sheets for each NEO designed to assist the Committee with understanding the actual values of the compensation and benefits for which our NEOs may be eligible. The tally sheets include the following information for the most recently completed year, as well as the previous two years:

•
compensation history, including annual cash compensation (base salary and AIP awards), target LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites;

•
the expected value of annual compensation for the year, including annual cash compensation and the grant-date fair value of LTI awards;

•
accumulated value of compensation, including total accumulated value of LTI awards, accumulated benefit values under our retirement and deferred compensation plans, as well as whether the executive has achieved his applicable level under our stock ownership policy; and

•
a summary of potential payments under various termination scenarios, including involuntary termination not for cause and termination following a change of control or upon death, disability, or qualified retirement.

        The Compensation Committee believes that tally sheets are useful in determining compensation because they provide a historical perspective on NEO compensation and reflect information that will be included in our proxy statement.

TAX AND ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION

        The Compensation Committee aims to compensate our NEOs in a manner that is tax effective for our company. We account for executive compensation as required by generally accepted accounting principles in the United States.

Code Section 162(m)

        Under the 1993 Omnibus Budget Reconciliation Act and Code Section 162(m), our federal income tax deductions for executive compensation are limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, unless it qualifies as "performance-based." To qualify as performance-based, compensation must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a compensation committee comprised solely of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by our stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made.

        Our Senior Executive Annual Incentive Plan (SEAIP) was designed to comply with the provisions of Section 162(m) and was approved by our stockholders in 2009. Under the SEAIP, our NEOs are eligible to receive a maximum annual cash incentive compensation award based on a specified percentage of our gross profit less marketing, general and administrative expenses, in each case as reported on our consolidated statement of operations for the applicable fiscal year. The Compensation Committee annually reviews the SEAIP award ceiling and may exercise its discretion to decrease, but not increase, an NEO's award.

        The Compensation Committee has designed certain of our compensation programs to comply with Section 162(m) of the Code and related regulations so that total compensation paid to any employee covered by Section 162(m) generally should not exceed $1 million in any one year, except for compensation payments that qualify as "performance-based." Although the Compensation Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of our company and our stockholders.

Code Section 409A

        Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Code Section 409A with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements so that they are either exempt from, or satisfy the requirements of, Section 409A.

Code Section 280G

        Code Section 280G disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Code Section 4999 imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, AIP awards, severance payments, certain fringe benefits, and payments and acceleration of vesting of LTI awards. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive's prior compensation.

        The Compensation Committee considers the costs to us of providing executive compensation, including the potential impact of Section 280G.

Accounting Standards

        Accounting Standards Codification Topic 718, "Compensation – Stock Compensation" (ASC 718) requires us to recognize an expense for the fair value of LTI awards. Grants of these awards are accounted for under ASC 718. The Compensation Committee acknowledges the accounting implications of significant compensation decisions, especially in connection with decisions related to our LTI award plans and grants. As accounting standards change, the Compensation Committee may revise our executive compensation program as appropriate to manage the accounting expenses associated with equity awards.

EXECUTIVE COMPENSATION MATTERS

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

        The Compensation and Executive Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included or incorporated by reference in the Company's 2012 Annual Report on Form 10-K and 2013 proxy statement.

David E. I. Pyott, Chairman
Bradley A. Alford
Julia A. Stewart

This Compensation and Executive Personnel Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof, unless specifically incorporated by reference therein.

EXECUTIVE COMPENSATION MATTERS

COMPENSATION TABLES

Summary Compensation Table

        The following table shows the compensation earned by or awarded to our NEOs during 2012, 2011 and 2010 in accordance with SEC regulations. Compensation as shown in the table does not necessarily reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" do not represent the actual amounts realized by our NEOs, rather they represent the aggregate grant date fair value for financial reporting purposes of PUs granted in those years (which are subject to our achievement of certain performance objectives measured at the end of a three-year period and ultimately may result in no such compensation being realized by the

NEO), and, for 2012, also of RSUs. In addition, the amounts under "Change in Pension Value and Nonqualified Deferred Compensation Earnings" primarily reflect the change in the actuarial present value of accumulated pension benefits based on the assumptions we use for financial reporting purposes, and do not reflect amounts paid to or realized by our NEOs. The Total Realized Compensation Table in our CD&A contains information regarding the compensation realized by our NEOs for 2012 and is provided as a supplement to, not as a substitute for, the following Summary Compensation Table prepared in accordance with SEC regulations.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and NQDC Earnings(5)	All Other Compensation(6)	Total
Dean A. Scarborough	2012	$1,040,000	$3,355,484	$1,298,306	$1,947,000	$3,162,525	$287,334	$11,090,649
Chairman, President &	2011	$1,018,333	$1,766,940	$2,357,500	–	$1,953,764	$175,797	$ 7,272,334
Chief Executive Officer	2010	$ 965,000	$1,010,217	$3,822,160	$2,150,000	$4,051,215	$145,073	$12,143,665
Mitchell R. Butier	2012	$ 533,785	$ 864,270	$ 334,407	$ 573,922	$ 164,961	$122,655	$ 2,594,000
Senior Vice President &	2011	$ 491,688	$ 343,796	$ 614,298	–	$ 41,437	$ 94,932	$ 1,586,151
Chief Financial Officer	2010	$ 425,000	$ 540,788	$ 378,472	$ 530,414	$ 165,872	$ 56,518	$ 2,097,064
Timothy S. Clyde	2012	$ 546,417	$ 916,941	$ 354,781	$ 387,309	$ 317,002	$144,929	$ 2,667,379
President, Specialty	2011	$ 525,334	$ 372,740	$ 582,774	–	$ 258,350	$106,262	$ 1,845,460
Materials and New	2010	$ 510,000	$ 277,001	$ 464,116	$ 618,000	$ 299,076	$ 82,763	$ 2,250,956
Growth Platforms
R. Shawn Neville	2012	$ 539,938	$ 916,057	$ 354,448	$ 381,362	$ 538	$128,237	$ 2,320,580
President,	2011	$ 520,000	$ 361,886	$ 727,458	–	$ (2,086)	$ 95,301	$ 1,702,559
Retail Branding and	2010	$ 491,667	$ 263,176	$1,085,518	$ 600,000	$ 1,933	$ 75,476	$ 2,517,770
Information Solutions
Donald A. Nolan	2012	$ 567,842	$ 952,894	$ 368,694	$ 750,000	$ 70,426	$148,142	$ 2,857,998
President,	2011	$ 542,535	$ 379,976	$ 715,784	–	$ 43,749	$116,761	$ 1,798,805
Materials Group	2010	$ 516,667	$ 277,001	$1,323,593	$ 630,000	$ 121,187	$ 89,334	$ 2,957,782

(1)
Amounts include any portions of salary saved or deferred under our employee savings plan or deferred compensation plans, respectively. Increases in base salary, if any, become effective on April 1 of each year; as a result, although Mr. Scarborough received no base salary increase in 2012, the increase over 2011 shown in the table reflects the fact that the increase he received in 2011 was not in effect for the entire year.

(2)
Amounts reflect the aggregate grant date fair value of stock awards, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during 2012, see the "Value Realized on Vesting" column under "Stock Awards" of the Option Exercises and Stock Vested for 2012 table.

  Amounts include the grant date fair value of PUs, without adjustment for forfeitures, that are payable in shares of our common stock at the end of a three-year period provided that certain performance objectives are achieved as of the end of the period. Over the period, the number of issuable shares of our common stock is adjusted based upon the probability of our achieving these performance objectives. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The single measure that determines the number of units to be earned for the PUs granted during 2012 is our TSR, compared with the average TSR of companies in the designated peer group, computed over the three-year performance period (2012-2014) applicable to the award, which is a market condition under ASC 718. Since these awards do not have performance conditions as defined under ASC 718, they have no maximum grant date fair values that differ from the fair values presented in the table above. The fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established by the Compensation Committee for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value.
  In 2012 (and in 2010 for Mr. Butier only), amounts also include the grant date fair value of RSUs, without adjustment for forfeitures. These RSUs vest ratably over four years. The fair value of these RSUs was determined based on the closing price of our common stock on the grant date, adjusted for foregone dividends.

(3)
Amounts reflect the aggregate grant date fair value of stock options, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during 2012, see the "Value Realized on Exercise" column under "Option Awards" of the Option Exercises and Stock Vested for 2012 table. These stock options vest ratably over four years. The fair value of stock options is estimated as of the date of grant using the Black-Scholes option-pricing model based on the assumptions set forth below. The risk-free interest rate is based on the 52-week average of the Treasury Bond rate that has a term corresponding to the expected option term. Expected stock price volatility represents an average of the implied and historical volatility. The expected dividend yield is based on our then-current annual dividend divided by the 12-month average of our monthly stock price prior to the date of grant. The expected option term is determined using our historical experience under our Equity Plan.

Grant Year	Risk-Free Interest Rate	Expected Stock Price Volatility	Expected Dividend Yield	Expected Option Term	Weighted- average Fair Value Per Share of Option Award
2012	1.82%	32.81%	3.30%	6.0 yrs	$7.08
2011	2.22%	30.70%	2.76%	6.2 yrs	$9.45
2010	2.61%	31.99%	2.51%	6.0 yrs	$8.76
(4)
Amounts reflect earnings under our AIP for the applicable year, which are determined in February and paid in March of the following year. None of our NEOs received an AIP award for 2011 because we did not achieve the required minimum thresholds for any of the performance objectives established for the 2011 AIP.

(5)
Amounts primarily reflect the increase in the actuarial present value of each NEO's accumulated retirement benefits under our pension plan, benefit restoration plan and supplemental executive retirement plan, as applicable. Changes in pension values are based on increases in age and changes in actuarial assumptions used to calculate changes in pension value, rather than the result of any changes in the actual benefits. With respect to Mr. Scarborough, amount reflects above-market earnings of $8,330 earned in 2012 based on his participation in a legacy deferred compensation plan that is no longer open for additional deferrals. Above-market earnings mean a crediting interest rate in excess of 120% of the applicable federal rate, which was 3.55% for 2012. The crediting rate under the legacy plan was 4.99% from January 1, 2012 to November 30, 2012 and 4.63% for December 2012. The present value of Mr. Scarborough's accumulated benefits increased by $2.74 million in 2012, $2.07 million of which was due to the impact of calculating benefits using December 31, 2012 discount rate and mortality assumptions and $0.67 million of which was due to the passage of time. Since all applicable plans were frozen effective December 31, 2010, none of the increases were due to additional accruals.

(6)
The table below describes the components of amounts shown under "All Other Compensation" for 2012.

	Perquisites			Benefits
Name	Executive Benefit Allowance	Financial Planning	Other*	Company Match, Employee Savings Plan	Company Match, Deferred Comp. Plan	Excess Life Insurance	Executive Long-Term Disability	Executive Liability	Total
Mr. Scarborough	$70,000	$23,405	$7,500	$7,500	$175,424	$1,440	$1,592	$473	$287,334
Mr. Butier	$65,000	–	–	$7,500	$ 46,650	$1,440	$1,592	$473	$122,655
Mr. Clyde	$65,000	$15,000	–	$7,500	$ 53,924	$1,440	$1,592	$473	$144,929
Mr. Neville	$65,000	$ 1,300	–	$7,500	$ 52,524	$1,440	–	$473	$128,237
Mr. Nolan	$65,000	$15,000	$3,095	$7,500	$ 54,042	$1,440	$1,592	$473	$148,142

*
Amounts reflect our payments for annual physical examinations.

GRANTS OF PLAN-BASED AWARDS

        The following table provides information regarding grants of plan-based incentive awards made to our NEOs during 2012.

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										All Other Option Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)						Grant Date Fair Value of Stock and Option Awards ($)(3)
	Award Type	Grant Date
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Scarborough	Stock Options	2/23/12	—	—	—	—	—	—	—	183,273	$30.50	$1,298,306
	RSUs	2/23/12	—	—	—	—	—	—	45,516	—	—	$1,265,996
	PUs	2/23/12	—	—	—	30,344	60,688	121,376	—	—	—	$2,089,488
	AIP Award		$650,000	$1,300,000	$3,900,000	—	—	—	—	—	—	—
Mr. Butier	Stock Options	2/23/12	—	—	—	—	—	—	—	47,206	$30.50	$334,407
	RSUs	2/23/12	—	—	—	—	—	—	11,724	—	—	$326,095
	PUs	2/23/12	—	—	—	7,816	15,631	31,262	—	—	—	$538,175
	AIP Award		$163,511	$327,021	$981,063	—	—	—	—	—	—	—
Mr. Clyde	Stock Options	2/23/12	—	—	—	—	—	—	—	50,082	$30.50	$354,781
	RSUs	2/23/12	—	—	—	—	—	—	12,438	—	—	$345,954
	PUs	2/23/12	—	—	—	8,292	16,584	33,168	—	—	—	$570,987
	AIP Award		$165,517	$331,033	$993,099	—	—	—	—	—	—	—
Mr. Neville	Stock Options	2/23/12	—	—	—	—	—	—	—	50,035	$30.50	$354,448
	RSUs	2/23/12	—	—	—	—	—	—	12,426	—	—	$345,621
	PUs	2/23/12	—	—	—	8,284	16,568	33,136	—	—	—	$570,436
	AIP Award		$162,975	$325,950	$977,850	—	—	—	—	—	—	—
Mr. Nolan	Stock Options	2/23/12	—	—	—	—	—	—	—	52,046	$30.50	$368,694
	RSUs	2/23/12	—	—	—	—	—	—	12,926	—	—	$359,528
	PUs	2/23/12	—	—	—	8,617	17,234	34,468	—	—	—	$593,366
	AIP Award		$172,007	$344,013	$1,032,039	—	—	—	—	—	—	—

(1)
Amounts represent threshold, target and maximum amounts under our 2012 AIP. Target bonuses were established by multiplying each NEO's base salary as of the end of 2012 by the following target bonus opportunities: 125% for Mr. Scarborough and 60% for the other NEOs. Payout levels range from 50% of the target amounts for threshold performance to 300% of the target amounts for maximum performance (reflecting company performance capped at 200% and individual performance generally capped at 150%).

(2)
Amounts represent threshold, target and maximum payout opportunities for PUs granted under the 2012-2014 MTIP, which are payable in shares of our common stock at the end of a three-year period provided that the performance objectives established by the Compensation Committee are achieved as of the end of the period. During the period, the number of issuable shares is adjusted based upon the probability of our achieving these performance objectives. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant.

(3)
The fair value of stock options is estimated as of the date of grant using the Black-Scholes option-pricing model. For a description of the assumptions used under this model, see footnote (3) to the Summary Compensation Table. The fair value of RSUs is determined as of the date of grant based on the closing price of our common stock on the grant date, adjusted for foregone dividends. The fair value of PUs is determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of satisfying the performance objectives established for the award, including expected volatility of our stock price and other assumptions appropriate for determining fair value.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides summary information regarding NEO equity awards outstanding at December 29, 2012.

Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Scarborough	12/04/03	55,000	–	$55.55	12/04/13	–	–	–		–
	12/02/04	90,000	–	$59.19	12/02/14	–	–	–		–
	05/02/05	50,000	–	$52.08	05/02/15	–	–	–		–
	12/01/05	100,000	–	$59.47	12/01/15	–	–	–		–
	12/07/06	100,000	–	$67.80	12/07/16	–	–	–		–
	02/28/08	230,000	–	$52.12	02/28/18	–	–	–		–
	02/26/09	225,000	75,000	$20.64	02/26/19	–	–	–		–
	02/26/10	100,000	100,000	$31.67	02/26/20	–	–	40,950	(2)	$1,408,680
	12/13/10	100,000	100,000	$41.57	12/13/20	–	–	–		–
	02/24/11	62,500	187,500	$39.32	02/24/21	–	–	21,000	(2)	$722,400
	02/23/12	–	183,273	$30.50	02/23/22	45,516	$1,565,750	121,376	(2)	$4,175,334

Total		1,112,500	645,773			45,516	$1,565,750	183,326		$6,306,414
Mr. Butier	12/04/03	1,424	–	$55.55	12/04/13	–	–	–		–
	12/02/04	16,400	–	$59.19	12/02/14	–	–	–		–
	12/01/05	12,363	–	$59.47	12/01/15	–	–	–		–
	12/07/06	15,070	–	$67.80	12/07/16	–	–	–		–
	02/28/08	20,580	–	$52.12	02/28/18	–	–	–		–
	09/02/08	15,000	–	$49.44	09/02/18	–	–	–		–
	02/26/09	17,961	5,986	$20.64	02/26/19	1,158	$39,835	–		–
	02/26/10	6,986	6,985	$31.67	02/26/20	2,752	$94,669	5,677	(2)	$195,289
	06/01/10	14,000	14,000	$33.61	06/01/20	3,750	$129,000	–		–
	02/24/11	16,285	48,858	$39.32	02/24/21	–	–	4,086	(2)	$140,558
	02/23/12	–	47,206	$30.50	02/23/22	11,724	$403,306	31,262	(2)	$1,075,413

Total		136,069	123,035			19,384	$666,810	41,025		$1,411,260
Mr. Clyde	12/04/03	33,250	–	$55.55	12/04/13	–	–	–		–
	12/02/04	37,000	–	$59.19	12/02/14	–	–	–		–
	12/01/05	28,187	–	$59.47	12/01/15	–	–	–		–
	12/07/06	26,373	–	$67.80	12/07/16	–	–	–		–
	02/28/08	55,363	–	$52.12	02/28/18	–	–	–		–
	03/03/08	43,500	–	$50.98	03/03/18	–	–	–		–
	02/26/09	–	21,052	$20.64	02/26/19	–	–	–		–
	02/26/10	27,636	27,635	$31.67	02/26/20	–	–	11,228	(2)	$386,243
	02/24/11	15,450	46,350	$39.32	02/24/21	–	–	4,430	(2)	$152,392
	02/23/12	–	50,082	$30.50	02/23/22	12,438	$427,867	33,168	(2)	$1,140,979

Total		266,759	145,119			12,438	$427,867	48,826		$1,679,614
Mr. Neville	06/01/09	75,000	25,000	$27.94	06/01/19	–	–	–		–
	02/26/10	64,637	64,636	$31.67	02/26/20	–	–	10,668	(2)	$366,979
	02/24/11	19,285	57,858	$39.32	02/24/21	–	–	4,301	(2)	$147,954
	02/23/12	–	50,035	$30.50	02/23/22	12,426	$427,454	33,136	(2)	$1,139,878

Total		158,922	197,529			12,426	$427,454	48,105		$1,654,811
Mr. Nolan	03/03/08	166,713	–	$50.98	03/03/18	–	–	–		–
	02/26/09	53,290	17,763	$20.64	02/26/19	–	–	–		–
	02/26/10	78,813	78,812	$31.67	02/26/20	–	–	11,228	(2)	$386,243
	02/24/11	18,976	56,929	$39.32	02/24/21	–	–	4,516	(2)	$155,350
	02/23/12	–	52,046	$30.50	02/23/22	12,926	$444,654	34,468	(2)	$1,185,699

Total		317,792	205,550			12,926	$444,654	50,212		$1,727,292
(1)
Market value calculated based on a stock price of $34.40, the closing price of our common stock on December 28, 2012 (the last trading day of our 2012 fiscal year).

(2)
PUs are eligible for vesting as of the end of a three-year period, subject to our achievement of predetermined performance objectives. Amounts are listed at 117% of target for the PUs granted under the 2010-2012 MTIP (the payout based on our actual performance during 2010, 2011 and 2012), the threshold level of performance for the PUs granted under the 2011-2013 MTIP (as our actual performance during 2011 and 2012 would result in a below-threshold payout) and the maximum level of performance for the PUs granted under the 2012-2014 MTIP (as our actual performance during 2012 would result in an above-target payout).

OPTION EXERCISES AND STOCK VESTED

        The following table provides information regarding the number of shares acquired and the value realized by our NEOs upon the exercise of stock options and the vesting of stock awards during 2012. None of our NEOs – except for Mr. Clyde, who is scheduled to depart our company in

March 2013 – exercised any stock options during 2012. Amounts for Mr. Butier reflect the vesting of RSUs from annual awards granted prior to 2010 and a special award granted in connection with his promotion to CFO in 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Scarborough	–	–	–	–
Mr. Butier	–	–	4,409	$127,223
Mr. Clyde	63,159	$793,253	–	–
Mr. Neville	–	–	–	–
Mr. Nolan	–	–	–	–

(1)
Amounts reflect the number of shares acquired on exercise multiplied by the difference between the closing price of our common stock on the exercise date and the exercise price.

(2)
Amounts reflect the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date.

 PENSION BENEFITS

Pension Plan

        We provide qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (as amended, the "Pension Plan"). All NEOs – except Mr. Neville, who joined our company after the Pension Plan was closed to new employees – are eligible to receive benefits under the Pension Plan, including reduced benefits in the event of early retirement. Benefits under the Pension Plan were frozen as of December 31, 2010; as a result, no additional accruals were made under the Pension Plan during 2012.

        Compensation covered by the Pension Plan includes base salary and AIP awards, up to the applicable statutory limitations each plan year. Employees vest in the Pension Plan after five years of service, or at age 55 upon termination of employment.

        Benefits under the Pension Plan are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using the formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to the freezing of the plan was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Pension Plan for an employee at normal retirement (age 65), which is not subject to reduction for Social Security payments. The annual pension benefit payable as of December 31, 2012 was limited under the Code to $200,000.

        Eligible participants may elect to receive their benefits in one of several payment forms that are all payable in monthly payments. The amount of monthly benefit each eligible participant may receive from each of the forms of payment is adjusted based on the plan's definition of actuarial equivalence.

        Eligible participants who retire after reaching age 55 may elect to commence their benefits before reaching age 65. Benefits are generally payable without reduction after participants reach age 65; however, certain participants may be eligible to receive an unreduced benefit at age 62. The NEOs eligible to receive benefits under the Pension Plan are eligible for an unreduced benefit at age 62. Prior to age 62, a participant's benefits are reduced by 15% for commencement of benefits at age 61, and an additional 5%

reduction for each additional year early the participant elects to receive benefits, provided that no benefit may commence before a participant reaches age 55.

SHARE Plan

        Employees who participated in the Pension Plan between December 1, 1986 and November 30, 1997, may also have a benefit under the Stock Holding and Retirement Enhancement Plan of Avery Dennison Corporation (as amended, the "SHARE Plan"). Of our NEOs, only Messrs. Scarborough and Clyde have a SHARE Plan account.

        The Pension Plan is a floor offset plan that coordinates the amount of retirement benefits payable to an eligible participant under the Pension Plan with the SHARE Plan. Upon termination of employment, each eligible participant may elect to (i) transfer all or a portion of his SHARE Plan account into the Pension Plan in order to receive a larger annuity benefit thereunder or (ii) take a lump-sum distribution of his SHARE Plan account and have any remaining benefit paid in the form of a lifetime annuity benefit from the Pension Plan. The total benefit payable to an eligible participant equals the greater of the value of the participant's benefit from the Pension Plan or the value of the participant's SHARE Plan account.

Benefit Restoration Plan

        The Benefit Restoration Plan (as amended, the "BRP") is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which a participant's benefits otherwise payable under the Pension Plan are reduced under the Code. All NEOs – except Mr. Neville, who joined our company after the BRP was closed to new employees – are eligible to receive benefits under the BRP. Benefits under the BRP were frozen as of December 31, 2010; as a result, no additional accruals were made under the BRP during 2012.

        Because the BRP is designed to mirror the Pension Plan, the information concerning the compensation covered, benefit formula, early retirement provisions, and payment forms is similar to that of the Pension Plan except that (i) the BRP provides for payment in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and a designated beneficiary, and (ii) the BRP benefit is generally payable upon the later of separation from service and age 55.

Supplemental Executive Retirement Plan

        Our Supplemental Executive Retirement Plan (as amended, the "SERP") provides designated key executives with additional retirement benefits to induce them to remain with our company and further our long-term growth.

        The vesting age for a designated participant is determined based on the target retention date for the executive. As currently in effect, benefits under the SERP would commence at the same time, and in the same form of payment, as the BRP, at a benefit level which – when added to the benefits to which a designated participant would be entitled from the Pension Plan, the BRP and the SHARE Plan at the time of retirement, certain company contributions (plus interest) to the 401(k) Plan, fixed amounts representative of his contributions to the deferred compensation plans and estimated Social Security benefits – would equal a specified percentage of the participant's average compensation as of December 31, 2010 (average of the highest 36 months of the last 60 months of base salary and annual bonuses earned or paid by December 31, 2010). No benefits would be provided under the SERP to a participant who voluntarily terminates employment before reaching the specified vesting age.

Survivor and disability benefits are payable under the SERP under certain circumstances.

        Mr. Scarborough is the only NEO designated as a participant under the SERP. His designated vesting age is 60, and his specified percentage of average compensation is 62.5%. Mr. Scarborough would also become vested in his SERP benefits in the event of his separation of service due to disability, death, termination not for cause (whether or not as a result of a change in control) or by him for good reason, in accordance with the terms and conditions contained in the SERP. If Mr. Scarborough elects to retire and begin receiving benefits after his vesting age but before reaching age 62, his SERP benefit would be reduced in the same manner as described under Pension Plan.

2012 NEO Pension Benefits

        The following table provides information regarding pension benefits for our NEOs under the pension plans in which they are eligible to participate. Since he is not eligible to participate in any of these plans and therefore has no accumulated benefits thereunder, Mr. Neville has been eliminated from the table.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Mr. Scarborough(2)	Pension Plan	26.83	$ 998,090	–
	BRP	16.08	$ 3,488,704	–
	SERP	7.67	$12,381,222	–

Total			$16,868,016

Mr. Butier	Pension Plan	9.33	$ 201,829	–
	BRP	9.33	$ 177,528	–

Total			$ 379,357

Mr. Clyde	Pension Plan	21.58	$ 603,886	–
	BRP	14.08	$ 801,388	–

Total			$ 1,405,274

Mr. Nolan	Pension Plan	2.83	$ 75,539	–
	BRP	2.83	$ 165,291	–

Total			$ 240,830

(1)
Amounts reflect the lump-sum value of the applicable pension benefit earned as of December 31, 2012. Since benefits under all of these plans were frozen effective December 31, 2010, the present values did not benefit from additional accruals in 2012. The annual pension benefit is assumed to commence on the earliest retirement age for which there is an unreduced benefit, which is age 62 for each of our eligible NEOs. The following assumptions were used to determine lump-sum value:
•
Interest rate for present values: 4.00% as of December 31, 2012.
•
Mortality: 2013 Static Mortality Table for Annuitants per Code Section 1.430(h)(3)-1(e) as of December 31, 2012.
•
Pre-retirement decrements: None.
•
The maximum benefit under the Pension Plan as of December 31, 2012 was $200,000.
•
Messrs. Scarborough and Clyde, the only NEOs with accounts under the SHARE Plan, transfer their SHARE Plan account into the Pension Plan to receive their total benefits as a lifetime annuity under the Pension Plan.

(2)
The present value of Mr. Scarborough's accumulated benefits increased by $2.74 million, $2.07 million of which was from the impact of calculating benefits using December 31, 2012 discount rate and mortality assumptions and $0.67 million of which was due to the passage of time. Mr. Scarborough's actual service with our company was approximately 29.75 years as of December 31, 2012.

NONQUALIFIED DEFERRED COMPENSATION
BENEFITS

Executive Variable Deferred Retirement Plan

        Our Executive Variable Deferred Retirement Plan ("EVDRP") is the only deferred compensation plan currently open for new deferrals. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

        Participating employees are able to defer U.S. taxes until the investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we do not have to expend cash to pay compensation to individuals who elect to defer receipt of these amounts. As a result, we can use this cash for other purposes until the deferred compensation account is paid to the participant after termination of employment.

Eligible Employee Contributions

        Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award.

Company Contribution

        In the beginning of 2012, we made an annual contribution to the deferred compensation accounts of eligible executives to supplement their pre-tax contributions to our employee savings plan in 2011. The company contribution was equal to 6% of an eligible executive's annual 401(k) eligible earnings in excess of the Code compensation limit. The company contribution was added to the deferred compensation accounts of eligible executives who were employed at year-end 2011 and who in 2011 contributed into our employee savings plan (i) at least 6% of their pre-tax eligible compensation or (ii) up to the Code pre-tax limit.

Capital Accumulation Plan

        The Capital Accumulation Plan ("CAP") is a legacy deferred compensation plan that last received deferrals in 2005. Of the NEOs, only Mr. Scarborough is a participant in the CAP.

        The CAP has a fixed rate of return designated by Pacific Life Insurance Company (4.00% for 2012), which is subject to enhancement by our company in accordance with the terms of the CAP. The CAP's enhanced annual rate of return for 2012 was 4.41%.

Executive Deferred Retirement Plan

        The Executive Deferred Retirement Plan ("EDRP") is a legacy deferred compensation plan that last received deferrals in 2000. Of the NEO's, only Mr. Scarborough is a participant in the EDRP.

        The EDRP has a fixed rate of return determined by multiplying the rolling 10-year average of the September 10-year Treasury note rate by 1.25. The EDRP's annual rate of return was 4.99% from January 1, 2012 to November 30, 2012 and 4.63% from December 1, 2012 to December 31, 2012.

2012 NEO Nonqualified Deferred Compensation

        The following table provides summary information regarding the nonqualified deferred compensation of our NEOs for 2012.

NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4)
Mr. Scarborough(5)	–	$175,424	$416,048	–	$3,599,887
Mr. Butier	–	$ 46,650	$ 75,913	–	$ 612,411
Mr. Clyde	–	$ 53,924	$ 55,026	–	$ 546,945
Mr. Neville	–	$ 52,524	$ 538	–	$ 83,835
Mr. Nolan	–	$ 54,042	$ 28,422	–	$ 282,329

(1)
Except for Mr. Scarborough, amounts reflect only the NEOs' participation in the EVDRP. Under the EVDRP, participants may choose from a group of funds ranging from money market and bond funds to index and other equity/mutual funds. The rate of return depends on the funds selected by the participant, who may make changes via an online database provided by the plan administrator. The funds available for investment under the EVDRP during 2012, and their respective rate of return for the year or such shorter portion of the year during which the fund was available under the plan, are set forth in the table below.

Name of Fund	2012 Rate of Return	Name of Fund	2012 Rate of Return
Adviser Managed Portfolio, Conservative Allocation	8.41%	Janus Growth LT	18.71%
Adviser Managed Portfolio, Moderate Allocation	9.92%	M Large Cap Growth	19.79%
Adviser Managed Portfolio, Moderate Growth Allocation	12.81%	American Century VP Mid Cap Value, Class 2	6.51%
Adviser Managed Portfolio, Growth Allocation	14.68%	Fidelity VIP Mid Cap – Service Class 2	15.02%
Adviser Managed Portfolio, Aggressive Allocation	15.67%	NFJ Small Cap Value	11.53%
Avery Fixed Account EVDRP	4.42%	BlackRock Small Cap Index	16.59%
Pacific Life Cash Management	0.40%	M Capital Appreciation	17.90%
PIMCO Inflation Managed	10.30%	M International Equity	21.16%
PIMCO Managed Bond	11.16%	Janus Aspen Series Overseas, Service Shares	13.63%
BlackRock VIF Basic Value, Class 3	14.26%	Oppenheimer Emerging Markets	22.01%
BlackRock Equity Index	16.23%	MFS VIT Utilities, Service Class	13.66%
Fidelity VIP Contrafund, Service Class 2	16.60%	Van Eck VIP Global Hard Assets	3.80%
American Funds Growth	17.92%	Columbia Management Technology	7.56%

  Amounts for Mr. Scarborough also reflect his participation in the CAP and the EDRP. The CAP and EDRP have fixed rates of return; as a result, Mr. Scarborough may not make any changes to impact his rates of return thereunder. The fixed rate of return for the CAP is designated by Pacific Life Insurance Company, which is subject to enhancement by our company in accordance with the terms of the CAP; the annual rate of return for 2012 was 4.41%. The fixed rate of return for the EDRP was 4.99% from January 1, 2012 to November 30, 2012 and 4.63% from December 1, 2012 to December 31, 2012.

(2)
Company contributions to the EVDRP are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Participant earnings are included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

(4)
Amounts reflect EVDRP account balances as of December 29, 2012, the last day of our 2012 fiscal year. The following amounts were previously reported in the "All Other Compensation" column of the Summary Compensation Table in prior-year proxy statements:

Name of NEO	Aggregate Company Contributions Previously Reported
Mr. Scarborough	$296,761
Mr. Butier	$ 37,576
Mr. Clyde	$ 88,232
Mr. Neville	$ 30,926
Mr. Nolan	$ 47,088
(5)
Above-market earnings of $8,330 credited to Mr. Scarborough's EDRP account are included under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table below summarizes the estimated payments to be made under each contract, agreement, plan or arrangement that provides for payments to an NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability or a constructive termination of an NEO, or change in control of our company or a change in the NEO's responsibilities.

        For purposes of quantitative disclosure in the below table, and in accordance with SEC regulations, we have assumed that (i) the termination took place on the last day of our 2012 fiscal year, and (ii) the price per share of our common stock was $34.40, which was the closing market price on December 28, 2012, the last business day of the fiscal year.

        None of our NEOs has an employment agreement; if an NEO is no longer performing at the expected level, he can be terminated immediately without receiving a contractually-guaranteed payment. The other potential payments upon termination or a change of control are described below.

Executive Severance Plan

        Each of our NEOs is a designated participant under the Severance Plan. The key terms of the Severance Plan are as follows:

•
Trigger for Benefits.  Involuntary termination, which excludes termination in any of the following events:

  •
  for "cause";

  •
  due to disability;

  •
  due to death;

  •
  due to voluntary resignation; or

  •
  due to an executive declining simultaneous or continuing employment in a comparable position.

•
Definition of Cause.  "Cause" is defined as:

  •
  commission of a crime or other act that could materially damage our reputation;
    •
    theft, misappropriation, or embezzlement of company property;

    •
    falsification of company records;

    •
    substantial failure to comply with written policies and procedures;

    •
    misconduct; or

    •
    substantial failure to perform material job duties, which failure is not cured within 30 days after written notice.

•
Benefits.  Upon involuntary termination not for cause, our NEOs would be entitled to the following benefits:

  •
  Lump-sum payment equal to annual base salary and highest AIP award during the last three years, times:

    –
    Two, for our CEO; and

    –
    One, for our other NEOs;

  •
  Lump-sum payment equal to the cash value of employer and employee paid qualified medical and dental benefits for 12 months; and

  •
  Outplacement assistance of up to $25,000 for up to one year.

•
Benefits Not Subject to Gross-up.  Benefits are subject to withholding for all applicable taxes and may not be grossed-up for excise or other taxes.

Key Executive Change of Control Severance Plan

        Each of our NEOs is also a designated participant under the COC Severance Plan, which is designed to retain certain key executives during the period a transaction is being negotiated, or during a period in which a hostile takeover is being attempted. The key terms of the COC Severance Plan are as follows:

•
Trigger for Benefits.  Participants are entitled to benefits upon the following:

  •
  a "change of control" of our company; and

  •
  within 24 months of the change of control, termination of employment for reasons other than "cause" or termination of employment for "good reason."

•
Definition of Change of Control.  "Change of control" is defined as:

  •
  replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or

  •
  acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of:

    –
    more than 50% of (i) the total fair market value or (ii) the total voting power, in each case of our company's stock;

    –
    30% or more of the total voting power of our company's stock for a 12-month period; or

    –
    assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company's assets for a 12-month period.

•
Definition of cause.  "Cause" is defined as it is under the Severance Plan.

•
Definition of good reason.  "Good reason" is defined as follows:

  •
  material diminution in base compensation;
    •
    material diminution in authority, duties, or responsibilities or supervisor's authority, duties, or responsibilities;

    •
    material change in geographic job location; or

    •
    any other action or inaction that constitutes a material breach by our company.

•
Benefits.  Upon involuntary termination not for cause or termination for good reason within 24 months of a change of control, our NEOs would be entitled to the following benefits:

  •
  Lump-sum payment equal to his annual base salary and highest AIP award during the last three years, times:

    –
    Three, for our CEO; and

    –
    Two, for our other NEOs;

  •
  Lump-sum payment equal to the product of highest AIP award during the last three years and a fraction, the numerator of which is the number of days which have elapsed in the fiscal year through the date of termination:

  •
  Lump-sum payment equal to the cash value of employer and employee paid qualified medical and dental benefits for:

    –
    36 months, for our CEO; and

    –
    24 months, for our other NEOs; and

  •
  Outplacement assistance of up to $25,000 for up to one year.

•
Benefits Not Subject to Gross-up.  Benefits are subject to withholding for all applicable taxes and may not be grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive whichever of the following results in the greater benefit to him, on an after-tax basis: (i) his full benefits, with him responsible for payment of any and all related excise taxes; or (ii) reduction of his benefits in an amount sufficient to eliminate any excise tax liability.

Amended and Restated Stock Option and
Incentive Plan

        Under the Equity Plan, unvested equity awards held by our NEOs on the date of termination would be cancelled, except as otherwise provided below. Of the NEOs, only Mr. Scarborough qualified as retirement-eligible as of the end of our 2012 fiscal year.

•
Unvested stock options.

  •
  Retirement.  Unvested stock options would vest on qualifying retirement and be exercisable by our CEO for the full term of the option and by our other NEOs for the lesser of five years and the full term of the option.

  •
  Change in control.  Under the Equity Plan, unvested stock options granted after the 2012 Annual Meeting would vest only in the event of termination of service within 24 months after the change in control. Unvested stock options granted prior to the 2012 Annual Meeting would vest on a change in control in accordance with the terms of the Equity Plan in effect on the dates of grant.

•
Unvested PUs.

  •
  Death.  Unvested PUs would vest on termination for death on a pro-rated basis based on 100% target performance.

  •
  Disability.  Unvested PUs would vest on termination for disability on a pro-rated basis based on 100% target performance.

  •
  Retirement.  Unvested PUs would vest on qualifying retirement after the end of the performance period on a pro-rated basis based on the number of months worked during the performance period.

  •
  Change in control.  Under the Equity Plan, unvested PUs granted after the 2012

    Annual Meeting and beyond would vest only in the event of termination of service within 24 months of the change in control. Unvested PUs granted prior to the 2012 Annual Meeting would vest on a change in control based on 100% performance in accordance with the terms of the Equity Plan in effect on the dates of grant.

•
Unvested RSUs

  •
  Death.  Unvested RSUs would vest on termination for death.

  •
  Disability.  Unvested RSUs would vest on termination for disability.

  •
  Retirement.  Unvested RSUs would vest on qualifying retirement.

  •
  Change in control.  Under the Equity Plan, unvested RSUs granted after the 2012 Annual Meeting and beyond would vest only in the event of termination of service within 24 months of the change in control. Unvested RSUs granted prior to the 2012 Annual Meeting would vest on a change in control in accordance with the terms of the Equity Plan in effect on the dates of grant.

NEO Termination Under Various
Termination Scenarios

        The following table provides information regarding potential benefits that would have been payable to our NEOs in the event of termination on December 29, 2012, the last day of our 2012 fiscal year. The actual amounts that would actually be paid to our NEOs can only be determined at the time of termination or change of control.

        In addition to the amounts shown in the table, our NEOs would be entitled to receive their accrued and vested benefits under our pension and savings plans and any deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the applicable plan, and are not included in the table. See Pension Benefits and Nonqualified Deferred Compensation Benefits for additional information.

 PAYMENTS UPON TERMINATION AS OF DECEMBER 29, 2012

		Termination Scenarios as of the End of Fiscal Year 2012
Name	Benefit	Death	Disability	Retirement	Involuntary Termination not for Cause	Termination on Change of Control
Mr. Scarborough	Severance Payment	–	–	–	$7,807,842	$11,711,762
	Unvested Stock Options(1)	$2,020,265	$2,020,265	$2,020,265	$2,020,265	$2,020,265
	Unvested RSUs(1)	$1,565,750	$1,565,750	$1,565,750	$1,565,750	$1,565,750
	Unvested PUs(1)	$2,854,438	$2,854,438	$2,854,438	$2,854,438	$4,736,467
	Qualified Health Benefits	–	–	–	$12,385	$37,155
	Outplacement	–	–	–	$25,000	$25,000

Total		$6,440,453	$6,440,453	$6,440,453	$14,285,680	$20,096,399

Mr. Butier	Severance Payment	–	–	–	$1,339,640	$2,679,280
	Unvested Stock Options(1)	–	–	–	–	$296,635
	Unvested RSUs(1)	$666,810	$666,810	–	–	$666,810
	Unvested PUs(1)	$531,755	$531,755	–	–	$985,732
	Qualified Health Benefits	–	–	–	$12,774	$25,548
	Outplacement	–	–	–	$25,000	$25,000
	COC Benefit Reduction to Eliminate Excise Tax Liability	–	–	–	–	$(1,189,157)

Total		$1,198,565	$1,198,565	–	$1,377,414	$3,489,848

Mr. Clyde	Severance Payment	–	–	–	$1,477,538	$2,955,076
	Unvested Stock Options(1)	–	–	–	–	$560,577
	Unvested RSUs(1)	$427,867	$427,867	–	–	$427,867
	Unvested PUs(1)	$721,288	$721,288	–	–	$1,205,410
	Qualified Health Benefits	–	–	–	$12,774	$25,548
	Outplacement	–	–	–	$25,000	$25,000
	COC Benefit Reduction to Eliminate Excise Tax Liability	–	–	–	–	$(959,768)

Total		$1,149,155	$1,149,155	–	$1,515,312	$4,239,710

Mr. Neville	Severance Payment	–	–	–	$1,442,101	$2,884,201
	Unvested Stock Options(1)	–	–	–	–	$533,416
	Unvested RSUs(1)	$427,454	$427,454	–	–	$427,454
	Unvested PUs(1)	$698,757	$698,757	–	–	$1,179,507
	Qualified Health Benefits	–	–	–	$12,774	$25,548
	Outplacement	–	–	–	$25,000	$25,000

Total		$1,126,211	$1,126,211	–	$1,479,875	$5,075,126

Mr. Nolan	Severance Payment	–	–	–	$1,517,148	$3,034,296
	Unvested Stock Options(1)	–	–	–	–	$662,949
	Unvested RSUs(1)	$444,654	$444,654	–	–	$444,654
	Unvested PUs(1)	$732,634	$732,634	–	–	$1,233,687
	Qualified Health Benefits	–	–	–	$12,418	$24,836
	Outplacement	–	–	–	$25,000	$25,000

Total		$1,177,288	$1,177,288	–	$1,554,566	$5,425,422

(1)
Value of accelerated equity awards is determined as follows: (i) for stock options, the number of shares that would have been exercisable on December 29, 2012, multiplied by the difference between the closing price of our common stock on December 28, 2012 (the last business day of the fiscal year) and the applicable exercise price; (ii) for RSUs, the number of shares that would have been acquired on vesting multiplied by the closing price of our common stock on December 28, 2012; and (iii) for PUs, the number of shares that would have been acquired on vesting for the applicable termination scenario multiplied by the closing price of our common stock on December 28, 2012.

Because he has reached the age of 55, Mr. Scarborough is deemed retirement-eligible under the Equity Plan. As a result, in every termination scenario, all his unvested equity awards would vest. Accordingly, the COC Severance Plan provides no incremental enhancement related to Mr. Scarborough's equity awards, except that the unvested PUs vest on a pro-rated basis upon qualifying retirement and based on 100% performance upon termination following a change in control.

EXECUTIVE COMPENSATION MATTERS

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        Our Board has determined to hold stockholder advisory votes to approve our executive compensation on an annual basis. Our stockholders are being asked to vote on the following resolution:

  RESOLVED, that the Company's stockholders approve, on an advisory basis, the 2012 compensation of the Company's Named Executive Officers, as described in Compensation Discussion and Analysis and Compensation Tables sections of the Company's 2013 proxy statement.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR approval, on an advisory basis, of our 2012 executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

Meaning of Vote

        The advisory vote to approve executive compensation is a non-binding vote to approve our 2012 NEO compensation, as described in the CD&A and the accompanying compensation tables contained in this proxy statement. It is not a vote on our general compensation policies or any specific element thereof, the compensation of our non-employee directors, or our program features designed to prevent excessive risk-taking as described in Oversight of Risks Associated with Compensation Policies and Practices.

        The results of the advisory vote to approve executive compensation are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2014 proxy statement.

Highlights of 2012 Performance

        In 2012, we delivered strong consolidated financial results that met or exceeded our long-term targets – including organic sales growth of 4%, adjusted EPS growth of 20% and free cash flow, including discontinued operations, of $353 million. These results also exceeded the guidance ranges for adjusted EPS and free cash flow we provided to our investors in February 2012.

        We achieved these results, while maintaining a healthy balance sheet and delivering on our commitment to allocate free cash flow to increased shareholder returns through dividend payments and share repurchases. We returned 98% of our 2012 free cash flow (including discontinued operations) to our stockholders by repurchasing 7.9 million, or approximately 7%, of our outstanding shares at an aggregate cost of approximately $235 million. In addition, we paid an annual dividend of $1.08 per share for approximately $110 million, representing an 8% increase over our previous dividend rate.

        We also initiated a restructuring program in 2012 to strengthen our ability to deliver our long-term targets. We expect that this program will achieve more than $100 million in annualized savings by mid-2013.

        In January 2013, we entered into an agreement to sell our OCP and DES businesses to CCL. We expect net proceeds of approximately $400 million from the closing of the transaction in mid-2013, which we intend to use to repurchase shares and make an additional pension plan contribution.

Highlights of 2012 Executive Compensation

        Our executive compensation program is designed to attract, motivate and reward highly-qualified executives who are able to achieve our financial and strategic objectives and create stockholder value. See Compensation Discussion and Analysis on pages 34 to 54 of this proxy statement for a detailed discussion of our 2012 NEO compensation.

  Target Total Direct Compensation Primarily Incentive-based

        We believe our 2012 executive compensation reflects our strong pay-for-performance philosophy and aligns the long-term interests of our executives with those of stockholders generally. NEO compensation is dependent on our achievement of specific annual and long-term strategic and corporate goals and the realization of increased stockholder value. In 2012, approximately 85% of our CEO's and 71% of our other NEOs' target total direct compensation consisted of at risk incentive compensation in the form of a target AIP award and target LTI awards (consisting of PUs, stock options, and RSUs), as shown in dark gray in the following graph.

2012 Target Total Direct Compensation Mix
Majority Incentive-Based

        The target 2012 LTI opportunity represented approximately 78% and 75% of our CEO's and our other NEOs' total incentive compensation, respectively.

  Strong 2012 Performance Resulted in Financial Modifier of 117% for 2012 AIP Awards and Payout of 117% for Performance Units Eligible for Vesting

        Our 2012 performance exceeded the target level for each of the performance objectives established by the Compensation Committee for our 2012 AIP, resulting in a financial modifier of 117%.

2012 AIP RESULTS VS. TARGETS

Performance Objective	Weight- ing	2012 Target	2012 Results	%age of Target
Adj. sales growth	20%	2.8%	3.6%	116%
Adj. EPS	60%	$2.01	$2.08	118%
Free cash flow	20%	$300 mil.	$312 mil.	114%

        In addition, we exceeded the target level for two of the three performance objectives established by the Compensation Committee for our 2010-2012 MTIP, resulting in an overall payout of 117% of the target number of PUs granted thereunder.

2010-2012 MTIP RESULTS VS. TARGETS

Performance Objective	Weight- ing	Target Set in 2010	Results Achieved in 2012	Payout as %age of Target
Sales (compound annual growth rate)	33%	3.9%	4.3%	152%
Cumulative EVA (economic value added)	33%	$414 mil.	$536 mil.	200%
Relative TSR(1) (total shareholder return)	33%	50th %ile	8th %ile	0%

(1)
Below-target three-year TSR primarily reflects 2010 and 2011 performance; 2012 one-year TSR outperformed the S&P 500® Index.

  No Base Salary Increase for CEO/Limited Increases for Other NEOs; No Increases to Bonus Opportunities

        Our CEO, at his recommendation, did not receive a base salary increase in 2012. Our other NEOs generally received limited base salary increases of 4% or less, consistent with the average percentage increase for our other U.S. employees. Our NEOs' target bonus opportunities under the 2012 AIP remained at the same level as in 2011.

  2012 NEO Total Realized Compensation

        The total compensation realized by our CEO was 45% of his total compensation reflected in the Summary Compensation Table and the average total compensation realized by our other NEOs was significantly lower than their average total compensation shown in the Summary Compensation Table. In addition, the total compensation realized by our CEO for 2012 was less than three times the average total realized compensation of our other NEOs.

  Best Practice Executive Compensation Governance

        As described in further detail in the CD&A, we employ a variety of executive compensation practices that together ensure that the overall program is aligned with our goals and strategies and reflects best practices.

•
Executive compensation is overseen by the Compensation Committee comprised solely of independent directors that benefits from the advice of an independent compensation consultant.

•
Our NEOs' target total direct compensation is determined with reference to market survey data, and actual total compensation is reviewed using tally sheets for each of our NEOs.

•
Financial modifiers for our NEOs' AIP awards are based on our company's achievement of predetermined performance goals that are consistent with metrics we use to measure our performance and communicate our financial goals and strategies to our stockholders.

•
Our LTI awards are granted on predetermined dates scheduled without regard to earnings or other announcements by our company. The amount of compensation, if any, actually realized by our NEOs from stock options and PUs depends on increased stockholder value, while RSUs serve as retention vehicles. None of the LTI awards granted to NEOs in 2012 accrue dividend equivalents on unvested awards.

•
Rather than a number of perquisites, we provide a flat executive benefit allowance to our NEOs, which is taxable to them and not grossed-up by our company.

•
Our NEOs are employed "at will" and not under employment contracts.

•
In the event of termination not for cause, our NEOs would be entitled to receive only reasonable severance benefits.

•
We do not allow for excise tax gross-ups on compensation payable in the event of a change of control.

•
In the event of a change of control, the vesting of equity awards granted after April 2012 would be accelerated only if an NEO experiences a separation of service within 24 months of the change of control.

•
Underwater stock options may not be repriced without stockholder approval.
•
We have stringent stock ownership guidelines to further align the interests of our NEOs with those of our stockholders and we impose stock retention requirements on NEOs who fail timely to satisfy their respective requirement.

•
None of our NEOs have any arrangements through which they hedge their shares of our common stock, nor have any of them pledged their shares to secure personal loans or other obligations.

•
Our executive compensation program is designed to prevent excessive risk-taking through a number of elements, including:

  •
  capped incentive compensation awards;

  •
  use of multiple performance measures for our incentive compensation vehicles;

  •
  our incentive compensation clawback policy; and

  •
  robust Board and management processes to identify and mitigate risk.

EQUITY COMPENSATION MATTERS

PLAN INFORMATION AS OF DECEMBER 31, 2012

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
Equity Plan(1)	13,556,029	$43.90	6,611,922
Director Equity Plan(2)	132,000	$53.64	—
Equity compensation plans not approved by security holders
Paxar Corporation Plan(3)	176,505	$34.82	—

Total	13,864,534	$43.94	6,611,922

(1)
The Equity Plan was last approved by stockholders in April 2012. Under the Equity Plan, shares issuable under equity awards granted prior to December 31, 2012 include (i) stock options, RSUs and DSUs for non-employee directors; and (ii) stock options, RSUs and PUs for officers and employees. Amounts in column (a) include 11,376,903 stock options, 1,352,198 RSUs, 89,172 DSUs and 1,046,261 PUs (with PUs from the 2010-2012 MTIP included based on 117% of target (the actual performance as of December 31, 2012, the end of the performance period) and PUs from the 2011-2013 MTIP and the 2012-2014 MTIP included based on target performance). Prices in column (b) do not account for RSUs, DSUs or PUs.

(2)
Under the Director Equity Plan, equity awards included stock options and stock units. We last issued awards under the Director Equity Plan in April 2009 and thereafter began issuing our non-employee directors awards under the Equity Plan. Amounts in column (a) include only stock options.

(3)
We acquired Paxar Corporation in June 2007. Outstanding awards granted to Paxar employees under the Paxar Corporation Plan, many of whom became our employees at closing, were converted into awards of our company as a result of the acquisition. We have not issued and will not issue any new awards under the Paxar Corporation Plan. Amounts in column (a) include only stock options.

AUDIT MATTERS

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the 2013 fiscal year, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification of the appointment of PwC is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits the appointment for stockholder ratification as a matter of good corporate governance. If stockholders were to not ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in its discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm if it were to determine that doing so would be in the best interests of our company and stockholders.

        PwC has been our independent registered public accounting firm since 1998, and served in that capacity during the 2012 fiscal year. Prior to 1998, Coopers & Lybrand, LLP, a predecessor firm of PwC, served as our independent registered public accounting firm. In order to regularly bring a fresh perspective to the audit engagement, a new lead audit partner is designated at least every five years, and a new partner was so designated in advance of the 2012 audit.

        In determining whether to reappoint PwC, the Audit Committee considered the past performance of PwC and the audit engagement team, the quality of its discussions with PwC regarding audit and audit-related matters, and the fees charged by PwC for the level and quality of services provided. Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to respond to appropriate questions from stockholders.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for the 2013 fiscal year. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

Auditor Independence

        We have been advised by PwC that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or its subsidiaries. As a result, PwC has confirmed that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board ("PCAOB") and the regulations of the SEC governing auditor independence.

        The Audit Committee considers at least annually whether PwC's provision of non-audit services is compatible with maintaining auditor independence. In February 2013, the Audit Committee reviewed the non-audit services provided by PwC in 2012 and determined that the firm's provision of these services did not impair PwC's independence.

PwC Fee Summary

        During fiscal years 2012 and 2011, PwC provided the following services for our company – all of which were approved by the Audit Committee – for which we paid the firm the following fees:

(in millions)	2012	2011
Audit Fees	$5.0	$7.0
Audit-Related Fees	0.2	2.2
Tax Fees:
Compliance	2.0	2.2
Planning	2.1	2.4
All Other Fees	—	—

Total Fees	$9.3	$13.8

  Audit Fees

        Audit fees include fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to audits of income tax provisions and related reserves, consents and assistance with and review of our SEC filings.

  Audit-Related Fees

        Audit-related fees include fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to assistance in financial due diligence related to mergers, acquisitions and divestitures, accounting consultations, consultations concerning financial accounting and reporting standards, general advice on implementation of SEC and Sarbanes-Oxley Act requirements and audit services not required by statute or regulation. Audit-related fees also include audits of pension and other employee benefit plans, as well as the review of information technology systems and general internal controls unrelated to the audit of the financial statements.

  Tax Fees

        Tax fees include fees associated with tax compliance (preparation of tax returns, tax audits and transfer pricing) and tax planning (domestic and international tax planning, tax planning on restructurings, mergers, acquisitions and divestitures).

  All Other Fees

        All other fees include fees for services not captured in the above categories. The Audit Committee's customary practice is not to request PwC to perform services other than for audit, audit-related or tax matters.

Audit Committee Approval/Pre-Approval of Fees

        In approving PwC's fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our businesses, accounting policies and practices, internal controls, information technology systems and risk profile, as well as whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee periodically monitors the services rendered and fees paid to PwC to ensure that the services are within the parameters approved by the Audit Committee.

        The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, and the fees paid to PwC in 2012 were pre-approved. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and an estimated amount for, audit services and for particular categories of non-audit services. Additional Audit Committee approval is required for non-audit services not included in the budget or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for services that were not included in the plan; these services are then reviewed at the next Audit Committee meeting.

 AUDIT MATTERS

AUDIT COMMITTEE REPORT

        The Audit Committee (referred to in this report as the "Committee") is composed of the independent directors named below, each of whom meets the independence standards of the New York Stock Exchange. The Committee has a written charter adopted by the Board of Directors, which is available on the Company's website.

        Management is responsible for the Company's internal controls and the financial reporting process. The Committee appoints the independent registered public accounting firm of PricewaterhouseCoopers, LLP ("PwC") to provide services for audit and audit-related work and for limited tax services. PwC is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and to issue an opinion thereon. The Committee's responsibility is to monitor and oversee these processes. The members of the Committee are not professionally engaged in the practice of auditing or accounting. Members of the Committee rely without independent verification on the information provided to them and the representations made by management and PwC.

        Management has represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has reviewed and discussed the consolidated financial statements for the year ended December 29, 2012 with management and PwC.

        The Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T. PwC has also provided to the Committee the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding PwC's communications with the Committee concerning the firm's independence. The Committee has discussed with PwC its independence from the Company and management. The Committee has concluded that the independent auditor is independent from the Company and its management.

        The Committee has considered whether PwC's provision of non-audit services to the Company is compatible with maintaining its independence and has established a policy requiring pre-approval of fees for audit, audit-related, tax and other services.

        The Committee has reviewed with the Vice President of Internal Audit and PwC the overall scope and specific plans for their respective audits, and the Committee regularly monitors the progress of both in assessing the Company's compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress to date.

        The Committee regularly meets separately, and without management present, with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the Company's internal controls, and the overall quality of the Company's accounting and financial reporting. The Committee also periodically meets, without PwC and the Vice President of Internal Audit present, with management, as well as occasionally with only the Chief Financial Officer, the General Counsel or the Chief Risk/Compliance Officer.

        Based on the Committee's discussions with management and PwC and the Audit Committee's review of the representations of management and the report of PwC, the Audit Committee has recommended that the Board of Directors include the audited consolidated financial statements for the year ended December 29, 2012 in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. In addition, the Committee has appointed, subject to stockholder ratification, PwC as the Company's independent auditor for 2013.

John T. Cardis, Chairman
Peter K. Barker
Ken C. Hicks
Charles H. Noski
Patrick T. Siewert

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, unless specifically incorporated by reference therein.

SECURITY OWNERSHIP AND RELATED MATTERS

        The following tables show the number of shares of our common stock beneficially owned by (i) each of our current directors; (ii) each of our NEOs; (iii) all of our current directors and executive officers as a group; and (iv) each of our greater than 5% stockholders, in each case as of the February 25, 2013 record date for the Annual Meeting. "Beneficial ownership" indicates only that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The reporting of information in the table does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Exchange Act, the "beneficial owner" of the shares shown.

SECURITY OWNERSHIP OF MANAGEMENT

Name of Beneficial Owner	Common Stock(1)	Number of Shares Subject to DSUs and Options Exercisable and RSUs Vesting Within 60 Days(2)	Number of Shares Beneficially Owned	Percent of Class(3)
Dean A. Scarborough	120,463	1,386,768	1,507,231	1.5%
Bradley A. Alford	1,263	14,069	15,332	*
Anthony K. Anderson	–	–	–	*
Peter K. Barker	12,163	34,645	46,808	*
Rolf L. Börjesson	7,314	20,017	27,331	*
John T. Cardis	11,763	22,363	34,126	*
Ken C. Hicks	9,763	23,454	33,217	*
Peter W. Mullin	75,054	30,795	105,849	*
Charles H. Noski	2,265	4,238	6,503	*
David E. I. Pyott	5,763	51,573	57,336	*
Patrick T. Siewert	12,113	20,017	32,130	*
Julia A. Stewart	5,610	41,990	47,600	*
Martha N. Sullivan	–	–	–	*
Mitchell R. Butier	17,402	179,312	196,714	*
Timothy S. Clyde	8,062	313,191	321,253	*
R. Shawn Neville	3,931	208,702	212,633	*
Donald A. Nolan	8,452	418,176	426,628	*
All current directors and executive officers as a group (22 persons)	340,005	3,465,394	3,805,399	3.8%

(1)
Includes the following number of shares held in various employee savings plans as of February 25, 2013: Mr. Scarborough – 39,363; Mr. Butier – 3,202; Mr. Clyde – 4,730; Mr. Neville – 1,965; Mr. Nolan – 1,850; all executive officers as a group – 13,976. For Mr. Scarborough, also includes 2,950 shares held in the CAP as of December 31, 2012 and 148 and 20 shares held by his wife and one of his children, respectively, as to which he disclaims beneficial ownership. For Mr. Mullin, includes 7,750 shares held in a trust for the benefit of his children; 7,750 shares held in a trust for the benefit of his grandchildren; and 3,000 shares held by Mrs. Mullin (405 of which are held in a trust), all as to which Mr. Mullin disclaims beneficial ownership, as well as 856 shares held in the CAP as of December 31, 2012.

(2)
Includes DSUs deferred through the DDECP for the following directors as of December 31, 2012, as to which they have no voting or investment power: Mr. Alford – 7,052; Mr. Barker – 15,628; Mr. Cardis – 346; Mr. Hicks – 7,437; Mr. Noski – 3,180; Mr. Pyott – 32,556; and Ms. Stewart – 22,973. DSUs are included as beneficially owned because, if any of these directors were to resign from our Board, their DDECP account would be valued as of the date of resignation and the equivalent number of shares of our common stock would be issued to the director.

(3)
Percent of class based on 100,056,378 shares of our common stock outstanding as of February 25, 2013. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

 SECURITY OWNERSHIP OF SIGNIFICANT STOCKHOLDERS

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
FMR LLC. 82 Devonshire Street Boston, Massachusetts 02109	9,762,038	(2)	9.8%
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	7,147,116	(3)	7.1%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	5,894,964	(4)	5.9%

(1)
Percent of class based on 100,056,378 shares of our common stock outstanding as of February 25, 2013.

(2)
Based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2013. FMR LLC has sole voting power with respect to 33,238 shares and sole dispositive power with respect to all shares. FMR LLC is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act.

(3)
Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 8, 2013. BlackRock, Inc. has sole voting and dispositive power with respect to all shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act.

(4)
Based on information contained in Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2013. The Vanguard Group, Inc. has sole voting power with respect to 173,677 shares; sole dispositive power with respect to 5,728,155 shares; and shared dispositive power with respect to 166,809 shares. The Vanguard Group, Inc. is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

 SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, our "Insiders"), to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers and have instituted procedures to assist them with complying with their reporting obligations. To our knowledge, based solely on our review of our records and written representations from certain of our Insiders that no other reports were required to have been filed, we believe that all of our Insiders complied with the Section 16(a) filing requirements applicable to them on a timely basis during 2012.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Approval of
Related Person Transactions

        Both our Code of Conduct and our written Conflict of Interest Policy (the "COI Policy"), which applies to our officers and employees, provide that all conflicts of interest should be avoided. The COI Policy proscribes any officer (including our executive officers) or employee, or any of their immediate family members, from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with us without approval in writing from the Governance Committee. On an annual basis, our employees at the level of manager and above or who have spending authority of $1,000 or more complete a survey in which they must disclose whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company. Any disclosures are reviewed by senior management with the advice of counsel to determine whether the activity significantly influences our business. The Governance Committee receives a report on the disclosures elicited from the annual survey and, in the event that a disclosure potentially gives rise to a conflict of interest, determines whether a conflict of interest exists or whether there is no reasonable likelihood that the activity, transaction or situation would influence the individual's judgment or actions in performing his or her duties to our company. Under the COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing, setting forth all facts, to our General Counsel for review and approval by the Governance Committee.

        In addition, each of our directors and executive officers annually completes a questionnaire designed to obtain information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by the General Counsel in connection with the annual assessment of director independence. Responses from executive officers are reviewed by the Office of the General Counsel with oversight by the Governance Committee in the event any transactions are identified. In addition, executive officers participate in the annual COI Policy survey process, which is also overseen by the Governance Committee.

        Senior management reviews information about security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of any class of our voting securities to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K.

        To our knowledge, all related person transactions with any director, executive officer or greater-than-five-percent security holder were subject to review, approval or ratification under our policies and procedures, and there were no situations where the policies and procedures described above with regard to related person transactions were not followed during fiscal year 2012.

Related Person Transactions in 2012

  Transactions with Director Mullin

        Mr. Mullin, one of our directors, was previously the chairman, chief executive officer and majority stockholder in various entities (collectively referred to as the "Mullin Companies") that previously provided executive compensation, benefits consulting and insurance agency services to our company. In October 2008, the assets of the Mullin Companies were sold to a subsidiary of Prudential Financial, Inc. ("Prudential"). During 2012, we paid premiums to insurance carriers for life insurance originally placed by the Mullin Companies in connection with our various employee benefit plans. Mr. Mullin received approximately $93,000 in 2012 from the commissions earned by Prudential from those insurance carriers. Mr. Mullin's share of the commissions was determined in accordance with the terms of a commission sharing agreement entered into between Mr. Mullin and Prudential at the time of the sale. In addition, substantially all of the life insurance policies we originally placed through the Mullin Companies were issued by insurance carriers that participated in reinsurance agreements with M Life Insurance Company ("M Life"), a wholly-owned subsidiary of M Financial Holdings, Inc., a company in which the Mullin Companies own a minority interest and for which Mr. Mullin serves as chairman. Mr. Mullin received approximately $275,000 in 2012 from the net reinsurance gains of M Life. A portion of the reinsurance gains received by Mr. Mullin are subject to forfeiture in certain circumstances.

        Mr. Mullin is scheduled to retire from our Board on the date of the Annual Meeting.

  Transactions with Significant Stockholders

        In 2012, we paid FMR LLC or one of its affiliates $64,742 to serve as the administrator and record keeper for our employee savings plan. This relationship was entered into pursuant to a contract negotiated at arm's length. There is no indication that our company or FMR LLC received preferential treatment as a result of the relationship.

        In 2012, we paid Blackrock, Inc. or one of its affiliates $126,703 for investment management services for our United States and United Kingdom pension plans. This relationship was entered into pursuant to a contract negotiated at arm's length. There is no indication that our company or Blackrock, Inc. received preferential treatment as a result of the relationship.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AVERY DENNISON CORPORATION 150 NORTH ORANGE GROVE BLVD. PASADENA, CA 91103 ATTN: LEGAL DEPT. M53677-P33606 AVERY DENNISON CORPORATION The Board of Directors recommends you vote FOR the following director nominees and proposals: Abstain Against For 1. Election of Directors ! ! ! 1a. Bradley A. Alford ! ! ! 1b. Anthony K. Anderson For Against Abstain ! ! ! ! ! ! 2. Approval, on an advisory basis, of the Company's 2012 executive compensation. 1c. Rolf L. Borjesson ! ! ! ! ! ! 3. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2013. 1d. John T. Cardis ! ! ! 1e. David E. I. Pyott NOTE: To transact any other business as may properly come before the meeting. ! ! ! 1f. Dean A. Scarborough ! ! ! 1g. Patrick T. Siewert ! ! ! 1h. Julia A. Stewart ! ! ! 1i. Martha N. Sullivan ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. M53678-P33606 AVERY DENNISON CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 25, 2013 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Peter K. Barker and Ken C. Hicks, or each of them with full power of substitution, proxies for the undersigned to act and vote at the 2013 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company's DirectSERVICE Investment Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company's Savings Plan and SHARE Plan. IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Evercore Trust Company, N.A., as Trustee of the Avery Dennison Corporation Savings Plan and SHARE Plan, will vote shares of Company stock in accordance with timely participant instructions. The Trustee will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 21, 2013, and telephone and Internet votes must be completed by 12:00 a.m. midnight on the same date. Your voting instructions are confidential and may not be revealed to anyone, except as required by law. If you have any questions regarding your voting instructions to Evercore Trust Company, N.A., please call 1-888-296-2891 between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time. Address Changes/Comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side